SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐ Check the appropriate box:

☒ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Atheros Communications, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, $0.0005 par value per share, of Atheros Communications, Inc.

(2)	Aggregate number of securities to which transaction applies:

84,148,955 shares of common stock, which consists of: (i) 72,805,104 shares of common stock issued and outstanding as of January 18, 2011; (ii) 4,162,134 shares of common stock underlying outstanding restricted stock units as of January 18, 2011; (iii) 7,092,933 shares of common stock underlying outstanding options to purchase shares of common stock with strike prices below $45.00 as of January 18, 2011; and (iv) 88,784 shares of common stock underlying purchase rights under our employee stock purchase plan as of January 18, 2011.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.00011610 by the underlying value of the transaction of $3,622,990,217, which has been calculated as the sum of: (a) the product of 72,805,104 issued and outstanding shares of common stock as of January 18, 2011 and the merger consideration of $45.00 per share; plus (b) the product of 4,162,134 issued and outstanding shares of common stock underlying outstanding restricted stock units as of January 18, 2011 and the merger consideration of $45.00 per share; plus (c) the product of: (i) 7,092,933 shares of common stock underlying outstanding options to purchase shares of common stock with strike prices below $45.00 as of January 18, 2011; and (ii) the difference between $45.00 per share and the weighted-average exercise price of such options of $22.73 per share; plus (d) the product of : (i) 88,784 shares of common stock underlying purchase rights under our employee stock purchase plan as of January 18, 2011; and (ii) the difference between $45.00 per share and the assumed purchase price of $28.05 per share of such purchase rights.

(4)	Proposed maximum aggregate value of transaction:

$3,622,990,217

(5)	Total fee paid:

$420,630

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Atheros Communications, Inc.

1700 Technology Drive

San Jose, CA 95110

(408) 773 5200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [—], [—], 2011

To Our Stockholders:

Notice is hereby given that a Special Meeting of stockholders of Atheros Communications, Inc., a Delaware corporation, will be held at [—] a.m. Pacific Time, on [—], 2011, at our offices located at 1700 Technology Drive, San Jose, California 95110.

We are holding this Special Meeting for the following purposes:

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to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 5, 2011 (the “Merger Agreement”), by and among Atheros, QUALCOMM Incorporated (“QUALCOMM”) and T Merger Sub, Inc., a wholly owned subsidiary of QUALCOMM (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Atheros, with Atheros continuing as the surviving corporation and a wholly owned subsidiary of QUALCOMM (the “Merger”); and

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to approve the postponement or adjournment of the Special Meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

On January 4, 2011, our Board of Directors unanimously (i) determined that the Merger and the Merger Agreement are fair to, and advisable and in the best interests of, our stockholders and (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement.

Only stockholders of record at the close of business on [—], 2011, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

The accompanying proxy statement, which is being mailed to stockholders on or about [—], 2011, provides you with information about the proposed Merger and the Special Meeting.

Atheros stockholders who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares if the Merger is completed, but only if they perfect their appraisal rights by complying with all of the required procedures under Delaware law, including submitting a written demand for appraisal rights to Atheros before the vote is taken on the Merger Agreement. See “Appraisal Rights” beginning on page 67 of the accompanying proxy statement and Annex C to the proxy statement.

It is important that your shares are represented at the Special Meeting. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting. Even if you plan to attend the Special Meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card or vote by Internet or telephone as instructed in the enclosed materials. If your shares are held of record by a bank, broker or other agent, your bank, broker or other agent will be unable to vote your shares without instructions from you. You should instruct your bank, broker or other agent to vote your shares by following the instructions provided by your bank, broker or other agent. This will not limit your rights to attend or vote at the Special Meeting. If your shares are held of record by a bank, broker or other agent and you wish to vote at the Special Meeting, you must obtain a proxy card issued in your name from the bank, broker or other agent.

By Order of the Board of Directors

Craig H. Barratt
President and Chief Executive Officer

San Jose, California

[—], 2011

SUMMARY TERM SHEET

This Summary Term Sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement.

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Parties to the Merger. Atheros, headquartered in San Jose, California, is a leader in innovative technologies for wireless and wired local area connectivity in the computing, networking and consumer electronics industries. QUALCOMM, headquartered in San Diego, California, develops, designs, manufactures and markets digital wireless telecommunication products and services. Merger Sub was formed for the sole purpose of entering into the Agreement and Plan of Merger dated as of January 5, 2011, by and among Atheros, QUALCOMM and Merger Sub, or the Merger Agreement, and consummating the transactions contemplated by the Merger Agreement. See “The Transaction Participants” beginning on page 16.

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The Proposal. We are asking our stockholders to consider and vote on the adoption of the Merger Agreement, pursuant to which Merger Sub will merge with and into Atheros with Atheros continuing as the surviving corporation and a wholly owned subsidiary of QUALCOMM. We refer to this as the Merger. Our Board of Directors is providing this proxy statement and the accompanying form of proxy card to holders of Atheros common stock, par value $0.0005 per share, in connection with the solicitation of proxies for use at the Special Meeting of stockholders to be held at our offices located at 1700 Technology Drive, San Jose, California 95110, on [—], 2011, at [—] a.m. Pacific Time. See “The Special Meeting” beginning on page 12 and “The Merger—Background of the Merger” beginning on page 17. This proxy statement and the accompanying form of proxy card are being mailed to stockholders on or about [—], 2011.

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Merger Consideration. If the Merger is completed, you will receive $45.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of Atheros common stock that you own. We refer to this amount as the Merger Consideration. After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer be or have any rights as an Atheros stockholder or as a stockholder of the surviving corporation.

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Treatment of Stock Options. At the effective time of the Merger, all of our stock options outstanding and unexercised immediately prior to the effective time of the Merger, whether or not vested, will be converted into and become options to purchase shares of QUALCOMM common stock, except for options held by our current and former directors, which will be converted into the right to receive cash based on a formula contained in the Merger Agreement. See “The Merger Agreement—Treatment of Stock Options, Restricted Stock Units and Other Equity Awards—Stock Options” beginning on page 51.

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Treatment of Restricted Stock Units. At the effective time of the Merger, all of our restricted stock units outstanding immediately prior to the effective time of the Merger will be converted into and become restricted stock units for QUALCOMM common stock, with any performance-based vesting conditions converted to service-based vesting. See “The Merger Agreement—Treatment of Stock Options, Restricted Stock Units and Other Equity Awards—Restricted Stock Units” beginning on page 52.

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Treatment of Purchase Rights under ESPP. The current offering period will terminate effective as of the last business day before the effective time of the Merger and each purchase right under the employee stock purchase plan, or ESPP, outstanding on such date will be automatically exercised by applying the payroll deductions of each then current participant in the ESPP to purchase shares of Atheros common stock. At the effective time of the Merger, each participant will be entitled to receive the Merger Consideration for each such share of Atheros common stock purchased by such participant. See “The Merger Agreement—Treatment of Stock Options, Restricted Stock Units and Other Equity Awards—Employee Stock Purchase Plan” beginning on page 52.

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Our Position as to Fairness of the Merger; Board Recommendation. Our Board of Directors unanimously determined that the Merger Agreement and the Merger are fair to and advisable and in the best interests of our stockholders, and unanimously recommends that our stockholders vote “FOR” the adoption of the Merger Agreement. See “The Merger—Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 27.

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Opinion of Atheros’ Financial Advisor. We retained Qatalyst Partners LP, or Qatalyst Partners, to act as our financial advisor in connection with the Merger. On January 5, 2011, Qatalyst Partners rendered to our Board of Directors its written opinion that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the consideration to be received by the holders of our common stock (other than QUALCOMM or any affiliate of QUALCOMM) in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of Qatalyst Partners is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to our Board of Directors and addressed only the fairness, as of the date of the opinion and from a financial point of view, of the consideration to be received by the holders of our common stock (other than QUALCOMM or any affiliate of QUALCOMM) in the Merger. It does not address any other aspect of the Merger and does not constitute a recommendation to any of our stockholders as to how to vote or act on any other matter with respect to the Merger. For a further discussion of Qatalyst Partners’ opinion, see “The Merger—Opinion of Atheros’ Financial Advisor” beginning on page 29.

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Interests of Our Executive Officers and Directors in the Merger. In considering the recommendation of our Board of Directors in favor of the Merger, our stockholders should be aware that our executive officers and directors may have interests in the Merger that are different from or in addition to the interests of our stockholders in general. The members of our Board of Directors were aware of such interests when deciding to approve and recommend the Merger Agreement and the Merger. Such interests relate to, or arise from, among other things, (1) the conversion of stock options into options to purchase QUALCOMM common stock, except for options held by our current and former directors, which will be converted into the right to receive cash, in each case, at the effective time of the Merger, (2) the conversion of restricted stock units into restricted stock units for QUALCOMM common stock at the effective time of the Merger, (3) the receipt of new equity award grants in connection with the Merger, (4) the entitlement to certain severance or retention benefits in connection with the Merger pursuant to certain agreements with us or QUALCOMM, (5) the continuation of certain compensation and benefits to employees of us and our subsidiaries who remain in the employment of the surviving corporation for a period of one year following the closing of the Merger, pursuant to the Merger Agreement and (6) the fact that, with respect to pre-merger acts and omissions, QUALCOMM will cause the surviving corporation to continue to provide indemnification, advancement of expenses and directors’ and officers’ insurance coverage to our current and former officers and directors after the Merger. In addition, as of the close of business on [—], 2011, the record date for the Special Meeting, our executive officers and directors and their respective affiliates owned, in the aggregate, [—] shares of our common stock, or approximately [—]% of the outstanding shares of our common stock. See “The Merger—Interests of Executive Officers and Directors in the Merger” beginning on page 37 and “The Special Meeting—Stock Ownership and Interests of Certain Persons” beginning on page 14.

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Legal Proceedings Regarding the Merger. Beginning on January 5, 2011, several purported class action lawsuits were filed in the Superior Court of California, Santa Clara County and in the Delaware Court of Chancery against us, our officers and directors, QUALCOMM and Merger Sub. The complaints seek, among other things, an injunction prohibiting consummation of the Merger, rescission or damages in the event the Merger is consummated, and attorneys’ fees and expenses. See “The Merger—Legal Proceedings Regarding the Merger” beginning on page 49.

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Restrictions on Solicitation. The Merger Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving our company or our subsidiaries. Notwithstanding these restrictions, under certain limited circumstances, our Board of Directors may respond to an unsolicited written bona fide takeover proposal or terminate the Merger Agreement and enter into an acquisition agreement with respect to a superior proposal to acquire us. See “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals” beginning on page 58 and “The Merger Agreement—Board Recommendation” beginning on page 59.

•	Conditions to the Merger. Completion of the Merger is subject to the satisfaction or waiver of a number of conditions, including:

•	the adoption of the Merger Agreement by our stockholders;

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the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, must have expired or been terminated and any other applicable approvals pursuant to any competition, merger control, antitrust or similar law that is applicable to the Merger must have been obtained;

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the absence of any temporary restraining order, preliminary or permanent injunction or other judgment issued by a court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the Merger;

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the absence of any claim, suit, action or proceeding brought by a governmental entity challenging or seeking to restrain or prohibit the consummation of the Merger or limit QUALCOMM’s control over us following the consummation of the Merger; and

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all of our representations and warranties must be true and correct (without regard to any materiality or material adverse effect qualifications contained therein), in each case as of the date of the Merger Agreement and as of the closing date of the Merger, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of that date, such that the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not nor would it reasonably be expected to have a material adverse effect, provided that the representations and warranties with respect to the absence of a material adverse effect on us must be true and correct in all respects and the representations and warranties with respect to our organization, good standing and corporate power, capitalization, corporate authority, state takeover statutes, voting requirements, brokers and the opinion of our financial advisor must be true and correct in all material respects.

See “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 62.

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Termination of the Merger Agreement. We and QUALCOMM may agree to terminate the Merger Agreement at any time without completing the Merger, whether before or after the adoption of the Merger Agreement by our stockholders. Under certain circumstances, prior to the closing of the Merger, either we or QUALCOMM may terminate the Merger Agreement without the consent of the other party. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 63.

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Termination Fee. Under certain circumstances in connection with the termination of the Merger Agreement, we will be required to pay QUALCOMM a termination fee of $103.7 million. See “The Merger Agreement—Termination Fee and Expenses” beginning on page 65.

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Regulatory Approvals Required. In addition to the required stockholder approval discussed above, the Merger is subject to review under the HSR Act. Pre-merger filings and governmental approvals are also required in certain foreign jurisdictions. See “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 62.

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Certain Material U.S. Federal Income Tax Consequences of the Merger. The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the Merger and the stockholder’s adjusted tax basis in the shares of our common stock converted into cash in the Merger. If you are a U.S. stockholder, you will be subject to U.S. federal income tax on any gain recognized in the Merger. If you are a non-U.S. holder, you will generally not be subject to U.S. federal income tax on any gain recognized in the Merger unless you have certain connections to the United States. However, the tax consequences of the Merger to you will depend upon your own particular circumstances. You should consult your tax advisor in order to understand fully how the Merger will affect you. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 46.

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Appraisal Rights. Holders of our common stock who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for appraisal to Atheros before the vote is taken on the Merger Agreement and they comply with all applicable requirements of Delaware law, which are summarized in this proxy statement. This appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. Any holder of our common stock intending to exercise their appraisal rights must, among other things, submit a written demand for appraisal to us prior to the vote on the adoption of the Merger Agreement and must not vote or otherwise submit a proxy in favor of adoption of the Merger Agreement. See “Appraisal Rights” beginning on page 67 and Annex C—Section 262 of the Delaware General Corporation Law.

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Market Prices and Dividend Data. Our common stock is listed on the NASDAQ Global Select Market under the symbol “ATHR.” On January 3, 2011, the last full trading day before rumors about a possible transaction to acquire us were publicized, the closing price of our common stock was $37.02 per share, on January 4, 2011, the last trading day before the date the proposed transaction with QUALCOMM was publicly announced, the closing price of our common stock was $44.00 per share and on January 31, 2011, the last full trading day prior to the date of this proxy statement, the closing price of our common stock was $44.59 per share. We did not declare or pay any cash dividends on our common stock during the three most recent fiscal years. See “Market Prices and Dividend Information” beginning on page 73.

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Required Vote. Under Delaware law, the affirmative vote of holders of a majority of the outstanding shares of our common stock is necessary to adopt the Merger Agreement. See “The Special Meeting—Required Vote” beginning on page 14.

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Anticipated Closing of the Merger. The Merger will be completed after all of the conditions to completion of the Merger are satisfied or waived, including the adoption of the Merger Agreement by our stockholders. We currently expect the Merger to be completed in the first half of 2011, although we cannot assure completion by any particular date, if at all.

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Additional Information. You can find more information about Atheros in the periodic reports and other information we file with the Securities and Exchange Commission, or the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at http://www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 74.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as an Atheros stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “Atheros,” “we,” “our,” “us” and similar words in this proxy statement refer to Atheros Communications, Inc. (with its subsidiaries). In addition, throughout this proxy statement, we refer to T Merger Sub, Inc. as “Merger Sub” and to QUALCOMM Incorporated as “QUALCOMM.”

The Special Meeting

Q: What Am I Being Asked to Vote On?

A: Atheros and QUALCOMM have entered into a definitive agreement pursuant to which QUALCOMM will acquire us through the merger of Merger Sub with and into Atheros. We will be the surviving corporation and will continue as a wholly owned subsidiary of QUALCOMM. You are being asked to vote on the adoption of the Merger Agreement entered into by and among Atheros, QUALCOMM and Merger Sub. See “The Merger Agreement—Effective Time; Closing” beginning on page 50.

Q: When and Where is the Special Meeting?

A: The Special Meeting will be held at [—] a.m. Pacific Time, on [—], 2011, at our offices located at 1700 Technology Drive, San Jose, California 95110. See “The Special Meeting” beginning on page 12.

Q: May I Attend the Special Meeting?

A: All stockholders as of the close of business on [—], 2011, the record date for the Special Meeting, may attend the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Q: How Does Atheros’ Board of Directors Recommend that I Vote?

A: Our Board of Directors unanimously recommends that our stockholders vote “FOR” the adoption of the Merger Agreement. See “The Merger—Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 27.

The Proposed Merger

Q: What Will I Receive in the Merger?

A: Following the completion of the Merger, you will receive $45.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. We refer to this amount as the Merger Consideration. For example, if you own 100 shares of our common stock, you will receive $4,500.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes. You will not own any shares in the surviving corporation. See “The Merger Agreement” beginning on page 50.

Q: When Should I Send in My Stock Certificates?

A: After the Special Meeting, if you are a stockholder of record, you will be sent in a separate mailing a letter of transmittal and other documents to complete and return to a paying agent designated by QUALCOMM. In order to receive the Merger Consideration as soon as reasonably practicable following the completion of the Merger, you must send the paying agent your validly completed letter of transmittal and other required documents together with your stock certificates as instructed in the separate mailing. You should NOT send your stock certificates now.

Q: When Can I Expect to Receive the Merger Consideration For My Shares?

A: Once the Merger is completed, you will be sent in a separate mailing a letter of transmittal and other documents to be completed and delivered to the paying agent in order to receive the Merger Consideration. Once you have submitted your properly completed letter of transmittal, stock certificates and other required documents to the paying agent, the paying agent will send you the Merger Consideration.

Q: I Do Not Know Where My Stock Certificate Is—How Will I Get My Cash?

A: The materials the paying agent will send you after completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. QUALCOMM may also require that you provide a bond in order to cover any potential claim that may be made against the surviving corporation with respect to such certificate.

Q: What will Happen to Atheros’ Stock Options and Restricted Stock Unit Awards?

A: Upon the effective time of the Merger, options to acquire Atheros common stock and restricted stock unit awards for shares of Atheros common stock outstanding immediately prior to the effective time of the Merger will be automatically converted into options and restricted stock unit awards, respectively, for shares of QUALCOMM common stock based on formulas contained in the Merger Agreement, except for vested and unvested options held by our current and former directors, which will be converted into the right to receive cash based on a formula contained in the Merger Agreement.

Q: What will Happen to Purchase Rights under the Atheros Employee Stock Purchase Plan?

A: The current offering period will terminate effective as of the last business day before the effective time of the Merger and each purchase right under the ESPP outstanding on such day will be automatically exercised by applying the payroll deductions of each current participant in the ESPP to purchase shares of Atheros common stock. Upon the effective time of the Merger, each participant will be entitled to receive the Merger Consideration for each such share of Atheros common stock purchased by such participant.

Q: How does the Merger Consideration Compare to the Market Price of Atheros Common Stock?

A: The Merger Consideration of $45.00 per share of Atheros common stock represents a 22% premium over the closing price of our shares on the NASDAQ Global Select Market on January 3, 2011, the last trading day before rumors of a possible transaction to acquire Atheros were publicized and a 28% premium over our average closing share price for the 20-day period ended January 3, 2011. Although the Merger Consideration represents only a 2% premium over the closing price of our shares on the NASDAQ Global Select Market on January 4, 2011, the last trading day before the date the proposed transaction with QUALCOMM was publicly announced, between January 3, 2011 and January 4, 2011, our stock price had increased by 19%. The closing sale price of our common stock on the NASDAQ Global Select Market on January 31, 2011 was $44.59. You are encouraged to obtain current market quotations for Atheros common stock in connection with voting your shares.

Q: Are Stockholders Entitled to Seek Appraisal Rights if They do not Vote in Favor of the Adoption of the Merger Agreement?

A: Stockholders are entitled to appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the Delaware General Corporation Law, or DGCL. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement. See “Appraisal Rights” beginning on page 67.

Q: Will the Merger be Taxable to Me?

A: The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the Merger and the stockholder’s adjusted tax basis in the shares of our common stock converted into cash in the Merger. If you are a U.S. stockholder, you will be subject to U.S. federal income tax on any gain recognized in the Merger. If you are a non-U.S. holder, you will generally not be subject to U.S. federal income tax on any gain recognized in the Merger unless you have certain connections to the United States, but the Merger may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. As individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 46.

Q: When do You Expect the Merger to be Completed?

A: We expect the Merger to be completed in the first half of 2011. However, the Merger is subject to various closing conditions, including, without limitation, approval by our stockholders and regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could require us to complete the Merger at a later time or not at all.

Voting and Proxy Procedures

Q: Who Can Vote at the Special Meeting?

A: All stockholders of record at the close of business on [—], 2011, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. If on that date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your bank, broker or other agent. See “The Special Meeting” beginning on page 12.

Q: How Are Votes Counted?

A: Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the Merger proposal from the beneficial owner. Because under Delaware law, the adoption of the Merger Agreement requires the affirmative vote of holders of a majority of our outstanding shares of common stock, broker non-votes and abstentions will have the same effect as a vote “Against” the adoption of the Merger Agreement. Broker non-votes and abstentions are counted, however, as present for the purpose of determining whether a quorum is present.

Q: How Many Votes Are Required to Adopt the Merger Agreement?

A: Under Delaware law, the affirmative vote of holders of a majority of our outstanding shares of common stock as of the close of business on [—], 2011, the record date for the Special Meeting, is required to adopt the Merger Agreement. As of the close of business on the record date, there were [—] shares of our common stock outstanding. This means that under Delaware law, [—] shares or more must vote “FOR” the adoption of the Merger Agreement. See “The Special Meeting” beginning on page 12.

Q: How Many Votes Are Required to Approve any Postponement or Adjournment of the Special Meeting?

A: The affirmative vote of holders of a majority of our outstanding shares of common stock that are represented in person or by proxy at the Special Meeting is required to postpone or adjourn the Special Meeting. As of the close of business on the record date, there were [—] shares of our common stock outstanding. This means that under Delaware law, [—] shares or more must vote “FOR” any postponement or adjournment of the Special Meeting. See “The Special Meeting” beginning on page 12.

Q: How Many Votes Do I Have?

A: You have one vote for each share of our common stock you own as of the close of business on [—], 2011, the record date for the Special Meeting.

Q: If My Shares Are Held in “Street Name” by My Broker, Will My Broker Vote My Shares for Me?

A: Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker to vote your shares by following the directions provided to you by your broker. See “The Special Meeting” beginning on page 12.

Q: What If I Fail to Instruct My Broker?

A: Without instructions, your broker will not vote any of your shares held in “street name.” Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be deemed votes cast and will have exactly the same effect as a vote “Against” the adoption of the Merger Agreement.

Q: Will My Shares Held in “Street Name” or Another Form of Record Ownership Be Combined for Voting Purposes With Shares I Hold of Record?

A: No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card, or separately vote via the Internet or by telephone, for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an IRA must be voted under the rules governing the account.

Q: What Happens If I Do Not Vote?

A: Because the vote required to approve the proposal to adopt the Merger Agreement is based on the total number of shares of our common stock outstanding on the record date, and not just the shares that are voted, if you do not vote, it will have the same effect as a vote “Against” the adoption of the Merger Agreement. If the Merger is completed, whether or not you vote for the adoption of the Merger Agreement, you will be paid the Merger Consideration for your shares of our common stock upon completion of the Merger, unless you properly exercise your appraisal rights. See “The Special Meeting” beginning on page 12, “Appraisal Rights” beginning on page 67 and Annex C—Section 262 of the Delaware General Corporation Law.

Q: How do I Vote if I am a Stockholder of Record?

A: You may vote:

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage-paid envelope;

•	by using the Internet voting instructions printed on your proxy card;

•	by using the telephone voting instructions printed on your proxy card; or

•	in person by appearing at the Special Meeting.

If you are voting via the Internet or by telephone, your voting instructions must be received by 11:59 p.m. Eastern Time on the date prior to the date of the Special Meeting.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the Special Meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the Special Meeting in person to ensure that your shares of our common stock are present in person or represented at the Special Meeting.

If you return your signed proxy card, but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the Merger Agreement and “FOR” the adoption of the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies. With respect to any other matter that properly comes before the Special Meeting, shares represented by all proxies received by Atheros will be voted with respect thereto in accordance with the best judgment of the persons named as attorneys in the proxies.

Q: Can I Change My Vote After I Have Mailed in My Proxy Card?

A: Yes. You can change your vote at any time before we vote your proxy at the Special Meeting. If you are a stockholder of record, you can do so in one of three ways:

•	by sending a written notice of revocation prior to the Special Meeting to our Secretary at Atheros Communications, Inc., 1700 Technology Drive, San Jose, California 95110;

•	by submitting another proxy executed at a later date; or

•	by attending the Special Meeting and vote in person.

To change your vote using the first two methods described above, we must receive your revocation or later-dated proxy before the proposal to adopt the Merger Agreement is voted on at the Special Meeting. You should send any written notice or request for a new proxy card to our Secretary at the above address. Voting by mailing in your proxy card, or voting via the Internet or by telephone will not prevent you from voting in person at the Special Meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone, even if you plan to attend the Special Meeting in person. If your shares are held in the name of a bank, broker or other agent, you must follow instructions received from such bank, broker or other agent with this proxy statement in order to revoke your vote or to vote at the Special Meeting. See “The Special Meeting” beginning on page 12.

Q: What Do I Need to Do Now?

A: You should indicate your vote on your proxy card and sign and mail your proxy card in the enclosed postage-paid return envelope or vote via the Internet or by telephone as soon as possible as instructed in these materials or by your bank, broker or other agent so that your shares may be represented at the Special Meeting. The meeting will take place at [—] a.m. Pacific Time, on [—], 2011, at our offices located at 1700 Technology Drive, San Jose, California 95110. See “The Special Meeting” beginning on page 12.

Q: What Happens If I Sell My Shares of Common Stock Before the Special Meeting?

A: The record date for stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of our common stock after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q: Who Can Answer Further Questions?

A: If you would like additional copies of this proxy statement or a new proxy card or if you have questions about the Merger, you should contact our Secretary at Atheros Communications, Inc., 1700 Technology Drive, San Jose, California 95110. You may also call our proxy solicitor, Georgeson, Inc., toll-free at (800) 509-0984 (and banks and brokers may call collect at (212) 440-9800).

FORWARD-LOOKING INFORMATION

This proxy statement and the documents to which we refer you in this proxy statement contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “should” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•

the risk that various conditions to the closing of the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger,

•	the risk that our stockholders fail to adopt the Merger Agreement,

•	the risk that the Merger is not completed for any other reason,

•	the risk that required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause QUALCOMM to abandon the Merger,

•	the outcome of any legal proceedings challenging the Merger,

•	the risk that the Merger Agreement may be terminated in circumstances that require us to pay QUALCOMM a termination fee of $103.7 million in connection therewith,

•	the risk that disruptions from the Merger, whether completed or not, will harm our relationships with our customers, suppliers or other business partners,

•	the diversion of management time on issues related to the Merger,

•	risks regarding a loss of or a substantial decrease in purchases by our major customers,

•	risks regarding employee retention,

•	the amount of the costs, fees, expenses and charges related to the Merger, and

•

other risks detailed in our current and periodic filings with the SEC, including our most recent filings on Form 10-K and Form 10-Q, which discuss other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We assume no obligation to update the information in this proxy statement, except as otherwise required by law.

THE SPECIAL MEETING

This proxy statement is being furnished to you in connection with the solicitation by our Board of Directors of proxies to be used at the Special Meeting to be held at our offices located at 1700 Technology Drive, San Jose, California 95110, at [—] a.m. Pacific Time, on [—], [—], 2011 and any adjournments or postponements thereof. This proxy statement and the accompanying form of proxy card are being mailed to stockholders on or about [—], 2011.

The Purpose

The purpose of the Special Meeting is for our stockholders to consider and vote upon a proposal to adopt the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. In the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, stockholders will also be asked to vote upon a proposal to postpone or adjourn the Special Meeting, if necessary, to solicit additional proxies.

On January 4, 2011, our Board of Directors unanimously (i) determined that the Merger and the Merger Agreement are fair to and advisable and in the best interests of our stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger. Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement, and “FOR” the approval of the proposal to postpone or adjourn the Special Meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Our Board of Directors knows of no other matter that will be presented for consideration at the Special Meeting. If any other matter properly comes before the Special Meeting, or any postponement or adjournment of the Special Meeting, the persons named in the enclosed form of proxy or their substitutes will vote on those matters in accordance with their best judgment on such matters.

Appointment of Proxy Holders

Our Board of Directors asks you to appoint Craig H. Barratt and Jack R. Lazar as your proxy holders to vote your shares at the Special Meeting. You make this appointment by completing the enclosed proxy card using one of the voting methods described below.

If appointed by you, your proxy holders will vote your shares as you direct on the matters described in this proxy statement. In the absence of your direction, they will vote your shares as recommended by our Board of Directors.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board of Directors at the time this proxy statement was printed and which, under our bylaws, may be properly presented for consideration at the Special Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock of record as of the close of business on [—], 2011, the record date for the Special Meeting, can vote at the Special Meeting. As of the close of business on [—], 2011, we had [—] shares of our common stock outstanding. Each stockholder of record is entitled to one vote for each share held as of [—], 2011.

How You Can Vote

You may vote your shares at the Special Meeting either in person or as described below. If you hold shares through a bank, broker or other agent, you will receive instructions from your bank, broker or other agent that must be followed in order for your bank, broker or other agent to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone.

If your shares are registered in your own name, you may vote your shares as described below.

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-paid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and want to vote in person.

Voting over the Internet. You may submit proxies over the Internet by following the instructions on the proxy card. Giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and want to vote in person.

Voting by Telephone. Stockholders who live in the United States or Canada may submit proxies over the telephone by following the instructions on the proxy card. Giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and want to vote in person.

Voting at the Special Meeting. You may vote at the Special Meeting, if you decide to attend in person. However, our Board of Directors recommends that you vote via the Internet, by telephone or by mail as it is not practical for most stockholders to attend the Special Meeting. Voting via the Internet, by telephone or by mail will not limit your right to vote at the Special Meeting, if you decide to attend in person. If you hold shares through a bank, broker or other agent, you must obtain a proxy, executed in your favor, from the bank, broker or other agent to be able to vote at the Special Meeting.

If you submit your proxy, but do not indicate your voting preference, the proxy holders will vote your shares “FOR” the adoption of the Merger Agreement and “FOR” the approval of the proposal to postpone or adjourn the Special Meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

If you hold your shares in street name, you should have received a proxy card and voting instructions with these proxy materials from your bank, broker or other agent rather than from Atheros. Simply complete and return the proxy card to your bank, broker or other agent to ensure that your vote is counted. Alternatively, if offered by your bank, broker or other agent, you may vote via the Internet or by telephone as instructed by your bank, broker or other agent. To vote in person at the Special Meeting, you must obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your bank, broker or other agent included with these proxy materials, or contact your bank, broker or other agent to request a proxy card.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised in any of three ways:

•	by voting in person at the Special Meeting;

•	by submitting written notice of revocation to our Secretary prior to the Special Meeting; or

•	by submitting another proxy of a later date that is properly executed.

If you submit a revocation or later-dated proxy, we must receive it before the proposal to adopt the Merger Agreement is voted on at the Special Meeting. If your shares are held in street name through a bank, broker or other agent, you must follow the instructions received from such bank, broker or other agent which were provided with this proxy statement in order to change or revoke your vote or to vote at the Special Meeting.

Required Vote

The holders of a majority of the outstanding shares of our common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to hold the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Any shares of our common stock held in treasury by Atheros or held by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. “Broker non-votes” result when brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the adoption of the Merger Agreement, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of those matters.

The adoption of the Merger Agreement requires the affirmative vote of holders representing at least a majority of the outstanding shares of our common stock on [—], 2011, the record date for the Special Meeting. Shares that are present but not voted, either by abstention or non-vote (including broker non-vote), will be counted for purposes of establishing a quorum. BECAUSE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE APPROVAL OF HOLDERS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, FAILURE TO VOTE YOUR SHARES (INCLUDING IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER AGENT) WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT.

The approval of the proposal to postpone or adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement requires the affirmative vote of a majority of those shares represented in person or by proxy at the Special Meeting. Abstentions or broker non-votes will have the same effect as a vote against the proposal to postpone or adjourn the Special Meeting. The persons named as proxies may propose and vote for one or more postponements or adjournments of the Special Meeting, including postponements or adjournments to permit further solicitations of proxies. No proxy voted against adoption of the Merger Agreement will be voted in favor of any postponement or adjournment of the Special Meeting.

Under Delaware law, holders of shares of our common stock are entitled to appraisal rights in connection with the Merger. In order to exercise appraisal rights, you must comply with all applicable requirements of Delaware law, including submitting a written demand for appraisal rights to us before the vote is taken on the Merger Agreement. See “Appraisal Rights” beginning on page 67 and Annex C for information on the requirements of Delaware law regarding appraisal rights.

Stock Ownership and Interests of Certain Persons

As of the close of business on [—], 2011, the record date for the Special Meeting, our directors and executive officers and their respective affiliates owned, in the aggregate, [—] shares of our common stock, or collectively approximately [—]% of the outstanding shares of our common stock. Certain members of our management and Board of Directors have interests that are different from or in addition to those of stockholders generally. Please read “The Merger—Interests of Executive Officers and Directors in the Merger” beginning on page 37.

Proxy Solicitation

We will pay the costs of printing and mailing proxy materials for the Special Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We have retained Georgeson, Inc. to assist us in the solicitation of proxies, using the means referred to above, and that firm will receive a fee of approximately $7,500, plus reimbursement of out-of-pocket expenses. We may also reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Postponements and Adjournments

In addition to the proposal to adopt the Merger Agreement, stockholders are also being asked to approve a proposal that will give us authority to postpone or adjourn the Special Meeting for, among other reasons, the purpose of soliciting additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting. You should note that if this proposal is approved, the Special Meeting could be successively postponed or adjourned to any date. If the Special Meeting is postponed or adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to adopt the Merger Agreement but do not indicate a choice on the proposal to authorize postponements and adjournments, your shares will be voted in favor of the proposal to authorize postponements and adjournments; however, if you indicate that you wish to vote against the proposal to adopt the Merger Agreement, your shares will only be voted in favor of the proposal to authorize postponements and adjournments if you indicate that you wish to vote in favor of that proposal.

THE TRANSACTION PARTICIPANTS

Atheros Communications, Inc.

Atheros, headquartered in San Jose, California, is a leader in innovative technologies for wireless and wired local area connectivity in the computing, networking and consumer electronics industries. Our mission is to invent technologies that connect and empower people in ways that are elegant and accessible to all. Building upon our broad expertise in RF and mixed signal semiconductor design, Atheros’ portfolio includes a wide variety of connectivity solutions that are used by many of the world’s leading networking equipment, computing and consumer device manufacturers. The information contained or incorporated in our website is not a part of this proxy statement. We maintain our principal executive offices at 1700 Technology Drive, San Jose, California 95110 and our telephone number is (408) 773-5200.

QUALCOMM Incorporated

QUALCOMM Incorporated and its subsidiaries develop, design, manufacture and market digital wireless telecommunications products and services. QUALCOMM is a leading developer and supplier of Code Division Multiple Access-based integrated circuits and system software for wireless voice and data communications, multimedia functions and global positioning system products to wireless device and infrastructure manufacturers. QUALCOMM also manufactures and sells products based upon Orthogonal Frequency Division Multiplexing Access technology. QUALCOMM grants licenses to use portions of its intellectual property portfolio, which includes certain patent rights essential to and/or useful in the manufacture and sale of certain wireless products, and receives license fees as well as ongoing royalties based on sales by licensees of wireless telecommunications equipment products incorporating its patented technologies. QUALCOMM sells equipment, software and services to transportation and other companies to wirelessly connect their assets and workforce, and provides software products and services for content enablement across a wide variety of platforms and devices for the wireless industry. The principal executive offices of QUALCOMM are located at 5775 Morehouse Drive, San Diego, California 92121 and its telephone number is (858) 587-1121.

T Merger Sub, Inc.

Merger Sub was formed by QUALCOMM solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub is wholly owned by QUALCOMM and has not engaged in any business except in connection with the transactions contemplated by the Merger Agreement. The principal executive offices of Merger Sub are located at 5775 Morehouse Drive, San Diego, California 92121 and its telephone number is (858) 587-1121.

THE MERGER

The discussions under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement” summarize the material terms of the Merger. Although we believe that the description covers the material terms of the Merger, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the Merger Agreement and the other documents referred to herein carefully for a complete understanding of the Merger.

Background of the Merger

From time to time prior to the date of the Merger Agreement, our Board of Directors and members of our management team have considered various strategic opportunities intended to further the development of Atheros’ business, including informally engaging in preliminary discussions and executing non-disclosure agreements with other companies regarding potential business transactions or combinations, as well as various other strategic alternatives.

QUALCOMM and Atheros became strategic partners in 2005 when the two companies formed a partnership to provide joint reference designs that made Atheros mobile solutions compatible for use with QUALCOMM’s MSM cellular platforms. From time to time in the past, we and QUALCOMM have had conversations with respect to strengthening our strategic partnership.

On March 17, 2010, Dr. Craig Barratt, our CEO and President, met with Mr. Steve Mollenkopf, QUALCOMM’s Executive Vice President and Group President, at an industry event in Taiwan. Mr. Mollenkopf asked Dr. Barratt if there was any interest on the part of Atheros in discussing a closer relationship between QUALCOMM and Atheros and, in that conversation, the parties discussed the possibility of a potential business combination. Dr. Barratt and Mr. Mollenkopf agreed to meet again in the future to discuss the possibility of a closer relationship between the two companies, but there was no specific timetable or other follow up discussed.

From time to time between March 17, 2010 and August 17, 2010, Dr. Barratt and Mr. Jack Lazar, our Chief Financial Officer and Senior Vice President of Corporate Development, updated various members of our Board of Directors on corporate development activities, including the discussions with QUALCOMM during that period.

On May 28, 2010, Dr. Barratt met with Mr. Mollenkopf to further discuss strengthening the strategic relationship between QUALCOMM and Atheros, and they decided to schedule a meeting among a small group of executives from each of the two companies to discuss the possibility of a transaction.

On July 26, 2010, Dr. Barratt along with Mr. Lazar and Mr. Bill McFarland, our Chief Technical Officer, met with representatives of QUALCOMM, including Mr. Mollenkopf, Mr. James Lederer, QUALCOMM’s Executive Vice President and General Manager of CDMA Technologies, Mr. Avneesh Agrawal, QUALCOMM’s Senior Vice President of Product Management, and Mr. Andy Oberst, QUALCOMM’s Senior Vice President of Business Strategy. Dr. Barratt and Messrs. Lazar and McFarland provided an overview of Atheros, and the parties discussed the market for our products, our strategy and the strategic rationale of a potential combination with QUALCOMM. The parties viewed these discussions as subject to a pre-existing confidentiality agreement between Atheros and QUALCOMM relating to the existing commercial relationship between the companies.

On August 14, 2010, Mr. Lederer sent an email to Dr. Barratt and Mr. Lazar with a series of follow up questions from the meeting on July 26, 2010 regarding various aspects of Atheros’ business. On August 26, 2010, Mr. Lazar provided an email response to Mr. Lederer to address these questions.

On August 17, 2010, our Board of Directors convened a regularly scheduled meeting, at which management discussed with our Board of Directors the communications between QUALCOMM and Atheros and other matters.

Our Board of Directors discussed the potential benefits to Atheros’ stockholders of an acquisition by QUALCOMM. Our Board of Directors authorized management to continue discussions with QUALCOMM and directed management to update our Board of Directors as to any further developments at its next regularly scheduled meeting on September 21, 2010. It was also agreed that a special meeting would be convened to review and discuss any offer made by QUALCOMM. Management then was excused from the meeting. At the end of the meeting, the independent members of our Board of Directors, initially with Director Charles Harris and then without, met in closed session until the meeting was adjourned.

On September 3, 2010, Mr. Lederer sent an email to Mr. Lazar with additional questions regarding various aspects of Atheros’ business. On September 7, 2010 and September 15, 2010, Mr. Lazar provided email responses to Mr. Lederer to address these questions.

In correspondence between management and our Board of Directors on or about September 8, 2010, members of our Board of Directors considered the need to retain an appropriate financial advisor. After discussion, members of our Board of Directors reached a consensus that management should contact Qatalyst Partners, an investment banking firm, for potential assistance with the ongoing discussions with QUALCOMM. After further discussion with management, subject to our Board of Director’s approval of its final terms, management was authorized to engage in discussions with Qatalyst Partners regarding the terms of its engagement.

On September 18, 2010, Dr. Barratt and Mr. Lazar, along with Mr. Adam Tachner, our Vice President and General Counsel, and Mr. Colin Born, our Vice President of Corporate Development, met with representatives of Qatalyst Partners. Atheros and Qatalyst Partners agreed to enter into a confidentiality agreement, which the parties subsequently executed, and the representatives of the two companies discussed the history of interactions between Atheros and QUALCOMM, and possible next steps. Qatalyst Partners subsequently provided a draft engagement letter for Atheros’ consideration, which was later negotiated by the parties, approved by our Board of Directors and signed with an effective date of November 15, 2010.

On September 21, 2010, our Board of Directors at a regularly scheduled meeting received an update from management on the discussions with QUALCOMM and other matters. Pillsbury Winthrop Shaw Pittman LLP, or Pillsbury, our legal counsel, was also present at the meeting. Our Board of Directors authorized management to continue discussions with QUALCOMM and directed it to update our Board of Directors as to any further developments. It was also agreed that a special meeting of our Board of Directors would be convened to review and discuss any offer made by QUALCOMM. Management was then excused from the meeting. At the end of the meeting, the independent members of our Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present, until the meeting was adjourned.

On September 28, 2010, Mr. Mollenkopf met with Dr. Barratt and updated Dr. Barratt on QUALCOMM’s evaluation of a potential acquisition of Atheros.

On October 7, 2010, Mr. Lederer sent an email to Mr. Lazar with additional questions regarding various aspects of Atheros’ business. On October 11, 2010, Mr. Lazar provided an email response to Mr. Lederer to address these questions.

On October 20, 2010, our Board of Directors at a regularly scheduled meeting received an update from management on the discussions with QUALCOMM and other matters. Pillsbury was also present at the meeting. Our Board of Directors authorized management to continue discussions with QUALCOMM and directed it to update our Board of Directors as to any further developments. It was also agreed that a special meeting of our Board of Directors would be convened to review and discuss any offer made by QUALCOMM. Management was then excused from the meeting. At the end of the meeting, the independent members of our Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present, until the meeting was adjourned.

On October 21, 2010, Dr. Barratt spoke with Mr. Mollenkopf, who provided Dr. Barratt with a further update on QUALCOMM’s evaluation of a potential acquisition of Atheros.

On October 29, 2010, Dr. Barratt and Messrs. Lazar and McFarland met with Messrs. Mollenkopf, Lederer and Oberst and Mr. Duane Nelles, QUALCOMM’s Vice President of Strategy and Analysis, to further discuss the potential acquisition of Atheros by QUALCOMM. At this meeting, the QUALCOMM representatives presented information about QUALCOMM and received from the Atheros representatives a brief update regarding our business.

On November 8, 2010, Mr. Mollenkopf spoke with Dr. Barratt and made a proposal on behalf of QUALCOMM to purchase Atheros in an all cash transaction representing a premium to Atheros’ then current share price, subject, among other things, to QUALCOMM’s completion of a comprehensive due diligence review of Atheros. Dr. Barratt responded by informing Mr. Mollenkopf that he would have to discuss the proposal with our Board of Directors.

Later on November 8, 2010, our Board of Directors met in a special meeting at which our management updated our Board of Directors on the discussions with QUALCOMM, including the price proposed by QUALCOMM. In light of these events, our Board of Directors considered whether we should continue to explore a potential acquisition by QUALCOMM. A representative of Pillsbury also participated in the meeting and reviewed our Board of Directors’ fiduciary duties with respect to the proposed transaction. In addition, representatives from Qatalyst Partners joined the meeting to discuss possible next steps. As part of this discussion, our Board of Directors considered whether QUALCOMM had the financial ability to increase its offer and whether it was likely to do so in light of various factors, including, without limitation, the strategic benefits and synergies potentially obtainable from a combination of the two companies. Our Board of Directors also discussed whether Atheros remaining as a standalone company would be in the best interest of our stockholders. Our Board of Directors requested that Qatalyst Partners make a presentation at its next meeting regarding the QUALCOMM proposal and Atheros’ strategic alternatives. It was agreed that such presentation would include, without limitation: (i) a review and analysis of Atheros’ strategic alternatives, including, without limitation, potentially seeking other bidders, remaining a standalone company and countering QUALCOMM’s proposal; (ii) a review and analysis of Atheros’ potential strengths and weaknesses as a standalone company; (iii) a review of the historical, and (taking into account analysts’ projections and Atheros’ operating plan) potential future, market performance of Atheros’ stock; and (iv) a valuation analysis of Atheros. Qatalyst Partners and management were then excused from the meeting. At the end of the meeting, the independent members of our Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present. Our Board of Directors agreed to meet again to further discuss the QUALCOMM proposal and then the meeting was adjourned.

On November 15, 2010, our Board of Directors met in a special meeting to continue its discussions from the November 8th Board of Directors meeting. Representatives of management, Qatalyst Partners and Pillsbury participated in the meeting. Qatalyst Partners made a presentation, as requested at the November 8th Board of Directors meeting, regarding the QUALCOMM proposal and Atheros’ strategic alternatives. Our Board of Directors then discussed whether, and when, to approach other parties that might have an interest in acquiring Atheros at a higher price than that proposed by QUALCOMM. As part of this discussion, a number of other potential bidders were discussed. At the end of this discussion, our Board of Directors requested that Qatalyst Partners make a more detailed presentation at its next meeting regarding other potential bidders. It was agreed that such presentation would include, without limitation: (i) a list of potential acquirors; (ii) a discussion of any strategic benefits or synergies that might be derived by any such acquiror from a combination with Atheros and might cause any such acquiror to pay a higher price for Atheros than the price proposed by QUALCOMM; (iii) the probability that any such acquiror would be interested in an acquisition of Atheros at a price in excess of that proposed by QUALCOMM in light of such acquiror’s prior acquisitions and other factors; (iv) any regulatory concerns applicable to an acquisition of Atheros by any such acquiror; and (v) concerns regarding the potential for misuse of due diligence information by potential acquirors that are also our competitors. Following discussions, our Board of Directors authorized management to continue negotiations with QUALCOMM by providing a counterproposal in accordance with financial and other parameters specified by our Board of Directors and instructed management to inform QUALCOMM that its proposed acquisition price was inadequate. After management and Qatalyst Partners were excused from the meeting, the independent members of our Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present, until the meeting was adjourned.

On November 17, 2010, Dr. Barratt spoke with Mr. Mollenkopf and declined the November 8th proposal from QUALCOMM. Dr. Barratt set forth a counterproposal that QUALCOMM acquire Atheros in an all cash transaction representing a premium to the then current Atheros stock price and a premium to the price proposed by QUALCOMM on November 8th. Mr. Mollenkopf indicated that the counterproposal was far above the price range that QUALCOMM was considering.

On November 20, 2010, Mr. Mollenkopf and Dr. Barratt further discussed the acquisition price proposed by Atheros.

On November 24, 2010, Mr. Mollenkopf spoke with Dr. Barratt and informed Dr. Barratt that QUALCOMM remained potentially interested in acquiring Atheros and was re-evaluating QUALCOMM’s proposal in light of Atheros’ counterproposal.

On November 30, 2010, Mr. Mollenkopf spoke with Dr. Barratt again to discuss the issue of price.

Later on November 30, 2010, representatives of Qatalyst Partners spoke with representatives of Goldman Sachs & Co., financial advisor to QUALCOMM, to engage in a discussion regarding the key assumptions underlying their respective views on the valuation of Atheros.

On December 1, 2010, our Board of Directors convened a special meeting in which members of our management, as well as representatives from Qatalyst Partners and Pillsbury, participated. Our Board of Directors discussed the advisability of entering into acquisition discussions with, and the appropriate timing for contacting, other parties that might be interested in acquiring Atheros. Representatives of Qatalyst Partners discussed with our Board of Directors eleven potential acquirors of Atheros (including QUALCOMM) based on a number of factors, including without limitation, those identified by our Board of Directors at its November 15th meeting. Our Board of Directors then considered the advisability of contacting the potential acquirors and engaging in acquisition discussions with them based on a number of factors, including without limitation, those identified by our Board of Directors at its November 15th meeting. Consideration was also given as to whether it was likely that financial investors, with no strategic interest in Atheros, might offer a higher price than that proposed by QUALCOMM. Pillsbury discussed with our Board of Directors its fiduciary duties in making this decision. Following further discussion, our Board of Directors identified three potential acquirors, one of which was QUALCOMM, that it believed were most likely to pay the highest price for Atheros. Our Board of Directors then authorized management to proceed with discussions with QUALCOMM and the two other companies so identified, Company A and Company B. Our Board of Directors also requested further information from Qatalyst Partners regarding a fourth potential acquiror, Company C. Management and Qatalyst Partners were then excused from the meeting. At the end of the meeting, the independent members of our Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present, until the meeting was adjourned.

Later on December 1, 2010, representatives of Qatalyst Partners contacted Company A to solicit interest in a potential transaction with Atheros. Company A indicated it would consider the opportunity internally and get back to Qatalyst Partners in the next week.

On December 2, 2010, representatives of Qatalyst Partners contacted Company B to solicit interest in a potential transaction with Atheros. Company B considered the opportunity and responded on December 3, 2010, that it was not interested in pursuing such a transaction with Atheros.

Later on December 2, 2010, Mr. Mollenkopf spoke with Dr. Barratt to discuss QUALCOMM’s continuing interest in acquiring Atheros.

On December 3, 2010, Mr. Mollenkopf spoke with Dr. Barratt and indicated that QUALCOMM was preparing to potentially submit a written indication of interest to acquire Atheros at a price representing a premium to the then current Atheros stock price and a premium to the price proposed by QUALCOMM on November 8th.

On December 5, 2010, Qatalyst Partners provided our Board of Directors with information regarding Company C as requested at its December 1st meeting.

On December 6, 2010, representatives of Qatalyst Partners contacted Company A to obtain an update on whether Company A was interested in proceeding with discussions with respect to a possible transaction with Atheros. Company A informed Qatalyst Partners that it had not determined yet whether to proceed with discussions.

Later on December 6, 2010, Mr. Oberst sent a written indication of interest to Dr. Barratt pursuant to which QUALCOMM offered to acquire Atheros at a price of $45.00 per share in cash. The indication of interest was contingent on, among other things, completion by QUALCOMM of a comprehensive due diligence review of Atheros and the execution by Atheros of an exclusivity agreement, a proposed form of which was included with the indication of interest. Dr. Barratt spoke with Mr. Mollenkopf later that evening to acknowledge receipt of the indication of interest and to inform him that he would review the indication of interest with our Board of Directors. During that call, Mr. Mollenkopf indicated that Atheros should be aware that QUALCOMM would be unwilling to further increase its offer price.

On December 7, 2010, our Board of Directors met in a special meeting at which it discussed QUALCOMM’s December 6th indication of interest, the proposed exclusivity agreement, potential responses to QUALCOMM, the status of discussions with Company A, the information regarding Company C and other related matters. Management, as well as representatives of Pillsbury and Qatalyst Partners, participated in the meeting. Our Board of Directors reviewed the discussions with QUALCOMM, the adequacy of the price being offered by QUALCOMM and the likely other terms of a potential acquisition by QUALCOMM. Among the factors considered by our Board of Directors in evaluating QUALCOMM’s indication of interest were the historical and then current trading prices of our common stock, premiums paid over trading price in comparable transactions, relevant information from other comparable transactions and the likelihood that other parties might be interested in acquiring Atheros at a higher price. Our Board of Directors also reviewed the strategic alternatives available to Atheros, including, without limitation, Atheros’ prospects if it remained as a standalone company. Pillsbury then reviewed the fiduciary duties of our Board of Directors in connection with a proposed acquisition transaction. Qatalyst Partners provided financial analyses and market information relevant to the proposed acquisition. Management presented a review of the exclusivity agreement proposed by QUALCOMM and indicated that it believed that QUALCOMM would not enter into further negotiations with Atheros without the execution of an exclusivity agreement. Following extensive discussion, our Board of Directors determined to proceed with discussions with QUALCOMM on the basis of a purchase price of $45.00 per share. Our Board of Directors, however, further determined that before entering into an exclusivity agreement with QUALCOMM: (i) it would need to review a draft of the definitive merger agreement in order to get a better sense of the other terms of QUALCOMM’s proposal and the likelihood that a definitive agreement could be reached with QUALCOMM; and (ii) it would need certain modifications to be made to the exclusivity agreement proposed by QUALCOMM, including a reduction in its proposed duration. Accordingly, our Board of Directors directed management not to enter into the exclusivity agreement at such time and provided input to management on future negotiations with QUALCOMM. Our Board of Directors next reviewed and discussed the information provided by Qatalyst Partners on December 5, 2011 regarding Company C. Our Board of Directors then considered whether it was in our stockholders’ best interest to attempt to enter into acquisition discussions with Company C and ultimately decided not to do so. After management and Qatalyst Partners were excused from the meeting, the independent members of the Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present, until the meeting was adjourned.

Later on December 7, 2010, Dr. Barratt had multiple conversations with Messrs. Mollenkopf and Lederer and informed them that Atheros was willing to permit QUALCOMM to conduct a due diligence review of Atheros. Dr. Barratt also informed Messrs. Mollenkopf and Lederer that Atheros was potentially interested in pursuing a transaction at a price of $45.00 per share, but that our Board of Directors would not consider entering into an exclusivity agreement until it had received and reviewed a draft of the merger agreement and certain changes were made to the form of exclusivity agreement provided by QUALCOMM.

Later on December 7, 2010, Mr. Tachner sent Ms. Rhonda Meyer, QUALCOMM’s Senior Vice President and Legal Counsel, a draft of a proposed confidentiality agreement to be executed by QUALCOMM and Atheros.

Between December 7 and December 12, 2010, representatives of Pillsbury and Cravath, Swaine & Moore LLP, or Cravath, legal counsel to QUALCOMM, discussed and negotiated changes to the terms of the exclusivity agreement as originally proposed by QUALCOMM and the confidentiality agreement as originally proposed by us.

On December 8, 2010, Company A called a representative of Qatalyst Partners and requested a meeting with Atheros, which meeting was scheduled for December 11, 2010.

Later on December 8, 2010, Dr. Barratt spoke with Mr. Lederer, who agreed to provide a draft of the merger agreement. During this discussion, Mr. Lederer emphasized that QUALCOMM would only be willing to proceed with further negotiations if an exclusivity agreement were to be signed by Atheros.

On December 9, 2010, Messrs. Lazar, Tachner and Born discussed with Mr. Lederer QUALCOMM’s due diligence request list, which had been previously provided to us, and a proposed timeline for a transaction.

On December 10, 2010, Dr. Barratt met with a senior executive of Company A to discuss a potential acquisition of Atheros by Company A.

Later on December 10, 2010, Cravath sent Pillsbury an initial draft of the merger agreement. On that same day, Mr. Tachner called Ms. Meyer to discuss the draft merger agreement. During that discussion, Ms. Meyer reiterated to Mr. Tachner that QUALCOMM would not negotiate the merger agreement without a signed exclusivity agreement.

On December 11, 2010, Dr. Barratt, Messrs. Lazar and McFarland and representatives of Qatalyst Partners met with representatives of Company A. We and Qatalyst Partners provided Company A with information requested by it and advised Company A that we may be entering into an exclusivity agreement within a day’s or less time. Company A indicated that it understood the timeline, would evaluate the opportunity internally and, if appropriate, it would contact us if there was anything further to discuss.

Later on December 11, 2010, our Board of Directors met in a special meeting. Management, as well as representatives of Pillsbury and Qatalyst Partners, participated in the meeting. Management provided an update on the then current terms of the proposed exclusivity agreement and confidentiality agreement with QUALCOMM and an overview of the draft merger agreement received from Cravath on December 10th. Based on this overview, our Board of Directors identified a range of issues in the draft merger agreement that would require further negotiation. Our Board of Directors further discussed Atheros’ strategic alternatives, including remaining as a standalone company, the status of discussions with Company A, the likelihood that Company A or some other person might in the future offer a higher price per share than that being offered by QUALCOMM, market premiums for comparable transactions and other relevant considerations. In particular, our Board of

Directors noted that Qatalyst Partners had contacted Company B, which had indicated it was not interested in pursuing a transaction with us, and Company A, which, after meeting with our management and being provided information by us, had not made an offer to acquire our company or indicated on what timeline, if any, it might be willing to make such an offer. Qatalyst Partners made a further presentation which included updated financial information and pricing information. A discussion followed. Our Board of Directors also authorized Qatalyst Partners to call upon Company A prior to our entering into any exclusivity agreement with QUALCOMM. Qatalyst Partners was then excused from our Board of Directors meeting, and our Board of Directors continued to discuss the acquisition transaction proposed by QUALCOMM. After extended discussion, our Board of Directors directed management to execute the revised exclusivity agreement and confidentiality agreement, and proceed with negotiations with QUALCOMM. After management was excused from the meeting, the independent members of the Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present, until the meeting was adjourned.

On December 12, 2010, a representative of Qatalyst Partners called representatives of Company A to inquire as to whether they needed any additional information and to reiterate that we may be entering into an exclusivity agreement within a day’s or less time. Company A requested additional information regarding long-term obligations of Atheros. The representative of Qatalyst Partners provided this information to Company A. Company A indicated that it had at that point all the information that it needed to make any internal decision on a potential transaction involving Atheros.

Later on December 12, 2010, we and QUALCOMM entered into an exclusivity agreement and a confidentiality agreement.

Beginning on December 12, 2010, and continuing until execution of the definitive Merger Agreement, QUALCOMM and its representatives conducted legal, financial and business due diligence on Atheros, including a review of documents and other information. During that time, in-person meetings between various representatives of our management and QUALCOMM were held at a conference center in San Jose, California on December 13, 14, 15, and 21, 2010.

On December 14, 2010, Dr. Barratt met with Dr. Daniel Sullivan, QUALCOMM’s Executive Vice President of Human Resources, and Ms. Pamela Sauter, QUALCOMM’s Senior Vice President of Human Resources, to discuss the terms of his possible employment by QUALCOMM following the closing of the potential acquisition. Prior to this meeting, Dr. Barratt had not had any discussions with QUALCOMM regarding the terms of his potential employment by QUALCOMM. Subsequently, Dr. Barratt and Reed Smith LLP, legal counsel to Dr. Barratt, negotiated with QUALCOMM the terms of Dr. Barratt’s post-closing employment arrangements with QUALCOMM.

Later on December 16, 2010, Mr. Tachner sent our Board of Directors a proposed markup of the draft merger agreement for the Directors’ review.

From December 17, 2010 through January 5, 2011, representatives of Atheros, Pillsbury, QUALCOMM and Cravath had a number of discussions and exchanges of drafts and correspondence with respect to the terms of a possible transaction, focusing primarily on the negotiation of the provisions of the merger agreement.

On December 17, 2010, our Board of Directors convened a special meeting at which management provided an update on their meetings with QUALCOMM. In addition to management, representatives of Qatalyst Partners, Pillsbury and Frederick W. Cook & Co., or Cook, compensation consultants to our Board of Directors, were present for all or parts of the meeting. Management and Pillsbury provided an update on the status of negotiations on the draft merger agreement. During the meeting, our Board of Directors discussed with management and Pillsbury, and provided input on, a number of the provisions of the merger agreement being negotiated, including the non-solicitation provisions that would be applicable to us, the size of the termination fee that would be payable by us to QUALCOMM under various circumstances, our ability to terminate the merger agreement with QUALCOMM to accept a superior proposal, various conditions to the closing of a transaction with QUALCOMM, the definition of material adverse effect and the structure of the acquisition. Management, Qatalyst Partners and Cook were then excused from the meeting. At the end of the meeting, the independent members of the Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present, until the meeting was adjourned.

On December 18, 2010, Dr. Barratt spoke with Mr. Mollenkopf regarding the results of the due diligence meetings held to date and the next steps in QUALCOMM’s due diligence review.

On December 22, 2010, Dr. Barratt spoke with Mr. Mollenkopf regarding potential integration plans and scheduled a meeting that took place on January 2, 2011 to further discuss such plans.

On December 23, 2010, our Board of Directors met in a special meeting. Also in attendance were management and representatives of Qatalyst Partners and Pillsbury. Management provided an update on the due diligence review by QUALCOMM, and Pillsbury provided an update on the status of negotiations on the draft merger agreement. Our Board of Directors again provided input to management on certain specific terms of the merger agreement being negotiated with QUALCOMM. Our Board of Directors directed that it and the Compensation Committee be apprised of all compensation proposals from QUALCOMM regarding our executive team. Further, our Board of Directors determined that the Compensation Committee should formally retain and seek additional guidance from Cook regarding various aspects of the compensation matters being discussed with QUALCOMM. After management and Qatalyst Partners were excused from the meeting, the independent members of the Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present, until the meeting was adjourned.

Later on December 23, 2010, our Compensation Committee held a meeting during which members of our management provided an overview of the executive and employee compensation elements proposed by QUALCOMM. In addition to management, Cook and Pillsbury also participated in the meeting. The Compensation Committee discussed the proposals from QUALCOMM and requested Cook to provide a market analysis of the executive and employee compensation terms proposed by QUALCOMM to date. After management and Cook left the meeting, the Compensation Committee then met in closed session, with Pillsbury present, until the meeting was adjourned.

On December 27, 2010, the Compensation Committee met to: (i) begin its consideration of proposed annual compensation incentives for our executives and employees for calendar year 2011; and (ii) review the compensation terms for Dr. Barratt as proposed by QUALCOMM. Members of management, as well as Pillsbury and Cook, participated in the meeting. After management and Cook left the meeting, the Compensation Committee then met in closed session, with Pillsbury present, until the meeting was adjourned.

On December 29, 2010, the Compensation Committee met. Members of management, as well as Pillsbury and Cook, participated in the meeting. Management provided an update regarding recent compensation discussions with QUALCOMM. As requested, Cook provided additional information regarding compensation data and statistics based on transactions of a similar nature. After management and Cook left the meeting, the Compensation Committee then met in closed session, with Pillsbury present, until the meeting was adjourned.

On December 31, 2010, our Board of Directors met in a special meeting. Management, as well as Pillsbury and Qatalyst Partners, participated in the meeting. Management provided updates on a number of topics, including the progress of negotiations on the merger agreement, the status of QUALCOMM’s due diligence review, the communications plan relating to the potential transaction with QUALCOMM and compensation discussions between QUALCOMM and members of our executive team. Representatives of Qatalyst Partners provided updates on a number of topics, including pricing information, market statistics and termination fee ranges based on comparable transactions. Our Board of Directors provided input to management on certain specific terms of the merger agreement being negotiated with QUALCOMM. Our Board of Directors then received a report from the Compensation Committee regarding various compensation discussions and analyses that the Compensation Committee had undertaken with the assistance of Cook. After management and Qatalyst Partners were excused from the meeting, the independent members of the Board of Directors, initially with Director Charles Harris and then without, met in closed session with Pillsbury present, until the meeting was adjourned.

Later on December 31, 2010, the Compensation Committee met. Members of management, as well as Pillsbury and Cook, participated in the meeting. Cook provided a memorandum to the Compensation Committee summarizing its analysis of the compensation proposals in connection with the proposed transaction with QUALCOMM. After management and Cook left the meeting, the Compensation Committee, with Pillsbury present, then met in closed session until the meeting was adjourned.

On January 1, 2011, the Compensation Committee met. Members of management, as well as Pillsbury and Cook, participated in the meeting. The Compensation Committee, with the input of Cook, discussed equity grants for promotions, equity grants for the annual cycle for 2011 and base compensation amounts for 2011. In addition, the Compensation Committee, with the input of Cook, discussed compensation proposals made by QUALCOMM to our executive team in the event the proposed transaction closed, including an offer letter to Dr. Barratt. After management left the meeting, the Compensation Committee continued to discuss such matters with Cook. After Cook left the meeting, the Compensation Committee met in executive session to consider such compensation issues with only Pillsbury present until the meeting adjourned.

On January 2, 2011, Dr. Barratt and Messrs. Lazar and Amir Faintuch, our Senior Vice President and General Manager, Consumer Business Unit, met with Messrs. Mollenkopf, Lederer, Oberst and Agrawal. During this meeting, the QUALCOMM representatives provided information on the QUALCOMM organization and shared with the Atheros representatives preliminary thoughts on how the two organizations could possibly work together.

On January 3, 2011, Pillsbury distributed the then current draft of the merger agreement to our Board of Directors for the Directors’ review.

On January 4, 2011, Dr. Barratt spoke with Mr. Mollenkopf and indicated that Atheros and our Board of Directors would not agree to a termination fee of greater than 2.9% of the equity value of the transaction. Later on January 4, 2011, Dr. Barratt and Mr. Mollenkopf agreed on the resolution of the remaining outstanding issues related to the merger agreement. As part of this later discussion, Mr. Mollenkopf accepted Atheros’ proposal regarding the size of the termination fee.

In advance of the meeting of our Board of Directors on January 4, 2011, Pillsbury distributed the then current draft of the merger agreement to our Board of Directors for the Directors’ review.

Later on January 4, 2011, the Compensation Committee met to review the compensation terms set forth in the offer letter from QUALCOMM to Dr. Barratt and to review the compensation terms proposed by QUALCOMM with respect to other members of our executive team. Members of management, as well as Cook and Pillsbury, participated in the meeting. Cook reviewed in detail the terms of the Barratt offer letter and compared the terms proposed by QUALCOMM to employment arrangements in other comparable transactions. Cook advised the Compensation Committee that the financial terms of the employment arrangements proposed by QUALCOMM were comparable to those entered into in similar transactions. Management was then excused from the meeting. In further discussions with the Compensation Committee, Cook stated that, in its view, the Barratt offer letter represented an arrangement that was compensatory in nature. Cook further noted that, in its view, the Barratt offer letter was structured to retain strong retentive power after the first year of employment by QUALCOMM. Cook was then excused from the meeting. Based on this input and its review of the arrangements, the Compensation Committee concluded that the arrangements were compensatory in nature. The Compensation Committee meeting then adjourned.

Later on January 4, 2011, our Board of Directors held a special meeting to consider and vote upon the proposed merger agreement with QUALCOMM which had been provided to the Board of Directors in advance of the meeting. Management provided an update on the negotiations, the terms of the transaction as reflected in the proposed merger agreement and the reasons for considering the transaction with QUALCOMM. Our Board of Directors sought management’s advice and input regarding the proposed acquisition by QUALCOMM. Our Board of Directors reviewed with Qatalyst Partners and sought its advice regarding the prospects of obtaining any superior offers, current financial market conditions (including, without limitation, recent data on Atheros’ stock price), historical market prices for Atheros and comparable companies, the relationship between the fair value of Atheros’ shares and the purchase price of $45.00 per share proposed by QUALCOMM (including, without limitation, an analysis of the premium in the proposed transaction as compared to market information on premiums in the context of comparable acquisitions), a comparison of the proposed acquisition by QUALCOMM with comparable acquisition transactions and the extent to which alternative transactions and potential bidders were pursued and the results therefrom. Representatives of Qatalyst Partners also presented its financial analyses of the proposed merger and indicated that it was prepared to render to our Board of Directors its oral opinion, to be subsequently confirmed in writing that, as of such date and based upon and subject to the various considerations, limitations and other matters set forth in its written opinion, the consideration to be received by the holders of shares of Atheros common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than QUALCOMM or any of its affiliates). The full text of the opinion of Qatalyst Partners, dated as of January 5, 2011, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion, is attached as Annex B to this proxy statement. Based upon a comprehensive presentation by and the advice of Pillsbury, the Board members again considered their fiduciary duties in connection with the consideration of a transaction like the one represented by the merger agreement. Our Board of Directors also reviewed and discussed any interests of the Board members and the executive officers of Atheros in considering the advisability of the proposed acquisition. Our Board of Directors assessed and considered the perceived regulatory risks associated with the proposed acquisition, the likelihood of satisfying the closing conditions, the covenants restricting our operations after signing and the Board of Director’s ability to accept a superior offer subject to the terms of the Merger Agreement. After management and Qatalyst Partners left the meeting, our independent Directors and Director Charles Harris continued to discuss in a closed session the proposed transaction, with Pillsbury present. After Director Charles Harris left the meeting, our independent Directors continued to discuss the proposed acquisition in a closed session, with Pillsbury present. Our Board of Directors then reconvened with Director Charles Harris, Qatalyst Partners and members of management present, at which point Qatalyst Partners rendered its oral fairness opinion. Upon further review and after further discussion, our Board of Directors unanimously (i) determined that the Merger and the Merger Agreement are fair to, and advisable and in the best interests of, our stockholders, (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (iii) recommended that our stockholders adopt the Merger Agreement, which is attached as Annex A to this proxy statement.

See a discussion of the material factors considered by our Board of Directors under “—Reasons for the Merger; Recommendation of Our Board of Directors” below. The proposals discussed above from QUALCOMM represent the only proposals we received. Other than the proposals from QUALCOMM, we are not aware of any firm offer by any other person during the prior two years for (i) a merger or consolidation of us with another company; (ii) the sale or transfer of all or substantially all of our assets; or (iii) a purchase of our securities that would enable such person to exercise control of us.

Following the adjournment of the meeting of our Board of Directors on January 4, 2011, the parties signed the Merger Agreement early in the morning of January 5, 2011, prior to the opening of the NASDAQ Global Select Market. Shortly thereafter, we and QUALCOMM issued a joint press release announcing the signing of the Merger Agreement.

Reasons for the Merger; Recommendation of Our Board of Directors

Our Board of Directors unanimously determined that the Merger Agreement and the Merger are fair to, and advisable and in the best interests of, our stockholders. On January 4, 2011, our Board of Directors approved the Merger Agreement and authorized the transactions contemplated by the Merger Agreement, including the Merger, and recommended that our stockholders adopt the Merger Agreement. In reaching these conclusions, our Board of Directors considered the following material factors, among others:

•

the historical and current financial condition, results of operations, business and prospects of our company as well as our financial plan and prospects if we were to remain an independent company, including the current and expected conditions in the general economy and in the semiconductor industry, the substantial investment in research and development required to advance the development of our products and growth strategy and the accompanying risks associated with financing such research and development activities, the need to pursue strategic acquisitions and to increase our employee recruitment and retention efforts, along with the accompanying possible dilution to our earnings per share and the value of our stock, and the fact that our stockholders would continue to be subject to the risks and uncertainties of our financial plan and prospects unless we were acquired in a strategic transaction for cash consideration;

•

its belief, based upon our historical and current financial performance and results of operations, our prospects and long-term strategy, our competitive position in our industry, the outlook for the semiconductor industry and general economic and stock market conditions, that the $45.00 per share Merger Consideration would result in greater value to our stockholders than pursuing our current business plan;

•

the historical market prices of our common stock and recent trading activity, including the fact that the $45.00 per share Merger Consideration represented a 22% premium over our closing stock price on January 3, 2011 (the last trading day prior to rumors of a possible transaction to acquire Atheros were publicized), and a 28% premium over our average closing share price for the 20-day period ended January 3, 2011. Our Board of Directors also considered the fact that, although the $45.00 per share Merger Consideration represented only a 2% premium over our closing stock price on January 4, 2011 (the last trading day prior to the announcement of the transaction), between January 3, 2011 and January 4, 2011, our stock price had increased by 19%;

•

its belief that our stock price was not likely to trade at or above the $45.00 price offered in the Merger in the foreseeable future. This belief was based on a number of factors, including the directors’ knowledge and understanding of our company and our industry, our management’s projections and our business plan, research analyst target prices and historical performance of our stock;

•

the opinion of Qatalyst Partners addressed to our Board of Directors that, as of January 4, 2011 and based upon and subject to various assumptions made, matters considered and limitations described in the opinion, the $45.00 per share Merger Consideration to be received by holders of shares of our common stock (other than QUALCOMM and its affiliates) in the Merger was fair, from a financial point of view, to such holders. See “—Opinion of Atheros’ Financial Advisor” below and Annex B;

•	that the Merger Consideration to be paid is all cash, which provides certainty of value and liquidity to our stockholders;

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that, subject to compliance with the terms and conditions of the Merger Agreement, we are permitted to furnish information to and conduct negotiations with any third party that makes a bona fide written unsolicited acquisition proposal for us;

•

that, subject to compliance with the terms and conditions of the Merger Agreement, we are permitted to terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal;

•	that the Merger Agreement is subject to customary closing conditions;

•	that all of the members of our Board of Directors were unanimous in their determination to recommend the Merger Agreement for adoption by our stockholders;

•

that the transaction will be subject to the approval of our stockholders and that, in this regard, our directors and executive officers do not own a significant enough interest, in the aggregate, in our shares to influence substantially the outcome of the stockholder vote. As of [—], 2011, the record date for the Special Meeting, our directors and executive officers and their respective affiliates owned an aggregate of [—] shares, representing approximately [—]% of our outstanding common stock. See “—Interests of Executive Officers and Directors in the Merger” beginning on page 37; and “Security Ownership of Certain Beneficial Owners and Management” beginning on page 71; and

•	that our stockholders may exercise appraisal rights under Section 262 of the DGCL.

Our Board of Directors also believed the process by which we entered into the Merger Agreement with QUALCOMM was fair, and in reaching that determination our Board of Directors took into account, in addition to the factors noted above, the following:

•

the consideration and negotiation of the transaction was conducted entirely under the oversight of the members of our Board of Directors. None of the members of our Board of Directors has any financial interest in the Merger that is different from our stockholders generally, other than as described under “—Interests of Executive Officers and Directors in the Merger;” and

•	our extensive, arm’s-length negotiations with QUALCOMM, which, among other things, resulted in an increase in the Merger Consideration to $45.00 per share.

Our Board of Directors was aware of and also considered the following potentially adverse factors associated with the Merger, among others:

•

that the all-cash consideration, while providing certainty of value to our stockholders, would not allow our stockholders to have any ongoing equity participation in the surviving corporation following the closing of the Merger, meaning that our stockholders will cease to participate in our future earnings or growth, or to benefit from any increases in the value of QUALCOMM’s stock following the closing of the Merger;

•	that the proposed Merger will be a taxable transaction for our stockholders;

•	that we will be required to pay QUALCOMM a termination fee of $103.7 million if the Merger Agreement is terminated under certain circumstances;

•

that the Merger may not be completed in a timely manner or at all due to the necessity of receiving regulatory approvals, including under the HSR Act and the applicable competition laws of China, Japan and Taiwan;

•

that we are subject to restrictions on the conduct of our business prior to the consummation of the Merger, requiring us to conduct our business in the ordinary course consistent with past practice, subject to specified limitations, which may delay or prevent us from undertaking business opportunities that may arise during the term of the Merger Agreement, whether or not the Merger is completed;

•

that the announcement and pendency of the Merger could result in the disruption of our business, including the possible diversion of management and employee attention, potential employee attrition and the potential effect on our business relationships; and

•	that if the Merger is not completed, we may be adversely affected due to potential disruptions in our operations.

The foregoing discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but, rather, includes the material factors considered by our Board of Directors. In view of the large number of factors considered by our Board of Directors in connection with the evaluation of the Merger Agreement and the Merger and the complexity of these matters, our Board of Directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did our Board of Directors evaluate whether these factors were of equal importance. In addition, each director may have given different weight to the various factors. Our Board of Directors held extensive discussions with Qatalyst Partners with respect to the quantitative analyses of the financial terms of the Merger.

Our Board of Directors conducted discussions of, among other things, the factors described above, including asking questions of our management and our financial and legal advisors, and unanimously determined that the Merger Agreement and the Merger are fair to, and advisable and in the best interests of, our stockholders, approved the Merger Agreement and authorized the transactions contemplated by the Merger Agreement, including the Merger.

Our Board of Directors unanimously recommends that you vote “FOR” adoption of the Merger Agreement.

Opinion of Atheros’ Financial Advisor

Opinion of Qatalyst Partners LP

Atheros retained Qatalyst Partners LP, or Qatalyst Partners, as its financial advisor for the purpose of advising Atheros in connection with a potential transaction such as the Merger and to evaluate whether the consideration to be received in the Merger by the holders of Atheros common stock (other than QUALCOMM or any affiliate of QUALCOMM) was fair, from a financial point of view, to such holders. Qatalyst Partners has provided its written consent to the reproduction of the Qatalyst Partners opinion in this proxy statement. At the meeting of Atheros’ Board of Directors on January 4, 2011, Qatalyst Partners rendered its oral opinion that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the consideration to be received by the holders of Atheros common stock (other than QUALCOMM or any affiliate of QUALCOMM) in the Merger was fair, from a financial point of view, to such holders. The Qatalyst Partners written opinion, delivered following the Board meeting and dated January 5, 2011, is sometimes referred to herein as the Qatalyst Partners opinion.

The full text of the written opinion of Qatalyst Partners dated January 5, 2011, which describes the considerations, limitations and other matters upon which such opinion is based or to which such opinion is subject, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the Qatalyst Partners opinion set forth herein is qualified in its entirety by reference to the full text of the opinion. Stockholders should read the Qatalyst Partners opinion carefully and in its entirety. The Qatalyst Partners opinion was provided to Atheros’ Board of Directors, addresses only the fairness, from a financial point of view, to the holders of Atheros common stock (other than QUALCOMM or any affiliate of QUALCOMM) of the $45.00 per share cash consideration to be received by such holders in the Merger, and does not address any other aspect of the Merger.

The opinion of Qatalyst Partners does not constitute a recommendation as to how any stockholder should vote with respect to the Merger or any other matter and does not in any manner address the prices at which the Atheros common stock will trade at any time.

In arriving at its opinion, Qatalyst Partners, among other things:

•	reviewed the Merger Agreement dated as of January 5, 2011;

•	reviewed certain publicly-available financial statements and other business and financial information of Atheros;

•	reviewed certain financial projections and operating data prepared by the management of Atheros, or the Company Projections;

•	discussed the past and current operations and financial condition and the prospects of Atheros with senior executives of Atheros;

•

reviewed the historical market prices and trading activity of Atheros common stock and compared the financial performance of Atheros and the prices and trading activity of Atheros common stock with that of certain other selected publicly-traded companies and their securities;

•	reviewed the financial terms, to the extent publicly available, of selected acquisition transactions; and

•	performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by Atheros. With respect to the Company Projections, Qatalyst Partners was advised by the management of Atheros, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Atheros’ management of the future financial performance of Atheros and other matters covered thereby. Qatalyst Partners assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification or delay. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Atheros. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Atheros, nor was it furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessments of the management of Atheros as to the existing and future technology and products of Atheros and the risks associated with such technology and products.

The issuance of the Qatalyst Partners opinion was approved by a fairness opinion committee of Qatalyst Partners, in accordance with Qatalyst Partners’ customary practice. Qatalyst Partners provided its advisory services and opinion for the information and assistance of Atheros’ Board of Directors in connection with its consideration of the Merger.

The Qatalyst Partners opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Qatalyst Partners as of, the date of the Qatalyst Partners opinion. Events occurring after the date of the Qatalyst Partners opinion may affect the Qatalyst Partners opinion and the assumptions used in preparing it, and Qatalyst Partners assumed no obligation to update, revise or reaffirm the Qatalyst Partners opinion. The Qatalyst Partners opinion does not address the underlying business decision of Atheros to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to Atheros. The Qatalyst Partners opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of Atheros common stock (other than QUALCOMM or any affiliate of QUALCOMM) pursuant to the Merger Agreement. Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Atheros’ officers, directors or employees, or any class of such persons, relative to such consideration.

In accordance with customary investment banking practice, Qatalyst Partners employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by Qatalyst Partners in connection with rendering the Qatalyst Partners opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

In performing its analysis of Atheros, Qatalyst Partners relied upon, among other things, certain publicly-available Wall Street analyst estimates for Atheros, or the Street Projections, and the Company Projections, which were reviewed and discussed with Atheros’ Board of Directors for use in connection with its evaluation of the Merger (and Qatalyst Partners’ performance of its analysis and rendering of its opinion in connection with the Merger). Atheros does not publicly disclose internal management projections of the type provided to Atheros’ Board of Directors and Qatalyst Partners in connection with Atheros’ Board of Directors and Qatalyst Partners’ analysis of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. See the section entitled “Financial Forecasts” below.

Implied Transaction Premiums

Qatalyst Partners considered the merger consideration of $45.00 per share, or the $45.00 Merger Consideration, and calculated the implied premiums represented relative to the closing price of Atheros’ common stock on January 3, 2011 (two days prior to the announcement of the Merger and the last day before rumors of a possible transaction to acquire Atheros were publicized), the average daily closing prices for the 10-trading-day, 30-trading day and 90-trading day periods prior to and including January 3, 2011, and the highest and lowest closing prices for the last twelve months, or LTM, prior to and including January 3, 2011. The results of this analysis are set forth below:

	Historical Share Price	Premium of the $45.00 Merger Consideration Over Historical Share Price
January 3, 2011	$37.02	22%
10-Day Trading Average	$35.77	26%
30-Day Trading Average	$34.49	30%
90-Day Trading Average	$30.19	49%
LTM High	$43.02	5%
LTM Low	$23.57	91%

Qatalyst Partners determined the implied fully-diluted equity value of Atheros by multiplying the $45.00 Merger Consideration by the total number of shares outstanding (using the treasury stock method for including RSUs, options and warrants outstanding), based on the equity capitalization information as of December 31, 2010 provided by Atheros management. Qatalyst Partners then derived the implied fully-diluted enterprise value, or the Implied Enterprise Value, of Atheros by subtracting cash from the implied fully-diluted equity value based on the estimated balance sheet as of December 31, 2010 provided by Atheros management. Such estimated balance sheet indicated that Atheros had no debt as of that date. This analysis yielded an Implied Enterprise Value of $3,064 million. Qatalyst Partners considered the Implied Enterprise Value and calculated the implied premiums represented relative to the fully-diluted enterprise value based on the closing price of Atheros’ common stock on January 3, 2011 (two days prior to the announcement of the Merger and the last day before rumors of a possible transaction to acquire Atheros were publicized) and the average fully-diluted enterprise value based on the daily closing prices for the 30-trading day period prior to and including January 3, 2011. The results of this analysis are set forth below:

	Historical Fully-Diluted Enterprise Value	Premium of Implied Enterprise Value Over Historical Fully-Diluted Enterprise Value
January 3, 2011	$2,401 million	28%
30-Day Trading Average	$2,191 million	40%

Implied Multiples Analysis

Qatalyst Partners used the Implied Enterprise Value divided by estimated revenues to calculate implied revenue multiples. Qatalyst Partners also used the $45.00 Merger Consideration divided by estimated earnings per share to calculate implied earnings multiples. Both the implied revenue multiples and implied earnings multiples were calculated for the calendar years 2010 and 2011 based on both the Company Projections and the Street Projections. A summary of those implied revenue and earnings multiples is as follows:

	Implied Revenue Multiples	Implied Earnings Multiples
Company Projections
CY10E	3.3x	18.7x
CY11E	2.9x	18.1x
Street Projections
CY10E	3.3x	18.7x
CY11E	3.3x	22.6x

Discounted Cash Flow Analysis

Qatalyst Partners conducted an illustrative discounted cash flow, or DCF, analysis which is designed to imply a potential value of a company by calculating the net present value of estimated future cash flows of the company. Qatalyst Partners calculated ranges of implied per share values for Atheros’ common stock as of December 31, 2010.

Qatalyst Partners calculated the net present value of unlevered free cash flows for Atheros for the calendar year 2011 through the calendar year 2014 as derived from the Company Projections and calculated the terminal value at the end of 2014 by applying a range of multiples of 2.0x to 3.0x to Atheros’ next twelve months (calendar year 2015) revenue. Qatalyst Partners determined the range of multiples used based on the observed multiples of enterprise value to revenue for Atheros and selected companies, with particular emphasis on those companies having industry, growth, and margin characteristics determined to be most similar to those of Atheros. These values were discounted to present values using weighted average cost of capital ranging from 10.0% to 14.0%. Qatalyst Partners then applied a dilution factor of 16.0% to illustrate the net dilution to current stockholders due to the net effect of projected future equity awards.

This analysis yielded an illustrative range of implied per share present values of Atheros’ common stock from $40.84 to $60.43.

Qatalyst Partners conducted a further DCF analysis to illustrate the sensitivity of discounted present value to changes in revenue and operating margin. Qatalyst Partners sensitized revenue by using a calendar year 2011 to calendar year 2015 compound annual growth rate, or CAGR, range of 11.2% to 22.5%, as compared to a 19.9% CAGR in the Company Projections. Qatalyst Partners sensitized operating margin by changing the operating margin in the Company Projections in each of calendar year 2012 to calendar year 2015 by between, and including, (7.6) to 2.4 points of operating margin, which resulted in a calendar year 2015 operating margin range of 15.0% to 25.0%, as compared to 22.6% in the Company Projections. The further analysis employed as a constant for illustrative purposes a 2.5x multiple of next twelve months (calendar year 2015) revenue for calculating terminal value, a 12.0% weighted average cost of capital, and a dilution factor of 16.0%. These calculations resulted in a range of implied present values per share ranging from $37.98 to $54.34, as compared to an implied present value of $50.01 per share using the Company Projections and the illustrative constants described in the prior sentence.

Selected Companies Analysis

Qatalyst Partners reviewed certain financial information and public trading multiples for Atheros and compared that to the corresponding information of the following semiconductor companies:

Communication Connectivity

Broadcom Corporation

MediaTek Inc.

Marvell Technology Group Ltd.

Realtek Semiconductor Corp.

Entropic Communications, Inc.

Mellanox Technologies, Ltd.

CSR plc

Ralink Technology Corporation

Diversified

Intel Corporation

QUALCOMM Incorporated

Altera Corporation

STMicroelectronics N.V.

NVIDIA Corporation

Xilinx, Inc.

LSI Corporation

PMC-Sierra, Inc.

IP

ARM Holdings plc

High Growth Processors

NetLogic Microsystems, Inc.

Cavium Networks, Inc.

EZchip Semiconductor Ltd.

Applied Micro Circuits Corporation

None of the selected companies reviewed is identical to Atheros. These companies were selected, among other reasons, because they are publicly traded companies in Atheros’ industry and/or have operating or financial characteristics that, for purposes of this analysis, may have similarities with those of Atheros. In all instances, multiples were based on closing stock prices on January 3, 2011. For each of the following analyses performed by Qatalyst Partners, estimated financial data for the selected companies other than Atheros were based on Wall Street analyst research and consensus estimates.

Based upon research analyst consensus estimates for calendar year 2011 and using the closing prices as of January 3, 2011 for shares of the selected companies, Qatalyst Partners calculated, among other things, the closing stock price divided by the estimated consensus earnings per share for calendar year 2011, or the CY11E P/E Multiple, for each of the selected companies. The median and mean CY11E P/E Multiples among the communication connectivity companies analyzed were 14.8x and 15.6x. The median and mean CY11E P/E Multiples among the diversified companies analyzed were 13.2x and 14.3x. The CY11E P/E Multiple for the IP company was 42.4x. The median and mean CY11E P/E Multiples among the high growth processors companies analyzed were 21.9x and 24.9x.

Based on an analysis of the CY11E P/E Multiple for each of the selected companies, Qatalyst Partners selected a representative range of 12.0x to 19.0x and applied this range to Atheros’ estimated calendar year 2011 earnings per share. Based on the calculations set forth above, this analysis implied a range of values for Atheros’ common stock of approximately $29.77 to $47.13 per share based on the Company Projections and approximately $23.92 to $37.87 per share based on the Street Projections. Estimated calendar year 2011 earnings per share were $2.48 based on the Company Projections and $1.99 based on the Street Projections.

Based upon research analyst consensus estimates for calendar year 2011 and using the closing prices as of January 3, 2011 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully-diluted enterprise value divided by the estimated consensus revenue for calendar year 2011, or the CY11E Revenue Multiple, for each of the selected companies. The median and mean CY11E Revenue Multiples among the communication connectivity companies analyzed were 2.7x and 2.5x. The median and mean CY11E Revenue Multiples among the diversified companies analyzed were 2.4x and 2.7x. The CY11E Revenue Multiple for the IP company was 12.8x. The median and mean CY11E Revenue Multiples among the high growth processors companies analyzed were 6.4x and 6.1x.

Based on an analysis of the CY11E Revenue Multiple for each of the selected companies, Qatalyst Partners selected a representative range of 2.0x to 3.0x and applied this range to Atheros’ estimated calendar year 2011 revenue. Based on the calculations set forth above, this analysis implied a range of values for Atheros’ common stock of approximately $33.45 to $46.12 per share based on the Company Projections and approximately $30.49 to $41.78 per share based on the Street Projections. Estimated calendar year 2011 revenue was $1,053 million based on the Company Projections and $932 million based on the Street Projections.

Selected Transactions Analysis

Qatalyst Partners reviewed certain information with respect to a set of technology acquisition transactions announced between 2001 and 2010. None of these transactions were by themselves directly comparable to the Merger, although each could be considered similar to the Merger (although not necessarily to each other) in certain limited respects. Because of the unique circumstances of each of these transactions and the Merger, Qatalyst Partners cautioned against placing undue reliance on this information.

Acquiror	Target
Intel Corporation	Infineon Technologies AG (Wireless Business)
STMicroelectronics N.V. (Wireless Business)	NXP Semiconductors N.V. (Wireless Business)
ON Semiconductor Corporation	AMIS Holdings Inc.
RF Micro Devices, Inc.	Sirenza Microdevices, Inc.
LSI Logic Corporation	Agere Systems Inc.
The Blackstone Group, Texas Pacific Group, The Carlyle Group, Permira Funds	Freescale Semiconductor, Inc.
Kohlberg Kravis Roberts & Co., Silver Lake Partners, AlpInvest Partners NV	Koninklijke Philips Electronics N.V. (Royal Philips Electronics) (NXP Semiconductor Unit)
SanDisk Corporation	msystems Ltd.
Advanced Micro Devices, Inc	ATI Technologies Inc.
Micron Technology, Inc.	Lexar Media, Inc.
Bain Capital, LLC	Texas Instruments Incorporated (Sensor & Controls Unit)
Kohlberg Kravis Roberts & Co, Silver Lake Partners	Agilent Technologies, Inc. (Semiconductor Products Group)
Integrated Device Technology, Inc.	Integrated Circuit Systems, Inc.
Intersil Corporation	Elantec Semiconductor, Inc.
TriQuint Semiconductor, Inc.	Sawtek Inc.
Maxim Integrated Products, Inc.	Dallas Semiconductor Corporation

For each of the transactions listed above, Qatalyst Partners reviewed the price per share paid in the transaction as a multiple of next twelve months earnings per share of the target company reflected in Wall Street analyst research, certain publicly available financial statements and press releases. Based on the analysis of such metrics for the transactions noted above, Qatalyst Partners selected a representative range of 20.0x to 26.0x and applied this range of multiples to Atheros’ next twelve months estimated earnings per share reflected in the Street Projections. Based on the calculations set forth above, this analysis implied a range of values for Atheros’ common stock of approximately $39.86 to $51.82 per share. Next twelve months estimated earnings per share were $1.99 based on the Street Projections.

For each of the transactions listed above, Qatalyst Partners also reviewed, among other things, the implied fully-diluted enterprise value of the target company as a multiple of next twelve months estimated revenue of the target company reflected in Wall Street analyst research, certain publicly available financial statements and press releases. Based on the analysis of such metrics for the transactions noted above, Qatalyst Partners selected a representative range of 1.5x to 2.5x and applied this range of multiples to Atheros’ next twelve months estimated revenue reflected in the Street Projections. Based on the calculations set forth above, this analysis implied a range of values for Atheros’ common stock of approximately $24.69 to $36.17 per share. Next twelve months estimated revenue was $932 million based on the Street Projections.

Miscellaneous

The foregoing summary of the material financial analyses does not purport to be a complete description of the analyses or data presented by Qatalyst Partners. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Qatalyst Partners believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Qatalyst Partners with respect to the actual value of Atheros. In arriving at its opinion, Qatalyst Partners reviewed various financial and operational metrics for Atheros, including projections with respect to Atheros which were made available to Qatalyst Partners by or on behalf of Atheros. In arriving at its opinion, Qatalyst Partners did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, Qatalyst Partners considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Qatalyst Partners are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Qatalyst Partners’ analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Atheros. The Qatalyst Partners opinion was one of the many factors taken into consideration by Atheros’ Board of Directors in making its determination to approve the Merger. The analyses as summarized above should not be viewed as determinative of the opinion of Atheros’ Board of Directors with respect to Atheros’ value, or of whether Atheros’ Board Directors would have been willing to agree to different or other forms of consideration. The $45.00 Merger Consideration was determined in negotiations between Atheros and QUALCOMM, and the decision to approve and recommend the Merger was made by the Board of Directors.

As a part of its investment banking business, Qatalyst Partners and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Qatalyst

Partners was selected on the basis of such experience and its familiarity with Atheros to advise the Board of Directors in connection with the Merger and to deliver an opinion to the Atheros Board of Directors addressing the fairness, from a financial point of view, of the consideration to be received by holders of shares of Atheros common stock, other than QUALCOMM or any affiliate of QUALCOMM, pursuant to the Merger Agreement.

Qatalyst Partners provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Atheros, QUALCOMM or certain of their respective affiliates. During the two-year period prior to the date of the Qatalyst Partners opinion, no other material relationship existed between Qatalyst Partners or any of its affiliates and Atheros or QUALCOMM and any of their respective affiliates pursuant to which compensation was received by Qatalyst Partners or its affiliates; however, Qatalyst Partners and/or its affiliates in the future may provide investment banking and other financial services to Atheros and QUALCOMM and their respective affiliates for which they would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst Partners provided Atheros with financial advisory services in connection with the proposed Merger for which it will be paid a customary fee, a portion of which is payable in connection with the rendering of its opinion and a substantial portion of which will be paid upon completion of the Merger. Atheros has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. In addition, Atheros has agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities and expenses related to or arising out of Qatalyst Partners’ engagement.

Financial Forecasts

In connection with the evaluation of a possible transaction, we provided our Board of Directors with certain non-public business and financial information about Atheros as a stand-alone company, including long range financial forecasts for the years ending December 31, 2011, 2012, 2013, 2014 and 2015. These forecasts were also provided to Qatalyst Partners in conjunction with its role as our financial advisor and were then used by Qatalyst Partners in connection with its financial analysis of the Merger Consideration. These long range financial forecasts were not made available to QUALCOMM prior to the time the parties agreed upon the price for the Merger.

While we do not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings or our financial condition (other than limited quarterly guidance provided during our financial results conference calls), we have included prospective financial information for the fiscal years ending December 31, 2011, 2012, 2013, 2014 and 2015 to provide our stockholders access to certain non-public information that was made available to our Board of Directors and our financial advisor in connection with their consideration of the Merger.

The material portions of our 2011 through 2015 long range financial forecasts that were utilized by Qatalyst Partners to calculate the discounted cash flow value of Atheros as part of its fairness opinion were the projected yearly cash flow generated for 2011 through 2015 and the 2015 projected revenue. This financial information is summarized below:

	Years Ended December 31,
	2011	2012	2013	2014	2015
	(in millions)
Unlevered Free Cash Flows	$183	$212	$274	$340	$411
Revenue in 2015					$2,172

The inclusion of the financial forecasts above should not be regarded as an indication that we, our management, our Board of Directors, Qatalyst Partners, QUALCOMM or any other recipient of this information considered, or now considers, the financial projections above to be predictive of actual future results, and they should not be relied on as such.

Our management’s internal financial forecasts, upon which the long range financial forecasts were based, are subjective in many respects. These forecasts were based on numerous assumptions made by our management, including assumptions with respect to industry performance, competition, general business, economic, geo-political, currency, market and financial conditions, and other matters, all of which are difficult to predict and are beyond our control. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than such forecasts. As the forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, unreliability and execution risk. These factors create significant doubt as to whether the forecasts for years 2011 and beyond are likely to be achieved. As a result, the forecasts are not necessarily indicative of future results. In addition, our management prepared the long range financial forecasts prior to the execution of the Merger Agreement and, accordingly, the forecasts do not reflect the effects of the Merger, which may cause results to differ materially. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts.

The financial forecasts stated above were prepared for internal use in connection with the Merger and not with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States, or GAAP, the published guidelines of the SEC regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecasts included in this proxy statement were prepared by, and are the responsibility of, our management. We do not assume any responsibility to update these forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the financial forecasts. Furthermore, the financial forecasts do not take into account any circumstances or events occurring after the date the forecasts were prepared that were unforeseen by our management at the time of preparation. We have made publicly available our actual results of operations for the quarter ended September 30, 2010. Our stockholders should review our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 to obtain this information. See “Where You Can Find More Information” on page 74.

None of Atheros, QUALCOMM or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any of our stockholders or any other person regarding our ultimate performance compared to the information contained in the forecasts or that forecasted results will be achieved.

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF OUR INTERNAL FINANCIAL FORECASTS, WE UNDERTAKE NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

Interests of Executive Officers and Directors in the Merger

In considering the recommendation of our Board of Directors in favor of the adoption of the Merger Agreement, our stockholders should be aware that our executive officers and directors may have interests in the Merger that are different from or in addition to the interests of our stockholders in general. The members of our

Board of Directors were aware of such interests when deciding to approve and recommend the Merger Agreement and the Merger. See “—Background of the Merger” beginning on page 17, and “—Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 27. Our stockholders should take these interests into account in deciding whether to vote “FOR” the adoption of the Merger Agreement.

Agreements with Our Executive Officers

We have previously entered into severance and change in control agreements with each of Dr. Craig H. Barratt, Messrs. Jack R. Lazar, Hing Chu, Amir Faintuch, Richard Hegberg, Daniel A. Rabinovitsj, Gary L. Szilagyi, Adam H. Tachner and David D. Torre and Dr. Jason Zheng. Under these agreements, if the executive officer’s employment is terminated without cause, or if the executive officer resigns for good reason (generally consisting of (i) a material reduction in the sum of base salary and bonus, (ii) a relocation by more than 50 miles or (iii) any material reduction in authorities, duties or responsibilities, but not including any reduction in authorities, duties or responsibilities occurring in connection with a change in control), within 12 months following a change in control of Atheros, then the executive officer will receive:

•

a lump sum cash severance payment equal to 18 months, in the case of Dr. Barratt, or 12 months, in the case of the other executive officers, of base salary at the highest rate in effect during his employment with us;

•	if not already paid to him at the time of termination, his earned annual cash incentive bonus under the bonus plan in effect for the calendar year immediately prior to the termination;

•

his baseline target, or stretch target in the case of Mr. Lazar, annual cash incentive bonus under the bonus plan in effect during the calendar year of the termination, prorated for the portion of such calendar year prior to the date of termination;

•	automatic vesting of all of his unvested options and restricted stock units as of the date of termination;

•

the extension of the exercise period for his options to the earlier of two years, in the case of Dr. Barratt, or one year, in the case of the other executive officers, following the date of termination or the original expiration date of the options; and

•

health insurance coverage for the executive and his enrolled dependents for 18 months, in the case of Dr. Barratt, or 12 months, in the case of the other executive officers, following the effective date of termination, at no cost if the executive officer elects to continue group health plan coverage under COBRA.

In the event any of the severance benefits trigger the Section 280G excise tax, payments would be reduced to avoid triggering such tax.

The Merger will constitute a change in control and QUALCOMM will constitute our successor under the severance and change in control agreements.

Offer Letter to Craig H. Barratt

Dr. Barratt entered into an offer letter with QUALCOMM on January 5, 2011, which will be effective upon the closing of the Merger (except that the offer letter prohibits Dr. Barratt from terminating his employment for any reason, or agreeing to any amendment or termination of his severance and change in control agreement with us, prior to the closing of the Merger). The offer letter sets Dr. Barratt’s base salary at the higher of (i) an annual rate of $430,000 or (ii) the annual base salary in effect immediately prior to the closing of the Merger. If Dr. Barratt remains continuously employed with QUALCOMM through the first anniversary of the closing of the Merger, he will receive a retention bonus payment of 100% of his base salary. If he remains continuously employed with QUALCOMM through the second anniversary of the closing of the Merger, he will receive another retention bonus payment of 100% of his base salary. The offer letter provides that, for each fiscal year beginning after the closing of the Merger, Dr. Barratt is also eligible to receive a target incentive payment under QUALCOMM’s bonus programs of 75% of his base salary, based on performance targets determined by QUALCOMM. For fiscal year 2011, Dr. Barratt is eligible to receive target incentive payments equal to the sum of (i) 100% of his annual base salary immediately prior to the closing of the Merger (prorated for the period between January 1 and the closing of the Merger) and (ii) 75% of his annual base salary in effect following the closing of the Merger (prorated for the period between the closing of the Merger and the end of QUALCOMM’s fiscal year). Dr. Barratt is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and fringe benefit plans, of QUALCOMM. After the closing of the Merger, Dr. Barratt is eligible to receive ten semi-annual grants of QUALCOMM restricted stock units with each grant having a grant date fair market value of $2,000,000, subject to Dr. Barratt’s continued employment with QUALCOMM through each grant date. Each semi-annual grant will vest in three equal annual installments, subject to Dr. Barratt’s continued employment with QUALCOMM, with the first installment vesting on the first anniversary of the grant date. The first semi-annual grant will be made on the later of QUALCOMM’s first annual grant date after the closing of the Merger and May 20, 2011.

Under Dr. Barratt’s offer letter, if his employment is terminated by QUALCOMM without cause or he resigns for good reason (generally consisting of (i) relocation by more than 50 miles or (ii) any material reduction in authorities, duties or responsibilities, but not including any reduction in authorities, duties or responsibilities occurring in connection with the Merger), within 12 months following the closing of the Merger, he will receive the following:

•

his baseline target annual cash incentive bonus under the bonus plan in effect during the calendar year of his termination, prorated for the portion of such calendar year prior to the date of termination;

•

accelerated payment of any unpaid retention bonus payments (which payment would be made upon a termination of employment by QUALCOMM without cause or a resignation for good reason at any time, not only in the 12 months following the closing of the Merger);

•

a lump sum cash payment equal to the aggregate grant date fair market value of all semi-annual QUALCOMM restricted stock unit grants contemplated by the offer letter that have not been granted as of the date of his termination (which payment would be made upon a termination of employment by QUALCOMM without cause or resignation for good reason at any time, not only in the 12 months following the closing of the Merger);

•	if not already paid to him at the time of termination, his earned annual cash incentive bonus under the bonus plan in effect for the calendar year immediately prior to his termination;

•	automatic vesting of all of his unvested options and restricted stock units granted prior to the closing of the Merger that are assumed by QUALCOMM;

•	the extension of the exercise period for his options to the earlier of two years following the termination date and the original expiration date of the options; and

•

health insurance coverage for Dr. Barratt and his enrolled dependents for 18 months following the effective date of termination, at no cost if Dr. Barratt elects to continue group health plan coverage under COBRA.

In the event any of the severance benefits trigger the Section 280G excise tax, payments would be reduced to avoid triggering such tax.

Dr. Barratt has agreed that, for two years following the date his employment is terminated for any reason, he will not solicit any employees of QUALCOMM or any of its subsidiaries.

Dr. Barratt’s offer letter agreement with QUALCOMM will supersede his existing severance and change in control agreement with us upon the closing of the Merger.

Selling Stockholder Agreement

Dr. Barratt also entered into a selling stockholder agreement with QUALCOMM on January 5, 2011, which will be effective upon the closing of the Merger. Under the stockholder agreement, Dr. Barratt agrees that for a period of two years after the Merger, or the non-competition period, Dr. Barratt will not have any relationship (as such term is defined in the selling stockholder agreement) in which Dr. Barratt engages or assists any person other than QUALCOMM and its subsidiaries in certain business areas related to wireless local area networking, fast and gigabit Ethernet networking, Bluetooth connectivity, Global Positioning System location capability, passive optical networking or power line communication. Dr. Barratt also agrees that during the non-competition period he will not, other than as an employee, consultant or advisor of QUALCOMM or any of its subsidiaries, provide any products or services with regard to the business areas described above to any person that is, or has been in the prior two years, a customer or active prospective customer of QUALCOMM or Atheros. In addition, Dr. Barratt agrees not to solicit employees and consultants of Atheros and QUALCOMM during the non-competition period, other than in his capacity as an employee, consultant or advisor of QUALCOMM or any of its subsidiaries.

Offer Letters to the Executive Officers

QUALCOMM entered into offer letters with Messrs. Lazar, Chu, Faintuch, Hegberg, Rabinovitsj, Szilagyi, Tachner and Torre, and Dr. Zheng, which will be effective upon the closing of the Merger. Mr. Torre’s offer letter provides that Mr. Torre’s employment will be in a transition role that will last no longer than 12 months after the closing of the Merger.

The offer letters set each executive officer’s base salary to be equal to the executive officer’s annual base salary in effect immediately prior to the closing of the Merger, which is set forth in the following table. The offer letters provide that QUALCOMM will conduct a compensation study within 90 days after the closing of the Merger to determine the market competitiveness of each executive officer’s annual base salary and QUALCOMM will make upward adjustments as it determines to be appropriate. Pursuant to the offer letters, except with respect to Messrs. Chu and Torre, if the executive officer remains continuously employed with QUALCOMM through the first anniversary of the closing of the Merger, he will receive a retention bonus payment equal to an agreed upon percentage of his base salary in effect at the closing of the Merger, as shown in the following table. If he remains continuously employed with QUALCOMM through the second anniversary of the closing of the Merger, he will receive another retention bonus payment of the same amount. In addition, each executive officer is eligible to receive a cash incentive bonus based upon attaining certain performance targets. The baseline and stretch bonus targets for QUALCOMM’s 2011 and 2012 fiscal years will remain the same as set forth in the 2011 Atheros Executive Compensation Plan, as shown in the following table, except that each executive officer’s bonus target for QUALCOMM’s 2011 fiscal year will be prorated for the January 1 – September 30 period. For QUALCOMM’s 2013 fiscal year and afterwards, each executive officer, except for Mr. Torre, will be eligible for the executive bonus program offered by QUALCOMM. After the closing of the Merger, each executive officer will be eligible for all benefits that are available to employees in the same geographic location as the executive officer.

Each executive officer, except for Mr. Torre, will receive an inducement grant for the number of restricted stock units set forth in the following table, or the Inducement Grant, from us immediately prior to the closing of the Merger that will be converted into QUALCOMM restricted stock units at the closing of the Merger. The Inducement Grant will vest in three equal annual installments. After the closing of the Merger, each executive officer, except for Messrs. Chu and Torre, will be eligible to receive four semi-annual grants of QUALCOMM restricted stock units with grant date fair market values shown in the following table, subject to the executive officer’s continued employment with QUALCOMM through each grant date. Each semi-annual grant will vest in three equal annual installments, subject to the executive officer’s continued employment with QUALCOMM, with the first installment vesting on the first anniversary of the grant date. The first semi-annual grant will be made on the later of QUALCOMM’s first annual grant date after the closing of the Merger and November 20, 2011. Certain executive officers’ offer letters also provide for the continuation of certain relocation expense reimbursements and housing allowances that we have previously agreed to provide to such executive officers.

The table below sets forth the compensation to be paid to the executive officers under their respective offer letters.

Name	Annual Base Salary($)		Retention Bonus (Percentage of Base Salary)(1)	Baseline Bonus (Percentage of Base Salary)	Stretch Bonus (Percentage of Base Salary)	Inducement RSU Grant (# of Shares)	Grant-Date Fair Market Value of Semi- Annual RSU Grant($)(3)
Jack R. Lazar	$325,000		100%	45%	45%	37,500	$550,000
Hing Chu	$258,000		—	45%	30%	15,000	—
Amir Faintuch	$310,000		100%	60%	60%	37,500	$550,000
Richard Hegberg	$290,000		50%	70%	20%	25,200	$300,000
Daniel A. Rabinovitsj	$305,000		100%	60%	60%	33,500	$550,000
Gary L. Szilagyi	$300,000		100%	60%	60%	31,200	$300,000
Adam H. Tachner	$280,000		50%	45%	30%	23,200	$300,000
David D. Torre	$260,000		—	45%	30%	—	—
Jason Zheng	$322,092	(2)	100%	60%	60%	37,500	$550,000

(1)	As described above, each executive officer, except for Messrs. Chu and Torre, is entitled to two retention bonuses in the amounts set forth in this column, subject to the terms of his offer letter.
(2)	The amount set forth herein was calculated based on the noon buying rate in New York City for cable transfers in Yuan as certified for customs purposes by the Federal Reserve Bank of New York on January 18, 2011, which was ¥6.5828 per $1.00.
(3)	As described above, each executive officer, except for Messrs. Chu and Torre, is entitled to four semi-annual restricted stock unit grants in the amounts set forth in this column, subject to the terms of his offer letter.

Under the offer letters, if the executive officer’s employment is terminated by QUALCOMM without cause or the executive officer resigns for good reason (generally consisting of (i) relocation by more than 50 miles, (ii) any material reduction in his then current base salary plus target bonus opportunity compensation or (iii) any material reduction in authorities, duties or responsibilities), within 12 months following the closing of the Merger, he will receive the following:

•	a lump sum severance payment equal to 12 months of his base salary at the highest rate in effect during his employment with QUALCOMM;

•

his baseline target, or his stretch target in the case of Mr. Lazar, annual cash incentive bonus under the bonus plan in effect during the calendar year of his termination, prorated for the portion of such calendar year prior to the date of termination;

•

accelerated payment of any unpaid retention bonus payments (which payment would be made upon termination of employment by QUALCOMM without cause or resignation for good reason at any time, not only in the 12 months following the closing of the Merger), if applicable;

•

a lump sum cash payment equal to the aggregate grant date fair market value of all semi-annual QUALCOMM restricted stock unit grants contemplated by his offer letter that have not been granted as of the date of his termination (which payment would be made upon a termination of employment by QUALCOMM without cause or resignation for good reason at any time, not only in the 12 months following the closing of the Merger), if applicable;

•	if not already paid to him at the time of termination, his earned annual cash incentive bonus under the bonus plan in effect for the fiscal year immediately prior to his termination;

•	automatic vesting of all of his unvested options and restricted stock units granted prior to the closing of the Merger that are assumed by QUALCOMM;

•	the extension of the exercise period for his options to the earlier of one year following the termination date and the original expiration date of the options; and

•

health insurance coverage for the executive officer and his enrolled dependents for 12 months following the effective date of termination, at no cost if the executive officer elects to continue group health plan coverage under COBRA.

Mr. Torre will receive the severance benefits described above at the end of his transition period (if his employment is not terminated sooner).

Under the offer letters, except in the case of Mr. Torre, if the executive officer’s employment is terminated by QUALCOMM without cause or the executive officer resigns for good reason (as described above), on or after the 12-month anniversary of the closing of the Merger, he will receive the following:

•	a lump sum severance payment equal to six months of his base salary at the highest rate in effect during his employment with QUALCOMM; and

•

health insurance coverage for the executive officer and his enrolled dependents for six months following the effective date of termination, at no cost if the executive officer elects to continue group health plan coverage under COBRA.

In the event any of the severance benefits trigger the Section 280G excise tax, payments would be reduced to avoid triggering such tax.

Each executive officer has agreed that, for two years following the date his employment is terminated for any reason, he will not solicit any employees of QUALCOMM or any of its subsidiaries.

The offer letters to the executive officers from QUALCOMM will supersede the executive officers’ existing severance and change in control agreements with us upon the closing of the Merger and the executive officers will no longer be entitled to any payments or benefits under our existing agreements.

Compensation Summary

The following table sets forth the following severance payments that each of our executive officers would receive if the severance provisions under the terms of his offer letter with QUALCOMM are triggered immediately following the closing of the Merger:

•	in the case of the executive officers other than Dr. Barratt, the cash salary-based severance payment;

•	any amounts payable under the cash incentive bonus plan;

•	continuation of benefits;

•	the aggregate cash retention bonus he will be eligible to receive under his offer letter with QUALCOMM, if applicable; and

•	the aggregate fair market value of restricted stock units that he will be eligible to receive under his offer letter with QUALCOMM, if applicable.

Name	Cash Severance Payment(1)	Cash Incentive Bonus(2)	Aggregate Cash Retention Bonus(3)	Dollar Value of Semi- Annual RSUs(3)	Benefits Continuation
Craig H. Barratt	—	$322,500	$860,000	$20,000,000	$31,792
Jack R. Lazar	$325,000	$292,500	$650,000	$2,200,000	$21,326
Hing Chu	$258,000	$116,100	—	—	$21,326
Amir Faintuch	$310,000	$186,000	$620,000	$2,200,000	$22,404
Richard Hegberg	$290,000	$203,000	$290,000	$1,200,000	$22,404
Daniel A. Rabinovitsj	$305,000	$183,000	$610,000	$2,200,000	$21,326
Gary L. Szilagyi	$300,000	$180,000	$600,000	$1,200,000	$21,326
Adam H. Tachner	$280,000	$126,000	$280,000	$1,200,000	$16,152
David D. Torre	$260,000	$117,000	—	—	$21,326
Jason Zheng(4)	$322,092	$193,255	$644,184	$2,200,000	$22,404

(1)	These severance payments are based on the annual base salaries of our executive officers as of the date of this proxy statement.

(2)	These amounts reflect the payments the executive officers would receive under the cash incentive bonus plan administered by QUALCOMM for the year of termination based on the executive officer’s baseline target, or his stretch target in the case of Mr. Lazar, under the plan (not prorated to reflect the date of termination);
(3)	These amounts assume that no retention payments have been made, nor restricted stock units granted, to the executive officer prior to his termination.
(4)	The amounts set forth herein, if originally stated in Yuan, were calculated based on the noon buying rate in New York City for cable transfers in Yuan as certified for customs purposes by the Federal Reserve Bank of New York on January 18, 2011, which was ¥6.5828 per $1.00.

The following table sets forth, as of January 18, 2011, the number of shares subject to stock options and restricted stock units held by our executive officers that would automatically vest if the severance provisions under their respective agreements are triggered following the closing of the Merger and the dollar values of such accelerated stock options and restricted stock unit awards. The table also sets forth, as of January 18, 2011, the total number of shares subject to stock options, vested or unvested, and restricted stock units held by our executive officers and the dollar values of all such stock options and restricted stock units.

Name	Total Number of Options Subject to Accelerated Vesting(1)	Dollar Value of Accelerated Options(2)	Total Number of All Options(1)	Dollar Value of All Options(2)	Total Number of RSUs Subject to Accelerated Vesting(1)	Dollar Value of Accelerated RSUs(3)	Total Number of All RSUs(1)	Dollar Value of All RSUs(3)
Craig H. Barratt	138,646	$1,750,927	643,000	$14,333,490	236,668	$10,650,060	269,461	$12,125,745
Jack R. Lazar	50,209	$642,732	144,047	$2,940,655	147,001	$6,615,045	159,106	$7,159,770
Hing Chu	16,480	$212,957	113,818	$2,916,914	49,233	$2,215,485	53,595	$2,411,775
Amir Faintuch	73,959	$1,173,195	150,000	$2,610,000	139,334	$6,270,030	147,980	$6,659,100
Richard Hegberg	65,000	$1,241,500	65,000	$1,241,500	92,200	$4,149,000	92,200	$4,149,000
Daniel A. Rabinovitsj	50,000	$550,000	50,000	$550,000	127,500	$5,737,500	127,500	$5,737,500
Gary L. Szilagyi	68,584	$726,609	109,500	$1,298,770	125,001	$5,625,045	136,212	$6,129,540
Adam H. Tachner	25,105	$321,372	139,500	$3,357,402	65,033	$2,926,485	70,597	$3,176,865
David D. Torre	16,438	$217,064	139,000	$3,850,920	25,767	$1,159,515	29,939	$1,347,255
Jason Zheng	109,662	$2,694,910	200,000	$5,218,500	115,500	$5,197,500	121,125	$5,450,625

(1)	These numbers are calculated assuming that the closing of the Merger will occur on April 1, 2011 and that the executive officers will receive no further option or restricted stock unit grants prior to the closing of the Merger other than the Inducement Grant.
(2)	The dollar value of options is calculated by subtracting the per share exercise price of the options from $45.00 per share and multiplying the amount of this difference by the number of shares subject to the options.
(3)	The dollar value of restricted stock units is calculated by multiplying the number of shares underlying the restricted stock units by $45.00.

As discussed below under “—Equity Awards—Treatment of Restricted Stock Units in Connection with the Merger,” the Merger Agreement provides for the grant of restricted stock units by us in amounts directed by QUALCOMM prior to the effective time of the Merger, which will include the grants to our executive officers provided for in their offer letters and discussed above under “—Offer Letters to the Executive Officers”. In addition, the Merger Agreement also allows us to grant additional equity awards to our executive officers as retention or promotion grants prior to the closing of the Merger. To the extent we have granted additional equity awards to our executive officers as of January 18, 2011, these awards are reflected in the table above.

Arrangements with our Non-Employee Directors

Under the terms of our Amended and Restated 2004 Stock Incentive Plan, each option granted to our non-employee directors will become fully vested if a change in control occurs during such director’s service. As of [—], 2011, our non-employee directors collectively hold options to purchase an aggregate of [—] shares of

Atheros common stock, of which options to purchase [—] shares of Atheros common stock are unvested. If the closing of the Merger occurs following the date of our next annual stockholders meeting, each director will receive his or her regular grant of options to purchase 7,500 shares of Atheros common stock immediately following such annual meeting.

The following table sets forth, as of January 18, 2011, the number of shares subject to stock options held by our non-employee directors that will automatically vest upon the closing of the Merger pursuant to the terms of the directors’ stock option award agreements and the dollar values of such accelerated stock options. The table also includes the total number of shares, vested or unvested, subject to options held by our non-employee directors and the dollar values of all such stock options.

Name	Total Number of Options Subject to Accelerated Vesting at the Closing(1)	Dollar Value of Accelerated Options(2)	Total Number of All Options(1)	Dollar Value of All Options(2)
Daniel A. Artusi	22,500	$358,321	52,500	$816,675
Charles E. Harris(3)	5,937	$70,532	38,725	$1,231,623
Christine King	20,157	$406,775	36,250	$754,300
Teresa H. Meng	1,250	$14,850	175,000	$6,267,436
Marshall L. Mohr	12,501	$222,936	52,500	$1,224,975
Andrew S. Rappaport	1,250	$14,850	52,500	$1,224,975
Willy C. Shih	12,501	$222,936	67,500	$1,326,750

(1)	The numbers in this table are calculated assuming that the closing of the Merger will occur on April 1, 2011 and that the directors will receive no further option grants prior to the closing.
(2)	The dollar value of options is calculated by subtracting the per share exercise price of the options from $45.00 per share and multiplying the amount of this difference by the number of shares subject to the options.
(3)	Mr. Harris is an employee director who is entitled to the same equity award treatment as non-employee directors.

Equity Awards

Treatment of Stock Options in Connection with the Merger.    The Merger Agreement provides that each option to purchase shares of our common stock that is outstanding and unexercised immediately prior to the effective time of the Merger, including options held by our executive officers, will, upon the effective time of the Merger, be converted into and become an option to purchase shares of QUALCOMM common stock. Each option held by our current and former non-employee directors, whether vested or unvested, will be cashed out in the Merger as though fully vested.

Treatment of Restricted Stock Units in Connection with the Merger.    The Merger Agreement also provides that each restricted stock unit outstanding immediately prior to the effective time of the Merger, including any restricted stock units held by our executive officers and any restricted stock units granted pursuant to the Merger Agreement contingent upon the Merger (as described below), will, upon the effective time of the Merger, be converted into and become a restricted stock unit for shares of QUALCOMM common stock. In addition, the vesting of each restricted stock unit award subject to performance-based vesting for which the performance period is scheduled to end following the effective time of the Merger will be converted to service-based vesting, with one-third of the restricted stock units under each such award vesting on each of the first three anniversaries of the grant date.

The Merger Agreement provides for the grant by us of restricted stock units covering up to 2,500,000 shares of Atheros common stock to employees chosen by QUALCOMM and in amounts directed by QUALCOMM prior to the effective time of the Merger. Any grant of restricted stock units made to the executive officers pursuant to any offer letters they have entered into with QUALCOMM would be counted in such directed grants. If, as of five days prior to the closing of the Merger, QUALCOMM has not directed us to make such grants covering at least 1,300,000 shares of Atheros common stock, we may make grants of such restricted stock units equal to the difference between (i) 1,300,000 and (ii) the number of shares of Atheros common stock underlying the restricted stock units that QUALCOMM has directed us to make. Such restricted stock unit awards granted pursuant to the Merger Agreement will vest pro rata over three years and otherwise have terms consistent with QUALCOMM’s 2006 Long-Term Incentive Plan and the form of restricted stock unit award agreement thereunder. These grants will be made immediately prior to the closing of the Merger and will be contingent on the effectiveness of the Merger.

The general treatment of options and restricted stock units in the Merger, including such awards held by our executive officers and directors, is described below under “The Merger Agreement—Treatment of Stock Options, Restricted Stock Units and Other Equity Awards” beginning on page 51.

Indemnification of Directors and Officers; Insurance.    The Merger Agreement provides that all rights of indemnification that exist in favor of individuals who are our current or former directors or officers for their acts and omissions as our directors and officers occurring prior to the effective time of the Merger, as provided in our certificate of incorporation or bylaws or any of our existing indemnification agreements in effect as of the date of the Merger Agreement, will be observed by the surviving corporation. The Merger Agreement further provides that we will obtain or cause to be obtained, at QUALCOMM’s expense, as of the effective time of the Merger a “tail” insurance policy with a claims period of six years from the effective time of the Merger with respect to directors’ and officers’ liability insurance covering those persons who were, as of the date of the Merger Agreement, covered by our directors’ and officers’ liability insurance policy, for acts or omissions occurring prior to the effective time of the Merger, on terms that are no less favorable than our policies in effect on the date of the Merger Agreement. See “The Merger Agreement—Indemnification and Insurance” beginning on page 65. QUALCOMM has agreed to cause the surviving corporation to so observe the obligations described above in this paragraph.

Delisting and Deregistration of Our Common Stock

Following the closing of the Merger, shares of our common stock will no longer be traded on the NASDAQ Global Select Market or any other public market and will be deregistered under the Exchange Act.

Atheros After the Merger

At the effective time of the Merger, we will cease to be an independent public company and will instead be a direct or indirect wholly owned subsidiary of QUALCOMM. At the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger will become the directors of the surviving corporation, and the officers of Merger Sub immediately prior to the effective time of the Merger will become the officers of the surviving corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Conduct of Our Business if the Merger is Not Completed

In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders would not receive any consideration from QUALCOMM or Merger Sub for their shares of our common stock. Instead, we would remain an independent public company, our common stock would continue to be listed and traded on the NASDAQ Global Select Market and our stockholders would continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of our common stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, our Board of Directors would, from time to time, evaluate and review our business operations, properties, dividend policy and capitalization, among other things, and make such changes as are deemed appropriate. In addition, if the Merger is not completed, our Board of Directors might seek to identify strategic alternatives to maximize stockholder value. If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us would be offered or that our business, prospects or results of operations would not be adversely impacted.

Pursuant to the Merger Agreement, under certain circumstances, we are permitted to terminate the Merger Agreement and to accept a superior proposal. See “The Merger Agreement—Termination of Merger Agreement” beginning on page 63.

Pursuant to the Merger Agreement, under certain circumstances, if the Merger is not completed, we may be obligated to pay QUALCOMM a termination fee. See “The Merger Agreement—Termination Fees and Expenses” beginning on page 65.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the Merger to holders of Atheros common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Atheros common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Atheros common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Atheros common stock through the exercise of options or otherwise as compensation, holders who hold their Atheros common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, and holders who exercise appraisal rights. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a U.S. holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the Merger to holders of Atheros common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Atheros common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Atheros common stock that is not a U.S. holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Atheros common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Atheros common stock, you should consult your own tax advisor.

U.S. Holders

The conversion of shares of Atheros common stock into cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the Merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the Merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Atheros common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Atheros common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the Merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the Merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of Atheros’ outstanding common stock at any time during the five years preceding the Merger, and Atheros is or has been a “United States real property holding corporation” for U.S. federal income tax purposes during such period. Although there can be no assurances in this regard, Atheros does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the Merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

The foregoing discussion of certain U.S. federal income tax consequences is not tax advice. Stockholders should consult their tax advisors to determine the U.S. federal, state and local and foreign tax consequences of the Merger to them in view of their own particular circumstances.

Governmental and Regulatory Clearances

HSR Act

The closing of the Merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the Merger may not be completed unless certain information has been furnished by QUALCOMM and Atheros to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30-day waiting period (the “initial waiting period”), during which time the Merger may not be consummated, unless that initial waiting period is terminated early. If, before the expiration of the initial waiting period, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, the parties may not consummate the transaction until 30 days after QUALCOMM and Atheros have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). QUALCOMM and Atheros filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission on January 31, 2011, and each requested early termination of the waiting period.

At any time before the effective time of the Merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, state attorneys general, or private parties can file suit under the antitrust laws seeking to enjoin consummation of the Merger. There can be no assurance that the Merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

Other Jurisdictions

The completion of the Merger is also subject to comparable notifications and review under the antitrust laws of various foreign jurisdictions, including China, Japan and Taiwan. QUALCOMM has filed or intends to file notifications with the appropriate governmental entities, including in China, Japan and Taiwan. All three of these jurisdictions require that the regulatory agency complete its review before the parties may complete the Merger and QUALCOMM and Atheros intend to observe such applicable waiting periods prior to completing the Merger. There can be no assurance that QUALCOMM and Atheros will be able to obtain all required regulatory approvals.

In addition, even if we and QUALCOMM obtain all necessary regulatory clearances and approvals, and the Merger Agreement is adopted by our stockholders, conditions may be placed on any such clearance or approval that could cause QUALCOMM to abandon the Merger.

Legal Proceedings Regarding the Merger

Beginning on January 5, 2011, several purported class action lawsuits were filed in the Superior Court of California, Santa Clara County and in the Delaware Court of Chancery against us, our officers and directors, QUALCOMM and Merger Sub. The complaints allege, among other things, that (1) our officers and directors violated fiduciary duties to our stockholders by approving the Merger Consideration and the Merger and certain terms of the Merger Agreement related to our ability to solicit or consider or accept alternative proposals, (2) QUALCOMM and Merger Sub aided and abetted that breach, (3) our officers and directors have a self-interest in the transaction in that some of them will be offered employment positions with the surviving corporation, (4) our directors did not make sufficient efforts to obtain the highest price available, and (5) the Merger Consideration is unfair and inadequate for reasons including but not limited to that it is not a sufficient premium over the recent trading value of our stock and fails to fully value our recent performance and growth prospects. The complaints seek, among other things, an injunction prohibiting consummation of the Merger, rescission or damages in the event the Merger is consummated, and attorneys’ fees and expenses.

These complaints may be amended in the future and other similar lawsuits may be filed.

Accounting Treatment

The Merger will be accounted for as a “business combination” for financial accounting purposes.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the Merger Agreement in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you.

The Merger Agreement and the following description have been included to provide you with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about us or QUALCOMM. Such information can be found elsewhere in this proxy statement and in the other public filings we and QUALCOMM make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the Merger Agreement were made for the purposes of the Merger Agreement by Atheros and QUALCOMM to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Atheros and QUALCOMM in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality or material adverse effect that may be different from what may be viewed as material or as a material adverse effect to stockholders, or may have been made for the purpose of allocating risk between Atheros and QUALCOMM rather than establishing the matters addressed by such representations and warranties as facts. The Merger Agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Atheros or QUALCOMM or their respective businesses.

The Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub, a wholly owned subsidiary of QUALCOMM and a party to the Merger Agreement, will merge with and into us. We will survive the Merger as a wholly owned subsidiary of QUALCOMM and the separate corporate existence of Merger Sub will cease.

Effective Time; Closing

The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by QUALCOMM and us and specified in the certificate of merger. The filing of the certificate of merger will occur on the date of closing, which will take place on a date to be specified by QUALCOMM, Merger Sub and us and which will be no later than the third business day after satisfaction or waiver of the conditions to the closing of the Merger set forth in the Merger Agreement and described in this proxy statement unless such closing would occur on a Specified Quarter End Date (as defined in the Merger Agreement), in which case the closing will occur on the first business day of QUALCOMM’s subsequent fiscal quarter or on such other date to be specified by QUALCOMM, Merger Sub and us. Although we expect to complete the Merger as soon as possible following the Special Meeting (if our stockholders adopt the Merger Agreement), we cannot specify when or assure that we and QUALCOMM will satisfy or waive all of the conditions to the closing of the Merger. See “—Conditions to the Closing of the Merger” beginning on page 62.

Merger Consideration

The Merger Agreement provides that each share of our common stock outstanding immediately prior to the effective time of the Merger (other than shares owned by us as treasury stock, shares owned by QUALCOMM or Merger Sub or shares held by holders properly exercising appraisal rights under Delaware law) will be converted at the effective time of the Merger into the right to receive $45.00 in cash, without interest and less any applicable withholding taxes.

If any of our stockholders perfect appraisal rights with respect to any of our shares of common stock, then we will treat those shares as described under “Appraisal Rights” beginning on page 67.

Treatment of Warrants

Each warrant outstanding immediately prior to the closing will be cancelled at the closing in exchange for a lump-sum cash payment equal to (i) the product of (x) the number of shares of Atheros common stock subject to such warrant and (y) $45.00, minus (ii) the product of (x) the number of shares of Atheros common stock subject to such warrant and (y) the per share exercise price of such warrant, without interest and less any applicable withholding taxes.

Treatment of Stock Options, Restricted Stock Units and Other Equity Awards

Stock Options

At the effective time of the Merger, each outstanding option to acquire Atheros common stock granted under our 1998 or 2004 Stock Incentive Plans will be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable to that option prior to the conversion, a number of shares of QUALCOMM common stock equal to the product of the following, rounded down to the nearest whole share of QUALCOMM common stock:

•	the number of shares of Atheros common stock subject to such option immediately prior to the effective time of the Merger; and

•	the exchange ratio, as described below.

The exchange ratio is a fraction, the numerator of which is the Merger Consideration of $45.00 per share and the denominator of which is the average closing price per share of the common stock of QUALCOMM on the NASDAQ Global Select Market for the 20 trading days immediately prior to the effective time of the Merger. The exercise price per share of common stock of QUALCOMM subject to each option immediately following such conversion will be equal to the quotient of (a) the per share exercise price for the shares of Atheros common stock otherwise purchasable pursuant to such option and (b) the exchange ratio, rounded up to the nearest whole cent.

However, at the effective time of the Merger, each outstanding stock option held by a current or former non-employee director of Atheros (including those stock options vesting in connection with the Merger) will be canceled and converted into the right to receive an amount in cash equal to the product of the following:

•	the number of shares of Atheros common stock that are subject to such option immediately prior to the effective time of the Merger (as accelerated pursuant to the terms of such option); and

•	the excess, if any, of the Merger Consideration over the exercise price per share of Atheros common stock otherwise purchasable pursuant to such option.

The option award agreements for options granted under our 2004 Stock Incentive Plan provide for one year’s accelerated vesting for Atheros employees at the vice president level and above in the event of a termination without cause following an acquisition of Atheros. The Merger will constitute an acquisition for this purpose, but such accelerated vesting provisions will be superseded by the full accelerated vesting provisions provided for in existing severance and change in control agreements with Atheros or the offer letters entered into with QUALCOMM (as described above under “The Merger—Interests of Executive Officers and Directors in the Merger”) that provide for such full vesting in the event the employee is terminated by QUALCOMM without cause or the employee resigns for good reason within 12 months following the closing of the Merger.

Restricted Stock Units

At the effective time of the Merger, each outstanding restricted stock unit award with respect to Atheros common stock will be converted into a restricted stock unit award, subject to substantially the same terms and conditions as were applicable to that restricted stock unit award prior to the conversion, with respect to a number of shares of QUALCOMM common stock equal to the product of the following, rounded down to the nearest whole share of QUALCOMM common stock:

•	the number of shares of Atheros common stock subject to such restricted stock unit award immediately prior to the effective time of the Merger; and

•	the exchange ratio, as described above.

However, the vesting of each restricted stock unit award subject to performance-based vesting for which the performance period is scheduled to end following the effective time of the Merger will be converted to service-based vesting, with one-third of the restricted stock units under each such award vesting on each of the first three anniversaries of the grant date.

The restricted stock unit award agreements for restricted stock units, granted under our 2004 Stock Incentive Plan, provide for one year’s accelerated vesting for Atheros employees at the vice president level and above in the event of a termination without cause following an acquisition of Atheros. The Merger will constitute an acquisition for this purpose, but such accelerated vesting provisions will be superseded by the full accelerated vesting provisions provided for in existing severance and change in control agreements with Atheros or the offer letters entered into with QUALCOMM (as described above under “The Merger—Interests of Executive Officers and Directors in the Merger”) that provide for such full vesting in the event the employee is terminated by QUALCOMM without cause or the employee resigns for good reason within 12 months following the closing of the Merger.

Employee Stock Purchase Plan

The 2004 Employee Stock Purchase Plan will terminate effective as of the last business day before the effective time of the Merger. Pursuant to the Merger Agreement, the current offering period will terminate effective as of the last business day before the effective time of the Merger and each purchase right under the employee stock purchase plan outstanding on such day will be automatically exercised by applying the payroll deductions of each then current participant in the employee stock purchase plan to purchase shares of Atheros common stock, at the price determined under the terms of the employee stock purchase plan and subject to the maximum number and value of shares purchasable per participant.

Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates

Prior to the effective time of the Merger, QUALCOMM will designate a paying agent, and QUALCOMM will make available to the paying agent funds in amounts as necessary for the payment of the Merger Consideration.

As soon as reasonably practicable after the effective time of the Merger, the paying agent will mail, to each person who was a holder of record of our common stock immediately prior to the effective time of the Merger, a letter of transmittal and other documents containing instructions for exchanging certificates representing such shares of our common stock. Such letter of transmittal and other documents will be accompanied by a substitute IRS Form W-9 or the applicable IRS Form W-8. After the effective time of the Merger, each holder of a certificate previously representing such shares of our common stock will, upon surrender to the paying agent of such certificate, together with a properly completed letter of transmittal and such other documents, be entitled to receive the Merger Consideration of $45.00 in cash, less any applicable withholding taxes, for each share of our common stock represented by such certificate.

No interest will be paid or shall accrue on the cash payable upon surrender of any such certificate. The cash paid upon surrender of any such certificate will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of our common stock formerly represented by such certificate.

If any such certificate has been lost, stolen, defaced or destroyed, the paying agent or the surviving corporation, as the case may be, will pay the Merger Consideration with respect to each share of our common stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, defaced or destroyed and, if required by the surviving corporation, the posting by such person of a bond in an amount as the surviving corporation may reasonably direct as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.

At any time following the one-year anniversary of the closing date of the Merger, the surviving corporation may require the paying agent to deliver to it any funds previously made available to the paying agent that have not been disbursed to holders of certificates that formerly represented shares of our common stock. After that time, stockholders will no longer be able to receive the Merger Consideration from the paying agent. Instead, they will be required to seek to obtain the Merger Consideration from QUALCOMM and the surviving corporation only, and in so doing will be treated as general creditors with respect to the payment of any such Merger Consideration, without any interest thereon and less any applicable withholding taxes.

Directors and Officers

The Merger Agreement provides that Merger Sub’s directors and officers immediately prior to the effective time of the Merger will be the directors and officers, respectively, of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Representations and Warranties

We have made a number of representations and warranties to QUALCOMM and Merger Sub in the Merger Agreement regarding aspects of our business and other matters pertinent to the Merger. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ organization, good standing and qualification and similar corporate matters;

•	our subsidiaries;

•	our and our subsidiaries’ capital structure;

•

our corporate power and authority to execute and deliver the Merger Agreement, to consummate the Merger and the other transactions contemplated by the Merger Agreement and to comply with the terms of the Merger Agreement;

•	the enforceability of the Merger Agreement against us;

•

the absence of any violation of our charter documents, certain contracts, laws or judgments to which we are subject as a result of our execution and delivery of the Merger Agreement and our consummation of the Merger;

•

the consents, approvals, notices and other similar actions with respect to governmental entities required as a result of our execution and delivery of the Merger Agreement and our consummation of the Merger;

•

the filing of required reports and other documents by us with the SEC, the compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations, the compliance of our financial statements included in such reports and documents with applicable accounting requirements and the rules and regulations of the SEC, the absence of any outstanding or unresolved comments received by us from the SEC and the absence of certain types of undisclosed liabilities;

•	the preparation of our financial statements included in our reports and documents filed with the SEC in accordance with GAAP;

•	compliance with the Sarbanes-Oxley Act of 2002;

•

the absence of any joint venture, off-balance sheet partnership or other similar arrangement entered into for the purpose of, or with the intended or known result of, avoiding the disclosure of any material transaction or liability;

•	the maintenance by us of internal controls over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

•	the accuracy of the information supplied by us in connection with this proxy statement;

•

the conduct of our and our subsidiaries’ respective businesses in the ordinary course of business consistent in all material respects with past practice, in each case from December 31, 2009 to the date of the Merger Agreement;

•	the absence of any material adverse effect since December 31, 2009;

•	the absence, in each case from September 30, 2010 to the date of the Merger Agreement, of:

•	any dividends or other distributions on our or our subsidiaries’ capital stock (other than from one of our subsidiaries to us);

•	any splits, combinations or reclassifications of, or issuances of securities in respect of, our or our subsidiaries’ capital stock;

•

any grants by us or our subsidiaries to our or our subsidiaries’ personnel of any bonus or award opportunity, any loan or any increase in any type of compensation or benefits, except for grants of normal bonus opportunities and normal increases of base cash compensation, in each case, in the ordinary course of business consistent with past practice;

•	any payment by us or our subsidiaries to our or our subsidiaries’ personnel of any bonus or award;

•	any grant of any severance, separation, change in control, retention or termination benefits;

•	any adoption or establishment of, or entry into, or any amendment of, modification to or termination of, any employee benefit arrangement, including agreements securing payment therefor;

•	any grants or amendments of any award under any benefit plan or benefit agreement;

•

any action that is reasonably expected to result in the acceleration of vesting or payment of any rights, compensation, benefits or funding obligations under any benefit plan or benefit agreement or otherwise;

•	any change in financial or tax accounting methods, principles or practices, except as required by GAAP or law;

•	any material tax election or change in any material tax election; and

•	any settlement or compromise of material tax liabilities;

•	certain pending and threatened litigation;

•	specified and material contracts;

•	our possession of certain permits necessary to operate our business;

•	our compliance with all applicable laws and judgments;

•	the absence, since December 31, 2009, of changes in our benefit plans;

•	the absence of collective bargaining agreements or other labor union agreements;

•	environmental matters;

•	employee benefits matters;

•	tax matters;

•

title to our properties and tangible assets, the sufficiency of our material properties and tangible assets to operate our and our subsidiaries’ respective businesses and our rights to use our leased tangible properties and assets;

•	our intellectual property;

•	our insurance policies;

•	the absence of unlawful payments;

•	the inapplicability of any state takeover or similar statute or regulation to the Merger Agreement and the Merger;

•	the required vote of our stockholders;

•	our engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and fees payable by us to other advisors in connection with the Merger Agreement and the Merger; and

•	our receipt of a fairness opinion from Qatalyst Partners.

Some of our representations and warranties are qualified by a material adverse effect standard. The Merger Agreement provides that a material adverse effect is any state of facts, change, development, event, effect, condition, occurrence, action or omission (each an “Effect”) that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of us and our subsidiaries, taken as a whole, or prevent, materially impede or materially delay the consummation by us of the Merger, provided that, no Effect, either alone or in combination, resulting from any of the following will be taken into account in determining whether a material adverse effect has occurred or may, would or could occur:

•

general economic conditions in the United States or any other country or region in the world in which we and our subsidiaries conduct business or conditions in the global economy generally, provided that the effects arising therefrom do not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies that conduct business in the industries in which we and our subsidiaries conduct business;

•

conditions in the securities markets, capital markets, credit markets, currency markets or other financial markets (including changes in interest rates or suspensions in trading) in the U.S. or any other country or region of the world in which we and our subsidiaries conduct business, provided that the effects arising therefrom do not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies that conduct business in the industries in which we and our subsidiaries conduct business;

•

conditions in the industries in which we and our subsidiaries conduct business, provided that the effects arising therefrom do not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies that conduct business in the industries in which we and our subsidiaries conduct business;

•

any natural disaster or other force majeure events in the U.S. or in any other country or region of the world, provided that the effects arising therefrom, do not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies that conduct business in the industries in which we and our subsidiaries conduct business;

•

acts of war, sabotage or terrorism (including any escalation thereof) in the U.S. or in any other country or region in the world, provided that the effects arising therefrom do not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies that conduct business in the industries in which we and our subsidiaries conduct business;

•

any change in applicable laws or GAAP or other applicable accounting standards which occurs or becomes effective after the date of the Merger Agreement, provided that the effects arising therefrom do not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies that conduct business in the industries in which we and our subsidiaries conduct business;

•

any changes resulting from the announcement of the Merger Agreement and the transactions contemplated by the Merger Agreement due to the identity of QUALCOMM; any lawsuit in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement or any change or loss of a relationship with a customer, supplier, distributor or other business partner of us or our subsidiaries, in each case, due to the identity of QUALCOMM; or the departure of any of our or our subsidiaries’ employees or officers due to the identity of QUALCOMM or the terms or conditions of employment offers, or lack thereof, from QUALCOMM;

•

the outcome, results or progress of certain claims, actions, suits or proceedings pending or threatened against us or our subsidiaries and identified by us to QUALCOMM on a disclosure schedule prior to the execution of the Merger Agreement;

•

any suit, claim, request for indemnification or proceeding brought by any of our current or former stockholders which asserts allegations of a breach of fiduciary duty, violations of securities laws or otherwise in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement; and

•

any declines or other changes in the market price or trading volume of our common stock or our failure to meet any public estimates of our revenue, earnings or other financial performance or any failure by us to meet any internal budgets, plans or forecasts (provided that the underlying cause or causes of any such decline, change or failure may be taken into consideration when determining whether a material adverse effect has occurred or may, would or could occur).

QUALCOMM and Merger Sub have made a number of representations and warranties to us regarding various matters pertinent to the Merger. The topics covered by these representations and warranties include the following:

•	their organization and good standing;

•	their corporate power and authority to execute and deliver the Merger Agreement and consummate the Merger;

•

the absence of any violation of their charter documents, certain contracts or laws and judgments applicable to them as a result of their execution and delivery of the Merger Agreement and the consummation of the Merger;

•	the enforceability of the Merger Agreement against them;

•	the accuracy of information supplied by or on behalf of QUALCOMM and Merger Sub for inclusion in this proxy statement;

•	Merger Sub’s lack of prior operating activity;

•	having sufficient funds for payments under the Merger Agreement;

•	that neither QUALCOMM nor Merger Sub is an “interested stockholder” under Delaware’s takeover statute; and

•	the engagement by QUALCOMM and Merger Sub of brokers, investment bankers, and financial advisors in connection with the transactions contemplated by the Merger Agreement.

The representations and warranties of each of the parties to the Merger Agreement will expire upon the consummation of the Merger.

Covenants

Conduct of Our Business Prior to the Merger

In the Merger Agreement, we have agreed that before the effective time of the Merger, subject to certain exceptions, we will, and will cause each of our subsidiaries to, carry on our and their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable laws and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of present officers and employees, to preserve assets and technology and relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with us and our subsidiaries and to maintain franchises, rights and permits.

In addition, we have agreed, with specified exceptions, to various restrictions, including restrictions on our and our subsidiaries’ ability to:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, capital stock or other equity or voting interests;

•

split, combine or reclassify capital stock or other equity or voting interests, or issue or authorize any other securities in respect of, in lieu of or in substitution for, capital stock or other equity or voting interests;

•

purchase, redeem or otherwise acquire any capital stock, other equity or voting interests or any other of our or our subsidiaries’ securities, or any options, warrants, calls or rights to acquire any such capital stock or other securities;

•	take any action that would result in any amendment, modification or change of any of our or our subsidiaries’ indebtedness (as that term is defined in the Merger Agreement);

•

issue, deliver, sell, pledge or otherwise encumber any capital stock, other equity or voting interests or equity equivalents, subject to certain exceptions, or securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or equity equivalents;

•	amend our or our subsidiaries’ organizational documents;

•

acquire, or agree to acquire by any means, any business or division thereof, or any assets other than an asset or assets which, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $10,000,000;

•	sell, lease, license or encumber any of our material properties or assets, subject to certain exceptions for actions in the ordinary course of business consistent with past practice;

•	repurchase, prepay or incur any indebtedness (as that term is defined in the Merger Agreement);

•	guarantee any debt of another person;

•	issue or sell debt securities or rights to acquire any debt securities of ours or our subsidiaries;

•

make any loans, advances or capital contributions to, or investments in, any person, other than us or any of our direct or indirect wholly owned subsidiaries and advances of travel and similar expenses to employees;

•	incur or commit to incur any capital expenditures that are in excess of $10,000,000 in the aggregate;

•

pay, discharge, settle or satisfy any claims (including any claims of stockholders or stockholder litigation relating to the Merger Agreement), liabilities or obligations, other than the payment, discharge, settlement or satisfaction of (i) claims in the ordinary course of business consistent with past practice, (ii) obligations that do not involve a payment in excess of $5,000,000, (iii) claims, liabilities or obligations reserved against or included in our most recent audited financial statements or incurred after the date of such financial statements in the ordinary course of business consistent with past practice, or (iv) the fees and expenses of advisors retained by us or our subsidiaries in connection with the transactions contemplated by the Merger Agreement and incurred in connection with the transactions contemplated by the Merger Agreement;

•	waive, relinquish, release, grant, transfer or assign any right of material value;

•

waive any material benefit of, or agree to modify in any material and adverse respect, or fail to enforce, or consent to any matters to which our consent is required under, any confidentiality, standstill or similar contract to which we or our subsidiaries are a party or bound;

•	enter into, modify or amend in any material respect or exercise any right to renew, any lease or sublease of real property;

•	acquire any interest in real property;

•	adopt, establish, terminate, amend or modify any policies or procedures, whether written or oral, with respect to the use or distribution by us or our subsidiaries of any public software;

•	terminate, amend, modify, renew, accelerate, cancel or waive any material contract or enter into certain types of specified contracts (in each case, subject to certain exceptions);

•

adopt, establish, enter into, terminate, amend or modify any benefit plan or benefit agreement; increase the compensation or benefits of our personnel; make any payments not provided for under the benefit plans and benefit agreements in effect on the date of the Merger Agreement, other than bonus awards or salary increases in aggregate amounts previously agreed to by QUALCOMM; grant or amend any award under any benefit plan, except for grants of stock options or restricted stock units in aggregate amounts previously agreed to by QUALCOMM, or remove or modify existing restrictions in any benefit plan or benefit agreement or award made thereunder; grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner such compensation or benefits of, any personnel; enter into any trust, annuity or insurance contract or similar agreement or take any other action to fund or secure the payment of compensation or benefits under any benefit plan or benefit agreement; take any action to accelerate, or that could reasonably be expected to result in the acceleration of, the timing of payment or vesting of any rights, compensation, benefits or funding obligations under any benefit plan or benefit agreement or otherwise; or make any material determination under any benefit plan or benefit agreement that is inconsistent with the ordinary course of business or past practice;

•	form any subsidiary;

•	enter into any contract which would conflict with, or be violated by, the consummation of the Merger or compliance with the Merger Agreement; and

•	authorize, commit, resolve or agree to take any of the foregoing actions.

No Solicitation of Acquisition Proposals

We have agreed that we will not, and will not authorize or permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries’ directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•

solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any takeover proposal (as defined in the Merger Agreement and described below under the heading “—Board Recommendation” beginning on page 59) or any inquiries or the making of any proposal that would reasonably be expected to lead to a takeover proposal; or

•

enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with any person with respect to, any takeover proposal.

Despite these general prohibitions, at any time prior to the adoption of the Merger Agreement by our stockholders and subject to the conditions described below, we may, and may permit and authorize our subsidiaries and our and our subsidiaries’ representatives to:

•

furnish to a person (and its representatives) making a bona fide written takeover proposal information pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the confidentiality agreement between us and QUALCOMM, provided that all such information has been provided, or is concurrently provided, to QUALCOMM; and

•	participate in discussions or negotiations with, and only with, the person (and its representatives) making such takeover proposal regarding the takeover proposal.

We may only take these actions if:

•

our Board of Directors determines in good faith that such takeover proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as defined in the Merger Agreement and described below under the heading “—Board Recommendation”);

•	the takeover proposal did not result from our breach of the non-solicitation covenants of the Merger Agreement;

•	we comply with our obligations to advise QUALCOMM, orally and in writing, as promptly as practicable and in any event within 24 hours of receipt of:

•	any takeover proposal or request for information or inquiry that we reasonably believe could lead to or contemplates a takeover proposal; and

•

the identity of the person making the takeover proposal, request or inquiry and the material terms and conditions of such takeover proposal, request or inquiry, including any amendment or modification thereof, which information will be provided promptly to QUALCOMM;

•

we comply with our obligations to provide to QUALCOMM promptly upon receipt or delivery thereof, with copies of all transaction documents containing any material terms or conditions relating to such takeover proposal (including the financing thereof) and exchanged between us, our subsidiaries or any of our or our subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the one hand, and the person making the takeover proposal or any of its affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the other hand; and

•

we comply with our obligations to keep QUALCOMM reasonably informed of the progress of negotiations concerning any takeover proposal, including causing our financial and legal advisors to confer on a daily basis (subject to certain limitations and conditions set forth in the Merger Agreement) with QUALCOMM’s financial and legal advisors.

Board Recommendation

The Merger Agreement provides that neither our Board of Directors nor any committee of our Board of Directors will, or will agree or resolve to:

•

withdraw or modify in a manner adverse to QUALCOMM or Merger Sub, or propose publicly to withdraw or modify in a manner adverse to QUALCOMM or Merger Sub, the recommendation or declaration of advisability by our Board of Directors or any committee of our Board of Directors of the Merger Agreement or the Merger (we refer to any such action, resolution or agreement to take such action as an “adverse recommendation change”);

•	recommend, declare advisable or propose to recommend or declare advisable, any takeover proposal, or resolve or agree to take any such action; or

•

cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any takeover proposal (other than a confidentiality agreement, as discussed above).

Notwithstanding the terms above or any other term in the Merger Agreement to the contrary, subject to the conditions described below, our Board of Directors may, at any time prior to the adoption of the Merger Agreement by our stockholders, in response to (i) an intervening event (as defined in the Merger Agreement and as described below under this heading), effect an adverse recommendation change, provided that our Board of Directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so would be inconsistent with its fiduciary duties to our stockholders under applicable law, and (ii) in response to a superior proposal that did not result from a breach of the non-solicitation covenants of the Merger Agreement, cause us to terminate the Merger Agreement and concurrently enter into an acquisition agreement.

Our Board of Directors may only effect an adverse recommendation change or terminate the Merger Agreement to accept a superior proposal if:

•

our Board of Directors provides prior written notice to QUALCOMM that our Board of Directors is prepared to effect an adverse recommendation change (referred to as an “adverse recommendation change notice”) and provides to QUALCOMM information describing the intervening event in reasonable detail, or that our Board of Directors is prepared to terminate the Merger Agreement to accept a superior proposal (referred to as a “notice of superior proposal”) and provides to QUALCOMM the terms and conditions relating to the transaction that constitutes such superior proposal;

•

QUALCOMM has been given five business days to make a written proposal that would, in the good faith judgment of our Board of Directors (after consultation with a financial advisor of national reputation and outside legal counsel), obviate the need for an adverse recommendation change as a result of the intervening event or cause the superior proposal to no longer constitute a superior proposal, with any amendment or modification of such superior proposal requiring a new notice of superior proposal and a new three business day period; and

•

during the five or three business day period, as applicable, before our Board of Directors effects an adverse recommendation change or terminates the Merger Agreement to accept a superior proposal, we negotiate in good faith with QUALCOMM regarding any revisions to the terms of the Merger and the other transactions contemplated by the Merger Agreement proposed by QUALCOMM.

The covenant in the Merger Agreement generally prohibiting us from soliciting takeover proposals does not prevent us from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to our stockholders if our Board of Directors determines in good faith that the failure to so disclose would be inconsistent with applicable law; provided, however, that in no event will we or our Board of Directors take, agree or resolve to take any action with respect to an adverse recommendation change or a superior proposal that is prohibited by the Merger Agreement.

A “takeover proposal” means any inquiry, proposal or offer from any person (other than QUALCOMM or Merger Sub or their affiliates) relating to or that could reasonably be expected to lead to, in one or a series of transactions, any merger, consolidation, business combination, recapitalization, liquidation or dissolution involving us or any direct or indirect acquisition, including by way of merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition or similar transaction, of:

•	assets or businesses that constitute or represent 20% or more of the total revenue, net income, EBITDA or assets of us and our subsidiaries, taken as a whole; or

•

20% or more of the outstanding shares of our common stock or of any class of capital stock of, or other equity or voting interests in, one or more of our subsidiaries which, in the aggregate, directly or indirectly hold the assets or businesses referred to above.

A “superior proposal” means any bona fide written offer of any person (other than QUALCOMM or Merger Sub or their affiliates) which did not result from a breach of the non-solicitation covenants contained in the Merger Agreement and that, if consummated, would result in such person or its stockholders acquiring:

•	more than 50% of the voting power of our common stock; or

•	all or substantially all of our and our subsidiaries’ assets, taken as a whole; and

which offer, in the good faith judgment of our Board of Directors, after consultation with a financial advisor of national reputation and outside legal counsel, (i) is more favorable to our stockholders from a financial point of view than the Merger (taking into account all of the terms and conditions of such offer and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by QUALCOMM in writing in response to such superior proposal or otherwise)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal (including any need for and contingency of any financing).

An “intervening event” is an event, development or change in circumstances occurring, arising or coming to the attention of our Board of Directors after the date of the Merger Agreement and prior to our stockholders’ adoption of the Merger Agreement, which causes our Board of Directors to conclude in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, that its failure to effect an adverse recommendation change would be inconsistent with its fiduciary duties to our stockholders under applicable law, provided that it does not include the receipt, existence or terms of a takeover proposal or any matter relating to a takeover proposal or any consequence of a takeover proposal.

Stockholders Meeting

We have agreed to file the preliminary proxy statement with the SEC as promptly as practicable following the date of the Merger Agreement. We have agreed, subject to any applicable legal restraints, to file with the SEC the definitive proxy statement and will cause the mailing of the definitive proxy statement to our stockholders on or prior to the 10th calendar day (or first business day thereafter) immediately following the date of the filing of the preliminary proxy statement with the SEC. We and QUALCOMM have agreed to use commercially reasonable efforts to respond as promptly as practicable to any comments received from the SEC on the proxy statement.

We have agreed to convene and hold a stockholders meeting, for the purpose of the adoption of the Merger Agreement by our stockholders, on the 20th calendar day (or first business day thereafter) immediately following the date of mailing of the definitive proxy statement to our stockholders unless the Merger Agreement has been earlier terminated in accordance with its terms. Notwithstanding the foregoing, we may:

•

extend the date of the stockholders meeting to the extent (and only to the extent) necessary to obtain a quorum of our stockholders to vote on the adoption of the Merger Agreement (and we are required to use commercially reasonable efforts to obtain such a quorum as promptly as practicable); and

•

delay the stockholders meeting to the extent (and only to the extent) we reasonably determine that such delay is required by applicable law to comply with comments made by the SEC with respect to the proxy statement.

Subject to certain exceptions described above (see “—Board Recommendation”), our Board of Directors is required to include our Board of Directors recommendation in this proxy statement.

Efforts to Consummate the Merger; Regulatory Matters

We, QUALCOMM and Merger Sub have each agreed to use commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate the Merger, including using commercially reasonable efforts to accomplish the following:

•	satisfying the conditions to closing, as discussed below under the heading “—Conditions to the Closing of the Merger”;

•

obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and giving of any necessary notices to, governmental entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act);

•	taking all reasonable steps to provide any supplemental information requested by a governmental entity, including participating in meetings with officials of that entity;

•	taking all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity or third party; and

•	obtaining all necessary consents, approvals or waivers from any third party.

However, QUALCOMM is not required to agree to, or offer to, divest or hold separate, or enter into any licensing, business restriction or similar arrangement with respect to, any assets or any portion of its or its subsidiaries’ businesses, and we have also agreed not to agree to, or offer to, divest or hold separate or enter into any such arrangement with respect to our or our subsidiaries’ assets or any portion of our or our subsidiaries’ businesses without the prior written consent of QUALCOMM. QUALCOMM has agreed to use its reasonable efforts to litigate or participate in the litigation of any suit, claim, action, investigation or proceeding, whether judicial or administrative, brought by any governmental entity to accomplish the satisfaction of the conditions to closing, as discussed below under the heading “—Conditions to the Closing of the Merger”.

Conditions to the Closing of the Merger

Our, QUALCOMM’s and Merger Sub’s obligations to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the Merger Agreement by our stockholders;

•	the expiration or termination of any waiting period applicable to the Merger required under the HSR Act;

•

the receipt of any other approval or the termination or expiration of any other waiting period under any other applicable competition, merger control, antitrust or similar law that is applicable to the Merger; and

•

the absence of any temporary restraining order, preliminary or permanent injunction, or other judgment issued by a court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the Merger.

QUALCOMM’s and Merger Sub’s obligations to effect the Merger are further subject to the satisfaction by us or waiver by them of the following conditions:

•

all of our representations and warranties will be true and correct (without regard to any materiality or material adverse effect qualifications contained therein), in each case as of the date of the Merger Agreement and as of the closing date of the Merger, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of that date, such that the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not nor would it reasonably be expected to have a material adverse effect, provided that the representations and warranties with respect to the absence of a material adverse effect on us must be true and correct in all respects and the representations and warranties with respect to our organization, good standing and corporate power, capitalization, corporate authority, state takeover statutes, voting requirements, brokers and the opinion of our financial advisor must be true and correct in all material respects, and QUALCOMM shall have received a certificate from us to that effect;

•

our performance, in all material respects, of all obligations required to be performed by us under the Merger Agreement at or prior to the closing date, and QUALCOMM shall have received a certificate from us to that effect;

•	the absence of any claim, suit, action or proceeding brought by a governmental entity:

•	challenging or seeking to restrain or prohibit the consummation of the Merger;

•

seeking to prohibit or limit in any respect, or place conditions on, the ownership or operation by us, QUALCOMM or our or its respective affiliates of all or any portion of the business or assets or any product, or requiring any such party to dispose of, license or hold separate all or any portion of the business or assets or any product of us, QUALCOMM or any of our or its subsidiaries, in each case, as a result of or in connection with the Merger;

•

seeking to impose limitations on the ability of QUALCOMM or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, our common stock or the common stock of the surviving corporation or any of QUALCOMM’s subsidiaries, in each case, as a result of or in connection with the Merger;

•

seeking to prohibit QUALCOMM or any of its affiliates from effectively controlling any of the business or operations of us or our or QUALCOMM’s subsidiaries, in each case, as a result of or in connection with the Merger; or

•

seeking to prevent us or our or QUALCOMM’s subsidiaries from operating our or their respective businesses in substantially the same manner as operated by us or them prior to the date of the Merger Agreement, in each case, as a result of or in connection with the Merger; and

•

the absence of any temporary restraining order, preliminary or permanent injunction or other judgment issued by a court of competent jurisdiction that would reasonably be expected to result, directly or indirectly, in any of the effects described in the immediately preceding condition.

Our obligations to effect the Merger are subject to the further satisfaction by QUALCOMM and/or Merger Sub or waiver by us of the following conditions:

•

QUALCOMM’s and Merger Sub’s representations and warranties contained in the Merger Agreement that are qualified as to materiality shall be true and correct (as so qualified) and the representations and warranties of QUALCOMM and Merger Sub contained in the Merger Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the closing date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date, and we shall have received a certificate from QUALCOMM to that effect; and

•

QUALCOMM’s and Merger Sub’s performance, in all material respects, of all obligations required to be performed by them under the Merger Agreement at or prior to the closing date of the Merger, and we shall have received a certificate from QUALCOMM to that effect.

Termination of the Merger Agreement

The Merger Agreement may be terminated under the following circumstances:

•	by our, QUALCOMM’s and Merger Sub’s mutual written consent;

•	by either QUALCOMM or us if:

•

the Merger is not consummated prior to June 5, 2011, or the Termination Date; provided, however, if on June 5, 2011 the closing conditions relating to antitrust approvals, absence of legal restraints and absence of litigation by a governmental entity shall not have been satisfied but all other conditions to closing are satisfied or are capable of being satisfied, then the Termination Date shall be October 5, 2011; provided further, however, that this right to terminate shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur and such action or failure to act is a breach of the Merger Agreement unless such breach is incapable of being cured by the breaching party within 45 business days of the breach;

•

any temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition having the effect of preventing the consummation of the Merger is in effect and has become final and nonappealable; or

•	our stockholders do not adopt the Merger Agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have called and held for such purpose.

•	by us:

•

if QUALCOMM breaches a representation or warranty or fails to perform a covenant or other agreement contained in the Merger Agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured by QUALCOMM or Merger Sub within 30 business days after such breach or failure to perform, or if such breach or failure to perform is curable by such date, QUALCOMM or Merger Sub, as the case may be, does not commence to cure such breach or failure to perform within 10 business days after receipt of written notice from us and diligently pursue such cure thereafter; or

•

prior to obtaining the requisite stockholder approval, in order to enter into an acquisition agreement with respect to a superior proposal in accordance with the terms described above (see “—Board Recommendation” beginning on page 59), and we shall have paid the termination fee (as defined in the Merger Agreement) concurrently with such termination.

•	by QUALCOMM if:

•	an adverse recommendation change has occurred;

•

we breach a representation or warranty or fail to perform a covenant or other agreement contained in the Merger Agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured by us within 30 business days after such breach or failure to perform, or if such breach or failure to perform is curable by such date, we do not commence to cure such breach or failure to perform within 10 business days after receipt of written notice from QUALCOMM and diligently pursue such cure thereafter; or

•

any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition is in effect and has become final and nonappealable that has the effect of (i) restraining or prohibiting the consummation of the Merger, (ii) prohibiting or limiting in any respect, or placing conditions on, the ownership or operation by us, QUALCOMM or our or its respective affiliates of all or any portion of the business or assets or any product, or requiring any such party to dispose of, license or hold separate all or any portion of the business or assets or any product of us, QUALCOMM or any of our or its subsidiaries, in each case, as a result of or in connection with the Merger, (iii) imposing limitations on the ability of QUALCOMM or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, our common stock or the common stock of the surviving corporation or any of QUALCOMM’s subsidiaries, in each case, as a result of or in connection with the Merger, (iv) prohibiting QUALCOMM or any of its affiliates from effectively controlling any of the business or operations of us or our or QUALCOMM’s subsidiaries, in each case, as a result of or in connection with the Merger, or (v) preventing us, our subsidiaries or QUALCOMM’s subsidiaries from operating our or their respective businesses in substantially the same manner as operated by us or them prior to the date of the Merger Agreement, in each case, as a result of or in connection with the Merger.

Termination Fee and Expenses

Each party will generally pay its own fees and expenses in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, whether or not the Merger is consummated.

We will be required to pay a termination fee of $103,700,000 to QUALCOMM if:

•

a takeover proposal has been privately made (whether or not conditional and whether or not withdrawn) to us after the date of the Merger Agreement (excluding a takeover proposal that is limited to an inquiry and does not constitute or lead to an offer or proposal), or a takeover proposal has been publicly made or otherwise becomes publicly disclosed (whether or not conditional and whether or not withdrawn) to us or our stockholders or any person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a takeover proposal, and thereafter:

•

the Merger Agreement is terminated by us because the Merger has not been consummated by the Termination Date (but only if the stockholders meeting to adopt the Merger Agreement and any adjournment or postponement thereof has not been held by the date that is five business days prior to the date of such termination) or the Merger Agreement is terminated by either us or QUALCOMM because our stockholders did not adopt the Merger Agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have called and held for such purpose; and

•

within 12 months after such termination of the Merger Agreement, either we or one of our subsidiaries enters into an acquisition agreement with respect to any takeover proposal or any takeover proposal is consummated (provided that, solely in this context, all references to 20% in the definition of “takeover proposal” are deemed to be references to 50%); or

•	QUALCOMM terminates the Merger Agreement because an adverse recommendation change has occurred; or

•	we terminate the Merger Agreement to accept a superior proposal.

Indemnification and Insurance

At the effective time of the Merger and without further action, the surviving corporation will assume, and QUALCOMM will cause the surviving corporation to comply with and honor, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger existing in favor of our and our subsidiaries’ current or former directors or officers as provided in our and their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements as in effect on the date of the Merger Agreement and identified by us to QUALCOMM on a disclosure schedule prior to the execution of the Merger Agreement.

In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, or if QUALCOMM dissolves the surviving corporation, QUALCOMM will make proper provision to cause the successors and assigns of the surviving corporation to assume these obligations and to comply with and honor the indemnification and other obligations set forth above.

We will obtain or cause to be obtained, at QUALCOMM’s expense, as of the effective time of the Merger a “tail” insurance policy with a claims period of six years from the effective time of the Merger with respect to directors’ and officers’ liability insurance covering those persons who were, as of the date of the Merger Agreement, covered by our directors’ and officers’ liability insurance policy, for acts or omissions occurring prior to the effective time of the Merger, on terms that are no less favorable than our policies in effect on the date of the Merger Agreement. Prior to the closing of the Merger, we will prepay such insurance for the six-year period, but in no event will QUALCOMM or the surviving corporation be required to pay, with respect to the entire six-year period following the effective time of the Merger, premiums for insurance which in the aggregate exceed 200% of the aggregate premiums paid by us for the period from February 2010 to, and including, February 2011.

Additional Agreements

Except as would violate applicable law or securities exchange rules or as regards an adverse recommendation change, a superior proposal or the termination of the Merger Agreement (in each case, as permitted by the Merger Agreement), we and QUALCOMM have agreed to consult with each other prior to making any press release or other public statements with respect to the Merger.

We and QUALCOMM have agreed to promptly:

•

advise the other party of any representation or warranty made by it in the Merger Agreement becoming untrue or inaccurate such that the condition to the closing of the Merger related to the truth and accuracy of its representations and warranties could not be satisfied;

•	advise the other party of its failure to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement; and

•

to the extent permitted by law, provide the other party with copies of all filings made with any governmental entity and all communications sent to or received from any governmental entity, in each case, in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

We have also agreed to provide QUALCOMM with the opportunity to participate in the defense of any litigation against us or our Board of Directors related to the Merger or the other transactions contemplated by the Merger Agreement. While we have not agreed to give QUALCOMM the right to direct the defense of any such litigation, we have agreed to obtain the prior written consent of QUALCOMM prior to settling or satisfying any such claim.

Extension, Waiver and Amendment of the Merger Agreement

We, QUALCOMM and Merger Sub may amend the Merger Agreement at any time. However, after the adoption of the Merger Agreement by our stockholders, no amendment can be made that by law requires approval by our stockholders without obtaining such approval.

We, QUALCOMM or Merger Sub may extend the time for performance of any of the obligations or other acts of the other parties under the Merger Agreement, waive any inaccuracies in another party’s representations and warranties and waive compliance with any of the agreements or conditions contained in the Merger Agreement. However, after the adoption of the Merger Agreement by our stockholders, no waiver can be provided that by law requires approval by our stockholders without obtaining such approval.

APPRAISAL RIGHTS

Under Section 262 of the Delaware General Corporation Law, or DGCL, any holder of our common stock who does not wish to accept the $45.00 per share Merger Consideration may dissent from the Merger and elect to exercise appraisal rights. If the Merger is consummated, you are entitled to exercise appraisal rights and obtain payment of the “fair value” for your shares, exclusive of any element of value arising from the expectation or accomplishment of the Merger.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the Merger Agreement, not less than 20 days prior to the meeting, Atheros must notify each of our stockholders who was such on the record date for notice of the Special Meeting that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the notice, and we attach the applicable statutory provisions to this proxy statement as Annex C. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. This discussion and Annex C should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

In order to exercise appraisal rights effectively, you, as a record holder, must satisfy each of the following primary requirements, in addition to the other requirements of Section 262 of the DGCL:

•	you must hold shares in Atheros as of the date you make your demand for appraisal rights and continue to hold shares in Atheros through the effective time of the Merger;

•	you must deliver to Atheros a written notice of your demand of payment of the fair value for your shares prior to the taking of the vote at the Special Meeting;

•	you must not have voted in favor of adoption of the Merger Agreement; and

•	a petition must be filed in the Delaware Court of Chancery, or the Delaware Court, demanding a determination of the fair value of the shares within 120 days after the effective time of the Merger.

Strict compliance with Section 262 of the DGCL is required in order to perfect appraisal rights. You will receive no further notices from us regarding your appraisal rights.

Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the Merger Agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

The address for purposes of making an appraisal demand is:

Secretary

Atheros Communications, Inc.

1700 Technology Drive

San Jose, California 95110

Only a holder of record of shares of our common stock, or a person duly authorized and explicitly purporting to act on his or her behalf, is entitled to assert an appraisal right for the shares of our common stock registered in his or her name. Beneficial owners who are not record holders and who wish to exercise appraisal rights are advised to consult with the appropriate record holders promptly as to the timely exercise of appraisal rights. A record holder, such as a broker, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of shares as to which the demand is made. Where no shares of our common stock are expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of such record holder.

A demand for the appraisal of shares of our common stock owned of record by two or more joint holders, as in a joint tenancy or tenancy in common, must identify and be signed by or for all of the holders. An authorized agent, including an agent for two or more joint holders, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

An appraisal demand may be withdrawn by a former stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective time of the Merger, in a withdrawal that is in writing and delivered to the surviving corporation, or thereafter only with our approval. Upon withdrawal of an appraisal demand, the former stockholder will be entitled to receive the $45.00 per share Merger Consideration referred to above, without interest and less any applicable withholding taxes.

If we complete the Merger, we will give written notice of the effective time of the Merger within 10 days after the effective time of the Merger to each of our former stockholders who did not vote in favor of the adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the Merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court demanding a determination of the value of the shares of our common stock, with a copy served on the surviving corporation in the case of a petition filed by a dissenting stockholder. We have no present intent to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the Merger, any stockholder who has complied with the provisions of Section 262 of the DGCL up to that point may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. A person who is the beneficial owner of shares held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from the surviving corporation the statement described in the previous sentence. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

If a hearing on the petition is held, the Delaware Court is empowered to determine which dissenting stockholders are entitled to an appraisal of their shares. The Delaware Court may require dissenting stockholders who hold stock represented by certificates to submit their certificates representing shares for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court is empowered to dismiss the proceedings as to any dissenting stockholder who does not comply with this request. Accordingly, dissenting stockholders are cautioned to retain their share certificates, pending resolution of the appraisal proceedings.

After determination of the dissenting stockholders entitled to an appraisal, the Delaware Court will appraise the shares held by such dissenting stockholders at their fair value as of the effective time of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the Delaware Court will direct the payment by the surviving corporation of such value, with interest thereon if the Delaware Court so determines, to the dissenting stockholders entitled to receive the same, upon, as applicable, surrender to the surviving corporation by such dissenting stockholders of the certificates representing such shares. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

In determining fair value, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the $45.00 per share Merger Consideration. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of our common stock is less than the Merger Consideration. In addition, stockholders should be aware that investment banking opinions as to the fairness from a financial point of view of the merger consideration payable in a merger are not necessarily opinions as to “fair value” under Section 262 of the DGCL.

The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys’ and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

No appraisal proceedings in the Delaware Court shall be dismissed as to any dissenting stockholder without the approval of the Delaware Court, and this approval may be conditioned upon terms which the Delaware Court deems just; provided, however, that the foregoing statement shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days.

From and after the effective time of the Merger, former holders of our common stock are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on the shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger).

The foregoing discussion is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the applicable provisions of Section 262 of the DGCL, which is set forth in Annex C to this proxy statement and incorporated by reference herein. A stockholder who wishes to exercise appraisal rights should carefully review the foregoing description and the applicable provisions of Section 262 of the DGCL. Any stockholder considering demanding appraisal is advised to consult legal counsel because the failure strictly to comply with the procedures required by Section 262 of the DGCL could result in the loss of appraisal rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 18, 2011, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and one employee who would have been one of our most highly compensated executive officers if he had been an executive officer at the end of our fiscal year, (iii) each of our directors and (iv) all of our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Atheros Communications, Inc., 1700 Technology Drive, San Jose, California 95110.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 72,805,104 shares outstanding as of January 18, 2011. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days after January 18, 2011, and shares of common stock subject to restricted stock units held by that person that vest within 60 days after January 18, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Entities affiliated with FMR LLC(1)	9,679,130	13.3%

Named Executive Officers and Directors:
Craig H. Barratt(2)	658,448	*
Jack R. Lazar(3)	154,958	*
Richard Hegberg	—	—
Daniel A. Rabinovitsj	—	—
Gary L. Szilagyi(4)	84,324	*
Jason Zheng(5)	226,503
Daniel A. Artusi(6)	28,905	*
Charles E. Harris(7)	67,566	*
Christine King(8)	21,730	*
Teresa H. Meng(9)	243,125	*
Marshall L. Mohr(10)	53,374	*
Andrew S. Rappaport(11)	51,119	*
Willy C. Shih(12)	55,874	*
All directors and executive officers as a group (17 persons)(13)	2,129,278	2.9%

*	Represents beneficial ownership of less than 1%.
(1)

According to an Amendment to Schedule 13G filed on February 16, 2010 by FMR LLC, FMR LLC through its subsidiaries has sole power to vote 412,295 shares and sole power to dispose of 9,679,130 shares. Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 9,266,835 shares as a result of acting as investment adviser to various investment companies, including Fidelity Growth Company Fund, which beneficially owns 7,985,152 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 9,266,835 shares owned by these funds. Neither FMR LLC nor Edward C. Johnson 3d has the power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Funds’ Boards of Trustees. As members of the family of Edward C. Johnson 3d have 49% of the voting power of FMR LLC, directly or through trusts, they may be deemed to form a controlling group with respect to FMR LLC. Impresa Fund II LLC (Impresa II), a Delaware limited liability company, is the beneficial owner of 271,265 shares. Northern Neck Investors LLC, a Delaware limited liability company, is the manager and investment adviser of Impresa II. Amista Ventures III Limited Partnership (Amista III), a Delaware limited partnership, is the beneficial owner of 105,231 shares. The general partner of Amista III is Amista Ventures Advisors III Limited Partnership, a Delaware limited partnership. The general partner of Amista Advisors III Limited Partnership is Northern Neck Investors LLC. The limited partners of Amista III are Impresa Fund II LLC, Impresa Fund III Limited Partnership, FIL Limited, Fidelity Ventures Limited and an individual. Amista Ventures Principals III Limited Partnership (AVPIII), a Delaware limited partnership, is the beneficial owner of 3,278 shares. The general partner of AVPIII is Amista Ventures Advisors III Limited Partnership. The general partner of Amista Ventures Advisors III Limited Partnership is Northern Neck Investors LLC. The limited partners of AVPIII are members of the investment management team of Volition Capital LLC, a sub-advisor to Northern Neck Investors LLC, and other individuals. Fidelity Ventures Principals I LLC (FVPI), a Delaware limited liability company, is the beneficial owner of 32,521 shares. The managing member of FVPI is Fidelity Capital Associates, Inc., a Delaware corporation. Fidelity Capital Associates, Inc. is a wholly-owned subsidiary of FMR LLC. The members of FVPI are members of the investment management team of Volition Capital LLC and other individuals. The address of FMR LLC, Fidelity, Impresa II, Amista III, AVPIII and FVPI is 82 Devonshire Street, Boston, MA 02109.

(2)	Includes 116,802 shares held by the Barratt-Oakley Trust. Also includes 504,354 shares subject to options that are exercisable as of March 19, 2011 and 32,792 shares subject to restricted stock units that will vest prior to March 19, 2011. Also includes 4,500 shares held by Dr. Barratt’s brother-in-law as the trustee of two trusts for the benefit of Dr. Barratt’s children.
(3)	Includes 93,838 shares subject to options that are exercisable as of March 19, 2011 and 12,105 shares subject to restricted stock units that will vest prior to March 19, 2011.
(4)	Includes 40,916 shares subject to options that are exercisable as of March 19, 2011 and 11,211 shares subject to restricted stock units that will vest prior to March 19, 2011.
(5)	Includes 91,666 shares subject to options that are exercisable as of March 19, 2011 and 5,625 shares subject to restricted stock units that will vest prior to March 19, 2011.
(6)	Represents shares subject to options that are exercisable as of March 19, 2011.
(7)	Includes 32,631 shares subject to options that are exercisable as of March 19, 2011.
(8)	Includes 15,780 shares subject to options that are exercisable as of March 19, 2011.
(9)	Includes 70,000 shares held by the Teresa H. Meng Trust. Also includes 173,125 shares subject to options that are exercisable as of March 19, 2011.
(10)	Includes 2,000 shares held for the benefit of Mr. Mohr’s sons under the Uniform Transfers to Minors Act. Also includes 39,374 shares subject to options that are exercisable as of March 19, 2011.
(11)	Includes 494 shares held by entities affiliated with August Capital II, L.P. Mr. Rappaport is a member of August Capital Management II, LLC, the general partner of August Capital II, L.P. Mr. Rappaport shares equal voting and dispositive power over these shares with the other members of August Capital Management II, LLC. Mr. Rappaport disclaims beneficial ownership of the securities held by August Capital II, L.P. and its affiliates, except to the extent of his pecuniary interest therein. Also includes 50,625 shares subject to options that are exercisable as of March 19, 2011.
(12)	Includes 54,374 shares subject to options that are exercisable as of March 19, 2011.
(13)	Includes 1,535,924 shares subject to options that are exercisable as of March 19, 2011 and 84,474 shares subject to restricted stock units that will vest prior to March 19, 2011.

MARKET PRICES AND DIVIDEND INFORMATION

Our common stock has been quoted on the NASDAQ Global Select Market or its predecessor under the symbol “ATHR”. The following table sets forth the high and low sales prices for our common stock for the periods indicated, as reported on the NASDAQ Global Select Market or its predecessor.

	High	Low
2008
Quarter ended March 31, 2008	$30.71	$20.17
Quarter ended June 30, 2008	$34.55	$21.78
Quarter ended September 30, 2008	$34.75	$21.70
Quarter ended December 31, 2008	$23.67	$11.26

2009
Quarter ended March 31, 2009	$16.18	$11.49
Quarter ended June 30, 2009	$19.60	$14.36
Quarter ended September 30, 2009	$29.05	$18.16
Quarter ended December 31, 2009	$34.68	$24.18

2010
Quarter ended March 31, 2010	$39.30	$30.90
Quarter ended June 30, 2010	$43.90	$27.37
Quarter ended September 30, 2010	$31.27	$22.77
Quarter ended December 31, 2010	$36.24	$25.02

2011
Quarter ended March 31, 2011 (through January 31, 2011)	$44.80	$36.00

The following table sets forth the closing price of our common stock, as reported on the NASDAQ Global Select Market on January 3, 2011, the last full trading day before rumors about a possible transaction to acquire Atheros were publicized, on January 4, 2011, the last full trading day before we publicly announced the signed Merger Agreement with QUALCOMM, and on January 31, 2011, the last full trading day prior to the date of this proxy statement:

Common Stock Price
January 3, 2011	$37.02
January 4, 2011	$44.00
January 31, 2011	$44.59

Stockholders are encouraged to obtain current market quotations for our common stock.

Following the closing of the Merger, there will be no further market for shares of our common stock and our shares of common stock will be de-listed from the NASDAQ Global Select Market and deregistered under the Exchange Act.

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Our Board of Directors will determine future dividends. The Merger Agreement provides that we may not pay any cash dividends during the pre-closing period without the prior written consent of QUALCOMM.

STOCKHOLDER PROPOSALS

We will hold an annual meeting of stockholders in 2011, or the 2011 Annual Meeting, if the Merger is not completed. If a stockholder wishes to present a proposal to be included in our proxy statement for the 2011 Annual Meeting, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal has been received by Atheros’ Secretary no later than December 6, 2010, unless the 2011 Annual Meeting is changed by more than 30 days from May 21, 2011, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials for the 2011 Annual Meeting. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2011 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our bylaws. To be timely, the bylaws provide that we must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, we must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day we mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

Please address all notices with respect to stockholder proposals to our Secretary, Atheros Communications, Inc., 1700 Technology Drive, San Jose, California 95110.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, and direct a written request to Investor Relations, Atheros Communications, Inc., 1700 Technology Drive, San Jose, California 95110, or contact Investor Relations at (408) 773-5200. If any stockholders in your household wish to receive a separate copy of this proxy statement, they may call or write to Investor Relations and we will provide such additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

Stockholders should not rely on information other than that contained in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [—], 2011. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

If you have questions about the Special Meeting or the Merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact Atheros Communications, Inc., 1700 Technology Drive, San Jose, California 95110, Attention: Secretary. You may also call our proxy solicitor, Georgeson, Inc., toll-free at (800) 509-0984 and banks and brokers may call collect at (212) 440-9800).

OTHER MATTERS

Our Board of Directors does not know of any other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, your proxy holders will vote on such business in accordance with their best judgment.

Whether or not you intend to be present at the Special Meeting, we urge you to submit your signed proxy promptly or to vote promptly via the Internet or by telephone.

By Order of the Board of Directors

Craig H. Barratt
President and Chief Executive Officer

San Jose, California

[—], 2011

Annex A

AGREEMENT AND PLAN OF MERGER

Among

QUALCOMM INCORPORATED,

T MERGER SUB, INC.

and

ATHEROS COMMUNICATIONS, INC.

Dated as of January 5, 2011

i

EXHIBIT A	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation	A-54

GLOSSARY

Term	Section
1998 Plan	3.01(c)(i)
2004 Plan	3.01(c)(i)
2009 Plan	3.01(c)(i)
Acquisition Agreement	4.02(b)
Adverse Recommendation Change	4.02(b)
Adverse Recommendation Change Notice	4.02(b)
affiliate	8.03(a)
Agreement	Preamble
Appraisal Shares	2.04
Assumed Shares	2.02(a)(iv)
Benefit Agreements	3.01(g)
Benefit Plans	3.01(k)(i)
Certificate	2.01(c)
Certificate of Merger	1.03
Closing	1.02
Closing Date	1.02
Code	2.05(f)
Commonly Controlled Entity	3.01(k)(i)
Company	Preamble
Company Bylaws	3.01(a)
Company Certificate	3.01(a)
Company Common Stock	2.01
Company Letter	3.01
Company Personnel	3.01(g)
Company Preferred Stock	3.01(c)(i)
Company Stock Plans	3.01(c)(i)
Confidentiality Agreement	4.02(a)
Contract	8.03(b)
Copyrights	8.03(c)
DGCL	1.01
Effect	8.03(i)
Effective Time	1.03
Environmental Claims	3.01(l)
Environmental Law	3.01(l)
Environmental Permits	3.01(l)(ii)
Equity Equivalents	3.01(c)(iv)
ERISA	3.01(m)(i)
ESPP	3.01(c)(i)
Exchange Act	3.01(d)
Exchange Fund	2.05(a)
Exchange Ratio	8.03(d)
FCPA	3.01(r)
Filed SEC Document	3.01
Foreign Benefit Plans	3.01(m)(xi)
GAAP	3.01(e)(i)
GATX	3.01(c)(vii)
Governmental Entity	3.01(d)
Grant Date	3.01(c)(iii)
Hazardous Materials	3.01(l)

Term	Section
HSR Act	3.01(d)
Indebtedness	3.01(c)(v)
Intellectual Property	8.03(e)
Intellon 2000 Plan	3.01(c)(i)
Intellon 2007 Plan	3.01(c)(i)
Intervening Event	4.02(b)
IRS	3.01(m)(ii)
Issued Patents	8.03(f)
Judgment	3.01(d)
knowledge	8.03(g)
Law	3.01(d)
Leased Real Property	3.01(o)(iii)
Legal Restraints	6.01(c)
Liens	8.03(h)
Major Customer	3.01(i)(O)
Major Customer Contract	3.01(i)(O)
Major Supplier	3.01(i)(P)
Major Supplier Contract	3.01(i)(P)
Material Adverse Effect	8.03(i)
Material Contract	3.01(i)
Merger	Recitals
Merger Consideration	2.01(c)
NASDAQ	3.01(c)(iii)
Notice of Superior Proposal	4.02(b)
Off-the-Shelf Software	8.03(j)
Open License Terms	8.03(o)
Parent	Preamble
Parent Common Stock	2.02(a)(i)
Parent’s Plan	5.09(a)
Parties	Preamble
Patent Applications	8.03(k)
Patents	8.03(l)
Paying Agent	2.05(a)
Pension Plan	3.01(m)(i)
Permits	3.01(j)
Permitted Liens	3.01(i)(F)
person	8.03(m)
Post-Signing Returns	4.01(d)
Product(s)	8.03(n)
Proxy Statement	3.01(d)
Public Software	8.03(o)
Registered Copyrights	8.03(p)
Related Software	8.03(o)
Release	3.01(l)
Residual Shares	2.02(a)(iv)
RSU Agreements	3.01(c)(vi)
RSUs	3.01(c)(i)
SEC	3.01(d)
SEC Documents	3.01(e)(i)
Section 262	2.04
Securities Act	3.01(e)(i)

Term	Section
Source Code	8.03(q)
SOX	3.01(e)(ii)
Specified Contracts	3.01(i)
Specified Quarter End Date	8.03(r)
Stock Option Agreements	3.01(c)(vi)
Stock Options	3.01(c)(i)
Stockholder Approval	3.01(d)
Stockholders Meeting	5.01(b)
Sub	Preamble
Subsidiary	8.03(s)
Superior Proposal	4.02(a)
Surviving Corporation	1.01
Takeover Proposal	4.02(a)
tax return	3.01(n)(xix)
taxes	3.01(n)(xix)
taxing authority	3.01(n)(xix)
Termination Date	7.01(b)(i)
Termination Fee	5.05(b)
Trade Secrets	8.03(t)
Trademarks	8.03(u)
Transferred Employee	5.09(a)
Warrant Cancelation Payments	2.03(a)
Warrants	3.01(c)(i)
Welfare Plan	3.01(m)(iv)
Work	8.03(o)

v

AGREEMENT AND PLAN OF MERGER dated as of January 5, 2011 (this “Agreement”), by and among QUALCOMM INCORPORATED, a Delaware corporation (“Parent”), T MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and ATHEROS COMMUNICATIONS, INC., a Delaware corporation (the “Company” and, together with Parent and Sub, collectively, the “Parties”).

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of each of the Company and Sub unanimously deems it in the best interests of their respective stockholders to consummate the merger (the “Merger”), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would become a wholly owned subsidiary of Parent, and such Boards of Directors have unanimously approved this Agreement, declared its advisability and recommended that this Agreement be adopted by the stockholders of the Company or Sub, as the case may be; and

WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., California time, on a date to be specified by the Parties, which shall be not later than the third business day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if, but for this proviso, the Closing would have occurred on a Specified Quarter End Date, then the Closing shall take place on the first business day that is in the subsequent fiscal quarter of Parent or on such other date to be specified by the Parties (it being understood that the occurrence of the Closing shall remain subject to the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI at the Closing). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03. Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Parties shall properly file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

SECTION 1.05. Certificate of Incorporation and Bylaws. (a) The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended by virtue of the Merger at the Effective Time to read in the form of Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) The bylaws of Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

CONVERSION OF SECURITIES

SECTION 2.01. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.0005 per share, of the Company (the “Company Common Stock”), or the holder of any shares of capital stock of Sub:

(a) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub, par value $0.01 per share, shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancelation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned as treasury stock by the Company or owned by Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled in accordance with Section 2.01(b) and (ii) except as provided in Section 2.04, the Appraisal Shares) shall be converted into the right to receive $45.00 in cash and without interest (the “Merger Consideration”). At the Effective Time such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented any such shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax Law, such withholding to be pursuant to the terms of Section 2.05(f) and any applicable tax Law.

SECTION 2.02. Equity Awards. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans)

shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to effect the following:

(i) each Stock Option shall be converted at the Effective Time into an option to acquire, on substantially the same terms and conditions as were applicable under such Stock Option (other than with respect to exercisability prior to vesting), the number of shares of Parent common stock, par value $0.0001 per share (“Parent Common Stock”) (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the Exchange Ratio; provided, however, that each outstanding vested Stock Option held by a current or former non-employee director of the Company immediately prior to the Effective Time, including those the vesting of which accelerates upon the effectiveness of the Merger, shall be canceled and converted into the right to receive, as soon as administratively practicable after the Effective Time, an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to such Stock Option immediately prior to the Effective Time (as accelerated) and (y) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock otherwise purchasable pursuant to such Stock Option;

(ii) each award of RSUs shall be converted at the Effective Time into a restricted stock unit award, subject to substantially the same terms and conditions as were applicable under such RSU award, with respect to a number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such RSU award immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share); provided, that with respect to each RSU award consisting of RSUs with performance-based vesting or delivery requirements for which the performance period is scheduled to end following the Effective Time, the service-based vesting period applicable to such RSU awards shall be three years from the grant date, with one-third of such RSUs under each such award vesting on each of the first three anniversaries of the grant date;

(iii) subject to Section 2.02(a)(iv), each provision in each Benefit Plan and Benefit Agreement providing for the issuance, transfer or grant of any shares of Company Common Stock or any Stock Options, RSUs or any other interests in respect of any capital stock (including any phantom stock or stock appreciation rights) of the Company shall be deleted prior to the Effective Time, and the Company shall ensure prior to the Effective Time that, following the Effective Time, there shall be no rights to acquire shares of Company Common Stock, Stock Options, RSUs or any other interests in respect of any capital stock (including any phantom stock or stock appreciation rights) of the Company or the Surviving Corporation; and

(iv) any shares of Company Common Stock that remain available for issuance pursuant to any Company Stock Plan as of the Effective Time (the “Residual Shares”) shall be converted at the Effective Time into the number of shares of Parent Common Stock equal to the product of the number of such Residual Shares and the Exchange Ratio (such shares of Parent Common Stock, the “Assumed Shares”).

(b) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions or take such other actions as may be required so that (i) participation in the ESPP shall be limited to those employees who are participants on the date of this Agreement, (ii) except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of this Agreement, (iii) no contribution period shall be commenced after the date of this Agreement, (iv) the ESPP shall terminate, effective upon the earlier of the first purchase date following the date of this Agreement and the last business day before the Effective Time, but subsequent to the exercise of purchase rights on such purchase date (in accordance with the terms of the ESPP) or such last business day (as provided for in the following clause (v)), as applicable, and (v) if the ESPP remains in effect on the last business day before the Effective Time, each purchase right under the ESPP outstanding on such day shall be automatically exercised by applying the payroll deductions of each then current participant in the ESPP for the then current contribution period in effect under the ESPP to the purchase of whole shares of Company Common Stock (subject to the provisions of the ESPP regarding the maximum number and value of shares purchasable per participant) at the applicable price determined under the terms of the ESPP for such contribution period, using such day as the purchase date for such contribution period.

(c) The adjustments provided in Section 2.02(a)(i) with respect to Stock Options, whether or not such Stock Options are “incentive stock options” (as defined in Section 422 of the Code), are intended to be effected in a manner that is consistent with Section 424(a) of the Code.

(d) All amounts payable pursuant to this Section 2.02 shall be subject to any required withholding of taxes and shall be paid without interest.

(e) The Company shall take all reasonable steps as may be required to cause the transactions contemplated by this Section 2.02 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

(f) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that Parent may issue the Assumed Shares after the Effective Time pursuant to the exercise of options or other equity awards granted under the Company Stock Plans or any other plan of Parent or any its Affiliates.

SECTION 2.03. Warrants. (a) Each Warrant outstanding immediately prior to the Closing shall be canceled in exchange for a lump-sum cash payment equal to (i) the product of (x) the number of shares of Company Common Stock subject to such Warrant and (y) the Merger Consideration, minus (ii) the product of (x) the number of shares of Company Common Stock subject to such Warrant and (y) the per share exercise price of such Warrant. The payments specified above in this Section 2.03(a) are referred to herein as the “Warrant Cancelation Payments”. Parent shall cause Sub or the Surviving Corporation to make such Warrant Cancelation Payments at or promptly following the Closing upon receipt by Parent of the applicable Warrant and such other documents as Parent may reasonably request.

(b) The Company shall take all such actions (including obtaining any required consents) as may be required to ensure that (i) effective as of the Closing, all Warrants may be canceled solely in exchange for a Warrant Cancelation Payment to the extent required by Section 2.03(a) and (ii) following the Closing, no holder of a Warrant (or former holder of a Warrant) shall have any right thereunder (x) to acquire any capital stock of the Company, Parent or any of their respective Subsidiaries or any other equity or voting interest therein or (y) to put all or any portion of the Warrants to the Company, Parent or any of their Subsidiaries. Promptly after the date of this Agreement, the Company shall give to each holder of Warrants the notice, if any, required by Section 10.1 of the Warrants.

(c) All amounts payable pursuant to this Section 2.03 shall be subject to any required withholding of taxes and shall be paid without interest.

SECTION 2.04. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of any such demands and any other related instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

SECTION 2.05. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate, at its option, U.S. Bank National Association or another bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the “Paying Agent”). At or prior to the Effective Time, Parent shall deliver, or cause to be delivered, to the Paying Agent, for the benefit of the holders of Company Common Stock immediately prior to the Effective Time (other than (i) shares to be canceled in accordance with Section 2.01(b) and (ii) the Appraisal Shares), funds in the amount necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Parent (such funds being referred to herein as the “Exchange Fund”), and any and all interest and other income or net profits resulting from such investments shall be paid to Parent. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to pay the Merger Consideration pursuant to Section 2.01(c), upon demand by the Paying Agent, Parent shall promptly reimburse, or shall cause the prompt reimbursement of, any such loss so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to pay the Merger Consideration pursuant to Section 2.01(c).

(b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall include an accompanying substitute IRS Form W-9 or the applicable IRS Form W-8, shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions (including customary provisions regarding delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, and Parent will instruct the Paying Agent to so mail such form of letter of transmittal and instructions no more than two business days after the Effective Time. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash equal to the Merger Consideration that such holder has the right to receive pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, payment of the Merger Consideration in exchange therefor may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

(c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the close of business on the day on which the Effective Time occurs, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

(d) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash that would otherwise have been payable in respect of any Certificate which is delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any Merger Consideration payable in accordance with this Article II in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(e) Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Corporation, as the case may be, shall pay the Merger Consideration in respect of such lost, stolen, defaced or destroyed Certificate.

(f) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration or Warrant Cancelation Payment otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or a Warrant, as applicable, such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of the Warrant, as applicable, in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

(g) Termination of Fund. At any time following the one-year anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent pursuant to Section 2.05(a) and that have not been disbursed to holders of Certificates, and thereafter, subject to time limitations in Section 2.05(d), such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Company. Except as (i) disclosed in any SEC Document filed or furnished and publicly available prior to the date of this Agreement (a “Filed SEC Document”) (without giving effect to any amendment to any such Filed SEC Document filed with or furnished to the SEC on or after the date hereof and excluding any disclosures that constitute general cautionary, predictive or forward-looking statements set forth in any section of a Filed SEC Document entitled “Risk Factors” or “Forward-Looking Statements” or any other sections of such filings) or (ii) set forth in the letter (with specific reference to the Section of this Agreement to which the information stated in such disclosure relates; provided, that disclosure contained in any section of the Company Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Section of this Agreement) delivered by the Company to Parent prior to the execution of this Agreement (the “Company Letter”), the Company represents and warrants to Parent and Sub as of the date hereof and, except for representations and warranties that speak as of a certain date (which shall speak only as of such date), as of the Closing Date as follows:

(a) Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate, company, partnership or other organizational power and authority to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Restated Certificate of Incorporation of the Company, as amended to the date of this Agreement (the “Company Certificate”), and the Amended and Restated Bylaws of the Company, as amended to the date of this Agreement (the “Company Bylaws”), and the certificate of incorporation and bylaws (or similar organizational documents) of each of its material Subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its material Subsidiaries held since January 1, 2008.

(b) Subsidiaries. Section 3.01(b) of the Company Letter sets forth a complete and correct list of each Subsidiary of the Company, its place and form of organization, its address and each jurisdiction in which it is authorized to conduct business. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are owned by the Company, by one or more wholly owned Subsidiaries of the Company or by the Company and one or more wholly owned Subsidiaries of the Company, free and clear of all Liens, except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person.

(c) Capital Structure. (i) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $0.0005 per share, of the Company (the “Company Preferred Stock”). At the close of business on December 31, 2010, (A) 72,383,183 shares of Company Common Stock (excluding treasury shares) were issued and outstanding; (B) no shares of Company Common Stock were held by the Company as treasury shares; and (C) 15,632,710 shares of Company Common Stock were reserved and available for issuance in the aggregate pursuant to the 2009

Inducement Grant Incentive Plan of the Company (the “2009 Plan”), the 2004 Stock Incentive Plan of the Company, as amended (the “2004 Plan”), the 1998 Stock Incentive Plan of the Company (the “1998 Plan”), the Intellon Corporation 2007 Equity Incentive Plan (the “Intellon 2007 Plan”), the Intellon Corporation Amended and Restated 2000 Equity Incentive Plan (the “Intellon 2000 Plan”) and the 2004 Employee Stock Purchase Plan of the Company (the “ESPP” and, collectively with the 2009 Plan, the 2004 Plan, the 1998 Plan, the Intellon 2007 Plan and the Intellon 2000 Plan, the “Company Stock Plans”), of which (x) 7,526,173 shares of Company Common Stock were subject to outstanding options (other than rights under the ESPP) to acquire shares of Company Common Stock from the Company (such options, collectively with any other stock options granted after December 31, 2010, in each case whether granted pursuant to the Company Stock Plans or otherwise, the “Stock Options”) and (y) a maximum of 3,275,176 shares of Company Common Stock were subject to outstanding restricted share units (such restricted share units, collectively with any other restricted share units granted after December 31, 2010, in each case whether granted pursuant to the Company Stock Plans or otherwise, the “RSUs”). All outstanding Stock Options and RSUs have been granted under the Company Stock Plans. Other than the Company Stock Plans, there is no plan, Contract or arrangement providing for the grant of Stock Options or RSUs. At the close of business on December 31, 2010, Warrants to acquire 26,122 shares of Company Common Stock (the “Warrants”) from the Company were issued and outstanding. No shares of Company Preferred Stock are issued or outstanding. No shares of Company Common Stock are owned by any Subsidiary of the Company.

(ii) Section 3.01(c)(ii) of the Company Letter sets forth (1) a complete and correct list, as of the close of business on December 31, 2010, of all outstanding Stock Options, the number of shares of Company Common Stock subject to each such Stock Option, the grant date, exercise price per share, vesting schedule and expiration date of each such Stock Option, the name of the holder thereof, an indication of whether or not each such holder is a current employee or director of the Company or any of its Subsidiaries, whether or not such Stock Option (or any portion thereof) is intended to qualify as an “incentive stock option” under Section 422 of the Code and the name of the Company Stock Plan pursuant to which each such Stock Option was granted, (2) a complete and correct list, as of the close of business on December 31, 2010, of all outstanding RSUs, the grant date, vesting schedule, the name of the holder thereof, an indication of whether or not each such holder is a current employee or director of the Company or any of its Subsidiaries and the name of the Company Stock Plan pursuant to which such RSU was granted and (3) a complete and correct list, as of the close of business on December 31, 2010, of all outstanding Warrants, the number of shares of Company Common Stock subject to each such Warrant, the grant date, exercise price and expiration date of each such Warrant and the name of the holder of each such Warrant. As of the date of this Agreement, other than the outstanding Stock Options, the outstanding RSUs, the outstanding rights under the ESPP, and the outstanding Warrants, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans or otherwise, on a deferred basis or otherwise. As of the close of business on December 31, 2010, there were outstanding rights to purchase 73,998 shares of Company Common Stock on the last day of the current offering period in effect under the ESPP (assuming the fair market value per share of Company Common Stock on the last day of the current offering period in effect under the ESPP will be equal to the Merger Consideration). As of the last day of the most recent payroll period ending prior to the date of this Agreement, the aggregate amount credited to the accounts of participants in the ESPP was $2,075,649.93 and the aggregate amount credited to such accounts for such payroll period was $1,026,155.47.

(iii) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans and the Warrants will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. With respect to the Stock Options, (1) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (2) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (3) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws and regulatory rules or requirements, including the rules of The NASDAQ Market LLC (“NASDAQ”), (4) the per share exercise price of each Stock Option was not less than the fair market value (within the meaning of Section 422 of the Code, in the case of each Stock Option intended to qualify as an “incentive stock option” and within the meaning of Section 409A of the Code, in the case of each other Stock Option which would otherwise be subject to Section 409A of the Code) of a share of Company Common Stock on the applicable Grant Date and (5) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s SEC Documents in accordance with the Exchange Act and all other applicable Laws.

(iv) Except as set forth in this Section 3.01(c), (A) there are not issued, reserved for issuance or outstanding any (1) shares of capital stock or other voting securities, voting interests or equity interests in the Company or any of its Subsidiaries or (2) securities or other instruments or rights (including stock appreciation rights, phantom stock awards or other similar rights) issued by, or other obligations of, the Company or any of its Subsidiaries, in each case, that are linked to, or the value of which is in any way based upon or derived from, the value of or distributions on any class of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries (the items referred to in clause (2) collectively, “Equity Equivalents”) and (B) there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. Except pursuant to the forfeiture conditions of the Stock Options and RSUs outstanding as of the date of this Agreement and except pursuant to the cashless exercise or tax withholding provisions of such Stock Options and RSUs, in each case as in effect on the date of this Agreement, there are no outstanding contractual or other obligations of the Company or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (II) vote or dispose of any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Company is not a party to any voting agreement with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the knowledge of the Company, as of the date of this Agreement there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries.

(v) Except as set forth in the most recent audited financial statements (including the notes thereto) included in the Filed SEC Documents, neither the Company nor any of its Subsidiaries has any (A) indebtedness for borrowed money, (B) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (C) amounts owing as deferred purchase price for the purchase of any property, (D) capital lease obligations or (E) guarantees with respect to any indebtedness or obligation of a type described in clauses (A) through (D) above of any other person (collectively, “Indebtedness”). Neither the Company nor any of its Subsidiaries has provided any vendor financing with respect to the sale of any of its products.

(vi) All Stock Options and RSUs may, by their terms, be treated in accordance with Section 2.02(a) and all rights to purchase shares of Company Common Stock under the ESPP may, by their terms, be treated in accordance with Section 2.02(b). No holder of any Stock Option, RSU or right under the ESPP is entitled to any treatment of such Stock Option, RSU or right under the ESPP other than as provided with respect to such Stock Option, RSU or right under the ESPP in Section 2.02(a) or Section 2.02(b), as applicable, and after the Closing no holder of a Stock Option, RSU or right under the ESPP (or former holder of a Stock

Option, RSU or right under the ESPP) or any current or former participant in the Company Stock Plans or any other Benefit Plan or Benefit Agreement shall have the right thereunder to acquire any capital stock of the Company or any other equity interest therein (including phantom stock or stock appreciation rights). All outstanding Stock Options are evidenced by individual written stock option agreements (the “Stock Option Agreements”) and all outstanding RSUs are evidenced by individual written restricted share unit agreements (the “RSU Agreements”), and no Stock Option Agreement or RSU Agreement contains terms that are materially inconsistent with, or in addition to, the terms contained in the forms of such agreements related to the applicable Company Stock Plan pursuant to which the relevant Stock Option or RSU was granted (other than with respect to the identity of the individual to which the Stock Option or RSU was granted, grant date, expiration date, exercise price and vesting schedule), copies of which forms have been delivered or made available in complete and correct form to Parent and its counsel.

(vii) GATX Ventures, Inc. (“GATX”) is the record and beneficial owner of all the outstanding Warrants. All Warrants were issued pursuant to, and all the terms and conditions of the Warrants are evidenced by, the Warrant to Purchase Shares of Preferred Stock of the Company dated September 6, 2001 by and between the Company and GATX. After the Closing, the holder of the Warrant (and any former holder of the Warrant) shall not have any right thereunder to acquire any capital stock of Parent, the Surviving Corporation, the Company or any of their respective affiliates or any other equity interest therein.

(d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the “Stockholder Approval”), and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement do not and will not (A) violate or conflict with the Company Certificate or the Company Bylaws or the certificate of incorporation or bylaws (or similar organizational documents) of any of its Subsidiaries, (B) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a benefit under, any Contract or Permit to or by which the Company or any of its Subsidiaries is a party or bound or to or by which any of their respective properties or assets are subject or bound or otherwise under which the Company or any of its Subsidiaries has rights or benefits, (C) result in the creation of any Lien (other than Permitted Liens) in or upon any of the properties or assets of the Company or any of its Subsidiaries or (D) subject to the governmental filings and other matters referred to in the following sentence, violate or conflict with any (1) U.S. federal, state or local, domestic or foreign, statute, law, code, ordinance, decree, order, rule or regulation of any Governmental Entity (each, a “Law”), assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub, or (2) U.S. federal, state or local, domestic or foreign, judgment, injunction, order, writ or decree of any Governmental Entity (each, a “Judgment”), in each case, applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B), (C) and (D), any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights, obligations, benefits or entitlements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any U.S. federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (I) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the expiration or termination of the applicable waiting period thereunder, and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (II) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the adoption of this Agreement by the Company’s stockholders (as amended or supplemented from time to time, the “Proxy Statement”) and such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (IV) any filings required under the rules and regulations of NASDAQ and (V) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(e) SEC Documents. (i) Since January 1, 2008, the Company has filed with or furnished to the SEC all reports, schedules, forms, statements and other documents and filings required to be filed or furnished by the Company pursuant to the Securities Act or the Exchange Act (the “SEC Documents”). No Subsidiary of the Company is required to file or furnish any report, schedule, form, statement or other document with, or make any other filing with, or furnish any other material to, the SEC. As of their respective dates, each of the SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Exchange Act, in each case, applicable to such SEC Document and as in effect on the date such SEC Document was filed or furnished (or, if subsequently amended or supplemented prior to the date of this Agreement, at the time of such amendment or supplement), and none of the SEC Documents at the time it was filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent complete and correct copies are not available on the SEC’s website, the Company has made available to Parent copies of all comment letters received by the Company from the SEC since January 1, 2008 and relating to the SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC. As of the date of this Agreement, to the knowledge of the Company, none of the SEC Documents is the subject of any ongoing review by the SEC. The financial statements (including the related notes) of the Company included in the SEC Documents complied, at the time the respective statements were filed or furnished, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect on the date such SEC Document was filed or furnished (or, if subsequently amended or supplemented prior to the date of this Agreement, at the time of such amendment or supplement), were prepared in accordance with generally accepted accounting principles in effect from time to time in the United States of America (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. Except as set forth in the most recent audited financial statements (including the notes thereto) included in the Filed SEC Documents, the Company and its Subsidiaries have no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

(ii) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, “SOX”) applicable to it. To the knowledge of the Company, there have been no material violations of provisions of the Company’s code of ethics.

(iii) The principal executive officer of the Company and the principal financial officer of the Company each has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, as applicable, with respect to the SEC Documents, and the statements contained in such certifications were accurate as of the date they were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(iv) Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any commitment to become a party to or bound by, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the purpose or intended or known result or effect of such joint venture, partnership or Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or any of its Subsidiaries’ published financial statements or other SEC Documents.

(v) The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) in compliance with the Exchange Act.

(vi) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) in compliance with the Exchange Act.

(f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

(g) Absence of Certain Changes or Events. From December 31, 2009 to the date of this Agreement, the Company and its Subsidiaries have conducted, in all material respects, their respective businesses only in the ordinary course consistent with past practice. Since December 31, 2009, there has not been any Material Adverse Effect. From September 30, 2010 to the date of this Agreement, there has not been (A) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its Subsidiaries’ capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) any split, combination or reclassification of any of the Company’s or any of its Subsidiaries’ capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, (C) any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (D)(1) any grant by the Company or any of its Subsidiaries to any current or former director, officer, employee, contractor or consultant of the Company or any of its Subsidiaries (collectively, “Company Personnel”) of any bonus or award opportunity, any loan or any increase in any type of compensation or benefits, except for grants of normal bonus opportunities and normal increases of base cash compensation, in each case, in the ordinary course of business consistent with past practice, or (2) any payment by the Company or any of its Subsidiaries to any Company Personnel of any bonus or award, (E) any grant by the Company or any of its Subsidiaries to any Company Personnel of any severance, separation, change in control, retention, termination or similar compensation or benefits or increase therein or of the right to receive any severance, separation, change in control, retention, termination or similar compensation or benefits or increase therein, (F) any adoption or establishment of or entry by the Company or any of its Subsidiaries into, any amendment of, modification to or termination of, or agreement to amend, modify or terminate, or any termination of (or announcement of an intention to amend, modify or terminate), (1) any employment, deferred compensation, change in control, severance, termination, employee benefit, loan, indemnification, retention, equity or equity-based compensation, consulting or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, (2) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement (alone or in combination with any other event) or (3) any trust or insurance Contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Company Personnel (all such Contracts under this clause (F), including any such Contract that is entered into on or after the date of this Agreement, collectively, “Benefit Agreements”), (G) any grant or amendment of any award under any Benefit Plan or Benefit Agreement (including the grant or amendment of Stock Options, RSUs, stock appreciation rights, restricted shares, performance units, stock repurchase rights or other equity or equity-based compensation) or the removal or modification of any restrictions in any such award, (H) any payment to any Company Personnel of any compensation or benefit not provided for under any Benefit Plan or Benefit Agreement, other than the payment of base cash compensation in the ordinary course of business consistent with past practice, (I) the taking of any action to accelerate, or that could reasonably be expected to result in the acceleration of, the time of vesting or payment of any rights, compensation, benefits or funding obligations under any Benefit Plan or Benefit Agreement or otherwise, (J) any change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required by GAAP or applicable Law or (K) any material tax election or change in any material tax election, any settlement or compromise of any material tax liability or any material amendment to a tax return.

(h) Litigation. Section 3.01(h) of the Company Letter sets forth a complete and correct list of each claim, action, suit or judicial, administrative or regulatory proceeding or investigation pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries (A) for money damages in excess of $5,000,000 or (B) that seeks injunctive or other equitable relief. There is no material Judgment of any Governmental Entity or arbitrator outstanding against, or material investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its Subsidiaries.

(i) Contracts. Section 3.01(i) of the Company Letter sets forth (with specific reference to the subsection of this Section 3.01(i) to which such Contract relates) a complete and correct list, as of the date of this Agreement, of:

(A) each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that is not so filed;

(B) each Contract pursuant to which the Company or any of its Subsidiaries has agreed not to compete with any person in any area or to engage in any activity or business, or pursuant to which any benefit or right is required to be given or lost, or any penalty or detriment (other than any immaterial penalty or detriment) is incurred, as a result of so competing or engaging;

(C) each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for exclusivity or any similar requirement or pursuant to which the Company or any of its Subsidiaries is restricted in any way, or which after the Effective Time could restrict Parent or any of its Subsidiaries in any way, with respect to the development, manufacture, marketing or distribution of their respective products or services or otherwise with respect to the operation of their businesses, or pursuant to which any benefit or right is required to be given or lost, or any penalty or detriment (other than any immaterial penalty or detriment) is incurred, as a result of non-compliance with any such exclusive or restrictive requirements;

(D) each Contract to or by which the Company or any of its Subsidiaries is a party or bound or with respect to which the Company or any of its Subsidiaries has any obligation with any affiliate of the Company or any of its Subsidiaries;

(E) each Contract under which the Company or any of its Subsidiaries has incurred any Indebtedness having an aggregate principal amount in excess of $1,000,000 that is not scheduled as an exhibit to the Filed SEC Documents;

(F) each Contract to or by which the Company or any of its Subsidiaries is a party or bound creating or granting a Lien (including Liens upon properties or assets acquired under conditional sales, capital leases or other title retention or security devices), other than (1) Liens for taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been established, (2) Liens for assessments and other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ or similar Liens incurred in the ordinary course of business, consistent with past practice, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (3) Liens incurred in the ordinary course of business, consistent with past practice, in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (4) Liens incurred in the ordinary course of business consistent with past practice that, individually or in the aggregate, are not reasonably likely to adversely interfere in a material way with the use of the properties or assets encumbered thereby (collectively, “Permitted Liens”);

(G) each material Contract to or by which the Company or any of its Subsidiaries is a party or bound (other than Benefit Plans and Benefit Agreements) containing provisions requiring consent with respect to any “change in control” or similar provision with respect to the Company or one or more of its Subsidiaries, or otherwise having the effect of providing that the consummation of the Merger or any of the other transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will materially conflict with, result in a material violation or material breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancelation or material acceleration of any obligation, or a loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company, Parent or any of their respective Subsidiaries, or to any increased, guaranteed, accelerated or additional material rights or material entitlements of any person;

(H) each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for payments of royalties or other license fees to third parties in excess of $5,000,000 annually, that is not terminable by the Company without penalty on ninety days or less notice;

(I) each Contract to or by which the Company or any of its Subsidiaries is a party or bound granting the other party to such Contract or a third party “most favored nation” pricing or terms that

(1) applies to the Company or any of its Subsidiaries or (2) following the Effective Time, would apply to Parent or any of its Subsidiaries other than the Surviving Corporation or its Subsidiaries;

(J) each Contract pursuant to which the Company or any of its Subsidiaries has agreed or is required to provide any third party with access to (x) source code in respect of hardware (other than board-level hardware, such as reference designs) or (y) any other source code (other than, in the case of this subclause (y), access to customers in the ordinary course of business consistent with past practice of source code that is generally made available to customers of the Company or its Subsidiaries, it being understood that, for the avoidance of doubt, the exception in this parenthetical shall not apply to access to source code to business partners or other persons in connection with the development by the Company or any of its Subsidiaries of hardware products or related design services), and each Contract that provides for source code of the Company or any of its Subsidiaries to be put in escrow or pursuant to which the Company or any of its Subsidiaries has agreed or is required to grant a contingent license to source code;

(K) each Contract containing any “non-solicitation”, “no-hire” or similar provision that restricts the Company or any of its Subsidiaries;

(L) each Contract to or by which the Company or any of its Subsidiaries is a party or bound for any joint venture (whether in partnership, limited liability company or other organizational form) or other revenue or profit sharing or similar arrangement;

(M) each Contract to or by which the Company or any of its Subsidiaries is a party or bound with any Governmental Entity (other than ordinary course customer Contracts providing for payments below $5,000,000 and pursuant to which the counterparty does not have any rights to the Company’s Products or Intellectual Property other than its rights to use the Product sold under such Contract as a customer);

(N) each Contract to or by which the Company or any of its Subsidiaries is a party or bound entered into in the last five years in connection with the settlement or other resolution of any suit, claim action, investigation or proceeding that has any material continuing obligation, liability or restriction on the part of the Company or any of its Subsidiaries;

(O) each Contract between the Company or any of its Subsidiaries and any of the ten largest customers of the Company and its Subsidiaries (determined on the basis of revenues received by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended September 30, 2010 (each such customer, a “Major Customer”, and each such Contract, a “Major Customer Contract”));

(P) each Contract between the Company or any of its Subsidiaries and any of the ten largest licensors or other suppliers to the Company and its Subsidiaries (determined on the basis of amounts paid by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended September 30, 2010 (each such licensor or other supplier, a “Major Supplier”, and each such Contract, a “Major Supplier Contract”)); and

(Q) except for Contracts with customers and purchase orders with vendors or suppliers, in each case, entered into in the ordinary course of business consistent with past practice, and the Contracts disclosed above, each Contract (other than Benefit Plans or Benefit Agreements) which has aggregate future sums due to or from the Company or any of its Subsidiaries, taken as a whole, (i) during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement, in excess of $3,000,000 or (ii) in aggregate more than $10,000,000 during the life of the Contract.

The Contracts of the Company or any of its Subsidiaries of the type referred to in clauses (A) through (Q) of this Section 3.01 are collectively referred to in this Agreement as “Specified Contracts”. The Company has made available to Parent a complete and correct copy of each of the Specified Contracts, including all amendments thereto. Each Specified Contract and each other Contract of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole (a “Material Contract”) is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. Each of the Company and its Subsidiaries has performed or is performing all material obligations required to be performed by it under the Material Contracts and is not (with or without notice or lapse of time or both) in breach in any material respect or default thereunder, and, other than in the ordinary course of business consistent with past practice, has not knowingly waived or failed to enforce any material rights or benefits thereunder, and, to the knowledge of the Company, no other party to any of the Material Contracts is (with or without notice or lapse of time or both) in breach in any material respect or default thereunder. To the knowledge of the Company, there has occurred no event giving (with or without notice or lapse of time or both) to others any right of termination, material amendment or cancelation of any Material Contract. To the knowledge of the Company, there are no circumstances that are reasonably likely to occur that would reasonably be expected to adversely affect the ability of the Company or any of its Subsidiaries to perform its material obligations under any Material Contract.

(j) Permits; Compliance with Laws. The Company and its Subsidiaries have in effect all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity (collectively, “Permits”) that are necessary for them to own, lease or operate their properties and assets and to carry on their businesses in all respects as currently conducted, except where the failure to have such Permits individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Section 3.01(j) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of the Permits that are material, individually or in the aggregate, to the Company and its Subsidiaries. Each of the Company and its Subsidiaries is, and since January 1, 2008 has been, in compliance in all material respects with all applicable Laws and Judgments, and, to the knowledge of the Company, no condition or state of facts exists that would reasonably be expected to give rise to a violation of, or a liability or default under, any such applicable Law or Judgment, except for failures to be in compliance or violations, liabilities or defaults that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the terms hereof would not reasonably be expected to, cause the revocation or cancelation of any material Permit. Neither the Company nor any of its Subsidiaries has received any notice that any investigation or review by any Governmental Entity is pending with respect to the Company or any of its Subsidiaries or any of the assets or operations of the Company or any of its Subsidiaries or that any such investigation or review is contemplated.

(k) Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations. (i) Since December 31, 2009, none of the Company or any of its Subsidiaries has adopted, entered into, established, terminated, amended or modified or agreed to adopt, enter into, establish, terminate, amend or modify (or announced an intention to adopt, enter into, establish, terminate, amend or modify) any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, equity or equity-based compensation, performance, retirement, thrift, savings, cafeteria, paid time off, perquisite, fringe benefit, vacation, unemployment, severance, change in control, termination, retention, disability, death benefit, hospitalization, medical or other welfare benefit or other similar plan, program, policy, arrangement or understanding (whether oral or written, formal or informal, funded or unfunded and whether or not legally binding or subject to the Laws of the United States) sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or with respect to which the Company is otherwise jointly or severally liable under applicable Law (each, a “Commonly Controlled Entity”), in each case, providing compensation or benefits to any Company Personnel, including the Company Stock Plans, but not including the Benefit Agreements (all such plans, programs, policies, arrangements and understandings, including any such plan, program, policy, arrangement or understanding entered into, adopted or established on or after the date of this Agreement, collectively, “Benefit Plans”), or has made any change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan, or any change in the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined.

(ii) There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound. Since January 1, 2008, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts and, to the knowledge of the Company, no labor union organizing activity, strike, work stoppage, slowdown or lockout is threatened. None of the employees of the Company or any of its Subsidiaries is represented by any labor union, works council or similar organization with respect to his or her employment by the Company or such Subsidiary. The Company and its Subsidiaries do not have any obligation (including to inform or consult with any such employees or their representatives in respect of the Merger or the other transactions contemplated by this Agreement) with respect to any such organization. Each of the Company and its Subsidiaries is, and since January 1, 2008 has been, in compliance in all material respects with all applicable Laws and Judgments relating to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visa, work status, human rights, pay equity and workers’ compensation, and is not engaging, and since January 1, 2008 has not engaged, in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, in each case before the National Labor Relations Board or any comparable Governmental Entity. No question concerning representation has been raised or is, to the knowledge of the Company, threatened respecting the employees of the Company or any of its Subsidiaries. No grievance or arbitration proceeding arising out of a collective bargaining agreement is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(l) Environmental Matters. Except for matters that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect:

(i) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any (A) written communication alleging that the Company or such Subsidiary is in violation of, or may have liability under, any Environmental Law or (B) currently outstanding written request by any Governmental Entity for information pursuant to any Environmental Law;

(ii) each of the Company and its Subsidiaries possesses and is in compliance with all Permits required under Environmental Laws (“Environmental Permits”) for the conduct of its operations as presently conducted, and all such Environmental Permits are valid and in good standing;

(iii) there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries;

(iv) there has been no Release of, or exposure to, any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any person whose liabilities for such Environmental Claims the Company or any of its Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law;

(v) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; and

(vi) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that would reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries.

For all purposes of this Agreement, (A) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, Judgments, demands, directives, claims, Liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (1) the presence or Release of, or exposure to, any Hazardous Material at any location, or (2) the failure to comply with any Environmental Law; (B) “Environmental Law” means any Law, Judgment, legally binding agreement or Permit issued, promulgated or entered into by or with any Governmental Entity relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, the climate, human health and safety or the protection of endangered or threatened species; (C) “Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, hazardous or toxic substances and any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law; and (D) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

(m) Employee Benefits Matters. (i) Section 3.01(m)(i) of the Company Letter sets forth a complete and correct list of all “employee welfare benefit plans” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all “employee pension benefit plans” (as defined in Section 3(2) of ERISA) (each, a “Pension Plan”) and all other Benefit Plans and Benefit Agreements that, in each case, are in effect as of the date of this Agreement. The Company has delivered or made available to Parent complete and correct copies of (A) each Benefit Plan and each Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, written descriptions thereof), including any amendments thereto, (B) the two most recent annual reports, or such similar reports, statements, information returns or material correspondence required to be filed with or delivered to any Governmental Entity, if any, with respect to each Benefit Plan (including reports filed on Form 5500 with accompanying schedules and attachments), (C) the most recent summary plan description (if any), and any summary of material modifications, prepared for each Benefit Plan for which a summary plan description is required under applicable Law, (D) each trust agreement and group annuity or insurance Contract and other documents relating to the funding or payment of compensation or benefits under each Benefit Plan and Benefit Agreement (if any) and (E) the two most recent actuarial valuations for each Benefit Plan (if any). Each Benefit Plan and Benefit Agreement has been administered, funded and invested in all material respects in accordance with its terms. The Company and its Subsidiaries and each Benefit Plan and Benefit Agreement are in compliance in all material respects with applicable Law, including ERISA and the Code, and the terms of any collective bargaining agreements or other labor union Contracts.

(ii) Each Pension Plan intended to be tax qualified under the Code is so qualified and has been the subject of a favorable determination, qualification or opinion letter from the U.S. Internal Revenue Service (the “IRS”) with respect to all tax Law changes with respect to which the IRS is currently willing to provide a determination letter to the effect that such Pension Plan is qualified and exempt from U.S. federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such letter has been revoked (nor, as of the date of this Agreement, has revocation been threatened) and no event has occurred since the date of the most recent such letter or application therefor relating to any such Pension Plan that would reasonably be expected to adversely affect the qualification of such Pension Plan or increase the costs relating thereto or require security under Section 307 of ERISA. Each Benefit Plan required to have been approved by any non-United States Governmental Entity (or permitted to have been approved to obtain any beneficial tax or other status) has been so approved or timely submitted for approval, no such approval has been revoked (nor, as of the date of this Agreement, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that would reasonably be expected to affect any such approval relating thereto or increase the costs relating thereto. The Company has delivered or made available to Parent a complete and correct copy of the most recent determination, qualification, opinion or approval letter or similar document received from a Governmental Entity with respect to each Benefit Plan intended to qualify for favorable tax treatment or other status, as well as a complete and correct copy of each pending application for a determination, qualification, opinion or approval letter or similar document, if any, and a complete and correct list of all amendments to any such Benefit Plans as to which a favorable determination, qualification, opinion or approval letter has not yet been received.

(iii) Neither the Company nor any Commonly Controlled Entity has sponsored, maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA), or that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or that is otherwise a defined benefit pension plan or that provides for the payment of termination indemnities, and neither the Company nor any Commonly Controlled Entity could incur any liability with respect to any such plan (under Title IV of ERISA or otherwise).

(iv) No Benefit Plan or Benefit Agreement that provides welfare benefits, whether or not subject to ERISA (each, a “Welfare Plan”), is funded through a “welfare benefits fund” (as such term is defined in Section 419(e) of the Code), or is unfunded or self-insured. There are no understandings, agreements or undertakings, written or oral, that would prevent any Welfare Plan (including any Welfare Plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its Subsidiaries at or at any time after the Effective Time. No Welfare Plan provides benefits, and there are no understandings, written or oral, with respect to the provision of welfare benefits, after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code or any similar state statute or foreign Law. The Company and its Subsidiaries have complied in all material respects with the applicable requirements of Section 4980B(f) of the Code, Sections 601-609 of ERISA and any similar state statute or foreign Law with respect to each Benefit Plan that is a “group health plan” (as defined in Section 5000(b)(1) of the Code or any similar state statute).

(v) None of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (whether alone or as a result of any termination of employment on or following the Effective Time) will, except as expressly contemplated by this Agreement, (A) entitle any Company Personnel to severance, termination, retention, change in control or similar compensation or benefits, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to any Benefit Plan or Benefit Agreement or (C) result in any breach or violation of, or a default under, any Benefit Plan or Benefit Agreement.

(vi) No deduction of any amount payable pursuant to the terms of the Benefit Plans or Benefit Agreements has been disallowed or is subject to disallowance under Section 162(m) of the Code.

(vii) All reports, returns and similar documents with respect to each Benefit Plan required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Neither the Company nor any of its Subsidiaries has received notice of any, and, to the knowledge of the Company, there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other material claims (except claims for benefits payable in the normal operation of the Benefit Plans and Benefit Agreements), suits or proceedings against or involving or asserting any rights or claims to benefits under, any Benefit Plan or Benefit Agreement.

(viii) All contributions, premiums and benefit payments under or in connection with each Benefit Plan and Benefit Agreement that are required to have been made by the Company or any of its Subsidiaries in accordance with the terms of such Benefit Plan and Benefit Agreement and applicable Laws have been timely made. Neither the Company nor any of its Subsidiaries has incurred, or would reasonably be expected to incur, any unfunded liabilities in relation to any Benefit Plan or Benefit Agreement.

(ix) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that could subject the Company or any of its Subsidiaries or any of their respective directors or employees to any material liability and (B) neither the Company nor any of its Subsidiaries nor any of their respective directors, employees or agents has engaged in any transaction or acted in a manner, or failed to act in a manner, that could reasonably be expected to subject the Company or any of its Subsidiaries or any of their respective directors or employees to any material liability for breach of fiduciary duty under ERISA or any other applicable Law.

(x) Neither the Company nor any of its Subsidiaries has any liability or obligation, including under or on account of a Benefit Plan or Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

(xi) Except as would not reasonably be expected to have any liability in excess of $10,000, any Benefit Plan that is subject to the laws of any jurisdiction outside the United States (all such Contracts, collectively, “Foreign Benefit Plans”) required to have been approved by any foreign Governmental Entity has been so approved, no such approval has been revoked nor, to the knowledge of the Company, has revocation been threatened, and no event has occurred since the date of the most recent approval with respect to such Foreign Benefit Plan that would reasonably be expected to affect such approval or status. None of the Company and its Subsidiaries nor any Commonly Controlled Entity has obligations under any Benefit Plan to provide health or other welfare benefits to retirees or former employees for which the Company or any of its Subsidiaries reasonably would be expected to have any liability in excess of $10,000.

(xii) (i) With respect to each Foreign Benefit Plan of the Company or any of its Subsidiaries that is a defined benefit retirement plan, to the extent the liabilities of the Companies and any of its Subsidiaries with respect to such plan exceed the related assets of the Company and such Subsidiaries with respect to such plan, such that the Company or any of its Subsidiaries could have any material liability with respect to the underfunding of such plan, either (A) the excess of such liabilities over such assets with respect to such plan has been properly accrued on the consolidated balance sheet of the Company and its consolidated Subsidiaries in accordance with GAAP, (B) such liability of the Company or any of its Subsidiaries has been disclosed in Section 3.01(m)(xii) of the Company Letter or (C) Parent or Sub has been provided the most recent actuarial valuation report with respect to such plan; and (ii) the Company and its Subsidiaries have complied in all material respects with all applicable Laws as they pertain to statutory plans applicable to the Company and any of its Subsidiaries.

(xiii) No amount, economic benefit or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) by any person who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). Section 3.01(m)(xiii) of the Company Letter sets forth (A) the Company’s reasonable, good-faith estimate of the maximum amount that could be paid to each such “disqualified individual” as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) and (B) the “base amount” (as such term is defined in Section 280G(b)(3) of the Code) for each such “disqualified individual”, in each case calculated as of the date of this Agreement. No person is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any tax (including U.S. federal, state, local and foreign income, excise and other taxes (including taxes imposed under Section 4999 or 409A of the Code)) or interest or penalty related thereto.

(n) Taxes. (i) Each of the Company and its Subsidiaries has timely filed all material tax returns required to be filed by it in the manner prescribed by applicable Law. All such tax returns are complete and correct in all material respects. Each of the Company and its Subsidiaries has timely paid all material taxes due, other than taxes that are being contested in good faith by appropriate proceedings diligently conducted, and the most recent financial statements contained in the Filed SEC Documents reflect a reserve, in accordance with GAAP, that is not materially less than the taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(ii) No material tax return of the Company or any of its Subsidiaries is currently under audit or examination by any taxing authority, and no notice of such an audit or examination has been received by the Company or any of its Subsidiaries. There is no material deficiency, refund litigation, proposed adjustment in writing or matter in controversy with respect to any taxes due and owing by the Company or any of its Subsidiaries. Each material deficiency resulting from any completed audit or examination or concluded litigation relating to taxes by any taxing authority has been timely paid. No material issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that would reasonably be expected to recur in a later taxable period.

(iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or any of its Subsidiaries, and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any taxes has been executed or filed with any taxing authority that is still in effect.

(iv) No Liens for taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

(v) None of the Company or any of its Subsidiaries is a party to or bound by or currently has any liability under any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement (including pursuant to Section 7121 of the Code) or other agreement relating to taxes with any taxing authority).

(vi) None of the Company or any of its Subsidiaries has joined for any taxable period in the filing of any affiliated, aggregate, consolidated, combined or unitary tax return, other than tax returns for the affiliated, aggregate, consolidated, combined or unitary group of which the Company is the common parent.

(vii) None of the Company or any of its Subsidiaries has any material deferred intercompany gain within the meaning of Treasury Regulation Section 1.1502-13 or material amount of excess loss account within the meaning of Treasury Regulation Section 1.1502-19.

(viii) Section 3.01(n)(viii) of the Company Letter sets forth (A) each jurisdiction in which the Company or any of its Subsidiaries has filed material tax returns and (B) each jurisdiction in which the Company or any of its Subsidiaries has not filed tax returns but the taxing authority of that jurisdiction has asserted that the Company or any of its Subsidiaries is liable for taxes due to a “nexus” with that jurisdiction, in each case for taxable periods ending on or after December 31, 2004.

(ix) None of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time any material amount of (A) taxable income attributable to income that was economically realized in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of any tax Law or for any other reason (including as a result of prepaid amounts or deferred revenue received on or prior to the Effective Time) or (B) income deferred under Section 108(i) of the Code in a taxable period beginning prior to the Effective Time.

(x) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code or made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

(xi) Neither the Company nor any of its Subsidiaries has ever (A) made an election under Treasury Regulation Section 301.7701-3(c) to be treated as a partnership or disregarded entity for U.S. federal income tax purposes or (B) made a similar election under any comparable provision of any U.S. federal, state or local or foreign tax Law.

(xii) Section 3.01(n)(xii) of the Company Letter sets forth, as of the most recent practicable date, the amount of any net operating losses, unused investment or other credits, unused foreign tax credits or excess charitable contributions of the Company or any of its Subsidiaries for U.S. federal income tax, alternative minimum tax or any other tax purposes (including dates of expiration of such items, any limitations on such items and all Schedules M-1 and M-3 prepared or filed by the Company or any of its Subsidiaries).

(xiii) The Company and its Subsidiaries have materially complied with all applicable Laws relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3102 and 3402 of the Code or similar provisions under any other Law) and have, within the time and the manner prescribed by applicable Law, withheld from and paid over to the proper taxing authorities all material amounts required to be so withheld and paid over under applicable Laws.

(xiv) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (A) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger or any of the other transactions contemplated by this Agreement.

(xv) All material related party transactions involving the Company or any of its Subsidiaries are at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any tax Law.

(xvi) Neither the Company nor any of its Subsidiaries (A) owns any interest in any person that is treated as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code with respect to the Company or such Subsidiary or (B) has ever made an election under Section 1362 of the Code to be treated as an S corporation for U.S. federal income tax purposes or made a similar election under any comparable provision of any tax Law.

(xvii) Each of the Company and its Subsidiaries has conducted all aspects of its business in accordance with the terms and conditions of all tax rulings and tax concessions that were provided by any relevant taxing authority.

(xviii) Neither the Company nor any of its Subsidiaries has ever participated in any “listed transaction” or “transaction of interest”, each as defined in Treasury Regulation Section 1.6011-4(b).

(xix) For purposes of this Agreement, (A) “taxes” means all (1) U.S. federal, state and local and foreign income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, and any obligations under any Contracts with any other person with respect to such amounts, (2) liability for the payment of any amounts of the types described in clause (1) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (3) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (1) or (2); (B) “taxing authority” means any Governmental Entity exercising regulatory authority in respect of any taxes; and (C) “tax return” means any U.S. federal, state or local or foreign return, declaration, report, estimate, form, claim for refund, information return, statement (including any statement pursuant to Treasury Regulation Section 1.6011-4(a)) or other document relating to taxes, including any (1) related or supporting information with respect to any of the foregoing (including any certificate, schedule or attachment thereto) and (2) any amendment thereof.

(o) Properties. (i) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title to, or in the case of leased tangible property and leased tangible assets has valid and enforceable leasehold interests in, all of its properties and tangible assets, free and clear of all Liens, except for Permitted Liens.

(ii) The material properties and tangible assets owned or leased by the Company and its Subsidiaries, or which they otherwise have the right to use, are, in the aggregate, sufficient (subject to normal wear and tear) to operate their businesses in all material respects as they are currently conducted.

(iii) Section 3.01(o)(iii) of the Company Letter sets forth a complete and correct list, as of the date hereof, of all real property and interests in real property leased by the Company or any of its Subsidiaries (each such property, a “Leased Real Property”). Neither the Company nor any of its Subsidiaries currently owns or has previously owned any real property or interests in real property.

(iv) Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of all leases of Leased Real Property to which it is a party, and each such lease is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession in all material respects under all the leases to Leased Real Property to which it is a party and under which it is in occupancy.

(p) Intellectual Property. (i) Section 3.01(p)(i)(A) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of all Patents, Trademarks, domain names, domain name registrations and Registered Copyrights, in each case, owned by the Company or any of its Subsidiaries and (x) with respect to Patents, sets forth each jurisdiction in which each Issued Patent has been issued and each Patent Application has been filed and (y) with respect to each Trademark and Registered Copyright, sets forth each jurisdiction in which registration has been obtained or an application for registration has been filed. Section 3.01(p)(i)(B) of the Company Letter lists all of the Intellectual Property material to the conduct of the business of the Company in which the Company or any of its Subsidiaries has any right, title or interest (including any interest acquired through a license or other right to use), other than any Intellectual Property owned by the Company or any of its Subsidiaries and any Off-the-Shelf Software, setting forth the nature of the right, title or interest held by the Company or its Subsidiaries and (x) with respect to Patents, each jurisdiction in which each Issued Patent has been issued and each Patent Application has been filed and (y) with respect to each Trademark and Registered Copyright, each jurisdiction in which registration has been obtained or an application for registration has been filed.

(ii) The Company or one of its Subsidiaries is the sole and exclusive owner of, and has good, valid and marketable title to, free and clear of all Liens, except for any Lien for current taxes not yet due and payable, in (A) all of the Intellectual Property identified in Section 3.01(p)(i)(A) of the Company Letter, (B) all unregistered Copyrights (other than Copyrights in Off-the-Shelf Software) in software, middleware and firmware and other works of authorship developed by or for or used by the Company or any of its Subsidiaries, (C) all Trade Secrets owned by the Company or any of its Subsidiaries and (D) all other Intellectual Property owned by the Company or any of its Subsidiaries and material to the conduct of the business of the Company and its Subsidiaries as currently conducted. The Company or its Subsidiaries has a valid, legally enforceable right to use, license, practice and otherwise exploit all Intellectual Property identified in Section 3.01(p)(i)(B) of the Company Letter and all other Intellectual Property used by the Company or its Subsidiaries, other than any Intellectual Property owned by the Company or any of its Subsidiaries (including any interest acquired through a license or other right to use). To the knowledge of the Company, the Intellectual Property owned by or licensed to the Company or any of its Subsidiaries identified in Section 3.01(p)(i)(A) and Section 3.01(p)(i)(B) of the Company Letter, together with Trade Secrets and unregistered Copyrights used by the Company or any of its Subsidiaries, constitutes all material Intellectual Property used or necessary in connection with the conduct of the business of the Company and its Subsidiaries as currently conducted, including as necessary or appropriate for the continued development of the Products. To the knowledge of the Company, all Intellectual Property used by the Company or its Subsidiaries, other than any Intellectual Property owned by the Company or any of its Subsidiaries (including any interest acquired through a license or other right to use, but excluding any Off-the-Shelf Software) and is free and clear of any Liens and neither the Company nor any of its Subsidiaries has received written notice that any portion of such Intellectual Property is subject to any Lien.

(iii) The Company has made available to Parent complete and correct copies of, and Section 3.01(p)(iii) of the Company Letter sets forth a complete and correct list, as of the date of this Agreement, of, any material Contracts relating to any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries or any Products, including the following:

(A) Each Contract pursuant to which the Company or any of its Subsidiaries granted or is required to grant to any person any right or license to make, have made, manufacture, use, sell, offer to sell, import, export or otherwise distribute any Product, with or without the right to sublicense the same.

(B) Each Contract pursuant to which the Company or any of its Subsidiaries granted or is required to grant to any person any right under or license (expressly, by implication, by estoppel or otherwise) of, any covenant not to assert/sue or other immunity from suit under or any other rights to any current or future Intellectual Property, with or without the right to sublicense the same.

(C) Each Contract pursuant to which any person granted or is required to grant to the Company or any of its Subsidiaries any right under or license to, any covenant not to assert/sue or other immunity from suit under or any other rights to any current or future Intellectual Property, with or without the right to sublicense the same (other than non-exclusive licenses granted to the Company or any of its Subsidiaries for Off-the-Shelf Software).

(D) Each Contract under which the Company or any of its Subsidiaries grants or receives an option, right of first negotiation or right of first refusal relating to any Intellectual Property.

(E) Each Contract to defend, indemnify or hold harmless any person against any charge of infringement of any Intellectual Property.

(F) Each Contract that restricts or obligates in any way any affiliate of the Company (other than the Company and its Subsidiaries).

None of the Company, any of its Subsidiaries or any other person is in breach in any material respect or default under any Contract described in this Section 3.01(p)(iii) and neither the Company nor any of its Subsidiaries has notified any person and no person has notified the Company of any such material breach or default.

(iv) Section 3.01(p)(iv) of the Company Letter is a complete and correct list of the following: (A) each Product (including all Company software, firmware and middleware) by name and version number that is Public Software or that is derived from or developed with in any manner or that links to, includes, forms any part of, relies on, is distributed with, incorporates or contains any Public Software; (B) a description of each such Public Software and the Product; (C) the Open License Terms applicable to each such Product and Public Software and the Open License Terms or a reference to where the Open License Terms may be found; (D) whether such Public Software has been distributed by the Company or any of its Subsidiaries or only used internally by the Company or its Subsidiaries; (E) whether the Company or any of its Subsidiaries has modified any such Public Software; and (F) a complete and correct statement of how Public Software is linked to or with or used within the Products (e.g., dynamically, statically, etc.) and with what portion of the Product the Public Software is linked or used. The Company and its Subsidiaries are in compliance in all material respects with all Open License Terms applicable to any Public Software licensed to or used by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has received written notice alleging that the Company or such Subsidiary is in violation or breach of any Open License Terms. None of the inventions claimed in any of the Patents owned by the Company or any of its Subsidiaries are practiced by any of the software described in Section 3.01(p)(iv) of the Company Letter and, to the knowledge of the Company, none of the inventions claimed in any of the Patents owned by the Company or any of its Subsidiaries are practiced by or infringed by any other software that is Public Software. Section 3.01(p)(iv) of the Company Letter sets forth a complete and correct list of all software distributed by the Company or any of its Subsidiaries that is a commercial version of software that is also available as Public Software.

(v) The Company does not jointly own, license or claim any right, title or interest with any other person of any Intellectual Property owned by the Company or any of its Subsidiaries. No current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of the Company or any of its Subsidiaries has any right, title, claim or interest in, to or under any Intellectual Property in which the Company or its Subsidiaries has (or purports to have) any right, title or interest that has not been either (A) irrevocably assigned or transferred to the Company or its Subsidiaries or (B) licensed (with the right to grant sublicenses) to the Company or its Subsidiaries under an exclusive, irrevocable, worldwide, royalty free, fully paid and assignable license.

(vi) No person has, in writing, challenged or threatened to challenge and no person has asserted or threatened a claim or made a demand, and there are no outstanding Judgments or any proceedings pending or, to the knowledge of the Company, threatened, which would materially adversely affect or restrict, as applicable, (A) the Company’s or its Subsidiaries’ right, title or interest in, to or under any Intellectual Property owned by the Company or any of its Subsidiaries, (B) any Contract under which the Company or any of its Subsidiaries claims any right, title or interest under any Intellectual Property or restricts the use, manufacture, transfer, sale, importation, delivery or licensing by the Company or any of its Subsidiaries of any Intellectual Property or Products or (C) the validity, use, enforceability or claim construction of any Intellectual Property owned by the Company or any of its Subsidiaries. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice regarding any such challenge, claim, demand or proceeding.

(vii) To the knowledge of the Company, no Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries has been infringed or misappropriated by any person in any material respect.

(viii) All Patents in which the Company or any of its Subsidiaries has any right, title or interest have been duly filed or registered (as applicable) with the applicable Governmental Entity, and maintained, including the timely submission of all necessary filings and fees (including maintenance and annual fees) in accordance with the legal and administrative requirements of the appropriate Governmental Entity, and have not lapsed, expired or been abandoned. The Company and its Subsidiaries have materially complied with their duty of candor and disclosure to the USPTO and any relevant foreign patent office with respect to all Patents and have made no material misrepresentations in connection with the prosecution or maintenance of any Patent.

(ix) (A) All Patents owned by the Company or any of its Subsidiaries, all Patents for which the Company or its Subsidiaries had or has the right to prosecute, maintain, review or comment on, all correspondence with the applicable Governmental Entity related to the Patents and all Patents exclusively licensed to the Company and its Subsidiaries, in each case, disclose patentable subject matter, have been prosecuted in good faith, are subsisting and in good standing and are not subject to any written requirement for a terminal disclaimer from any applicable Governmental Entity, (B) there are no inventorship challenges to any such Patents, (C) no interference been declared or provoked relating to any such Patents, (D) no opposition proceedings have been commenced related to such Patents in any jurisdictions in which such procedures are available and (E) all Issued Patents issued to the Company or any of its Subsidiaries are entitled to any presumption available under applicable Law that they are valid and enforceable.

(x) To the knowledge of the Company, and other than in the course of ongoing proceedings as of the date of this Agreement before any patent office, which proceedings are set forth on Section 3.01(p)(x) of the Company Letter, there is no fact with respect to any Patent Application in which the Company or any of its Subsidiaries has any right, title or interest that would (A) preclude the issuance of an Issued Patent from such Patent Application (with valid claims no less broad in scope than the claims as currently pending in such Patent Application), (B) render any Issued Patent issuing from such Patent Application invalid or unenforceable or (C) cause the claims included in such Patent Application to be narrowed.

(xi) To the knowledge of the Company, the conduct of the Company’s and its Subsidiaries’ business as currently conducted does not and will not infringe, constitute contributory infringement, inducement to infringe, misappropriation, unauthorized disclosure or unlawful use of Intellectual Property of any person, and no person has asserted or threatened a claim, nor has the Company or any of its Subsidiaries received any notification, that the Company’s or its Subsidiaries’ business or any Product (or any Intellectual Property embodied in any Product) infringes, constitutes contributory infringement, inducement to infringe, misappropriation, unauthorized disclosure or unlawful use of Intellectual Property of any person. The Company and its Subsidiaries have not obtained any opinions from inside or outside counsel opining on (A) freedom to operate, (B) the infringement by the Company or any of its Subsidiaries of the Intellectual Property of any other person, or the infringement by any person of the Intellectual Property of the Company or any of its Subsidiaries or (C) the validity of any Patent of the Company or its Subsidiaries.

(xii) The Company and its Subsidiaries have taken commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all material Trade Secrets in which the Company or its Subsidiaries has any right, title or interest and otherwise to maintain and protect the full value of all such Trade Secrets. To the knowledge of the Company, the Company and its Subsidiaries have not disclosed any material Trade Secrets in which the Company or any of its Subsidiaries has (or purports to have) any right, title or interest (or any tangible embodiment thereof) to any person without having the recipient thereof execute a written agreement regarding the non-disclosure and non-use thereof. To the knowledge of the Company, all use, disclosure or appropriation of any Trade Secret not owned by the Company or any of its Subsidiaries has been pursuant to the terms of a written agreement between the Company or one of its Subsidiaries and the owner of such Trade Secret, or is otherwise lawful. The Company and its Subsidiaries have not received any written notice from any person that there has been an unauthorized use or disclosure of any Trade Secrets. No person that has received any Trade Secrets from the Company or any of its Subsidiaries has refused to provide to the Company or its Subsidiaries, after the Company’s or such Subsidiary’s written request therefore, a certificate of return or destruction of any documents or materials containing Trade Secrets. Without limiting the generality of the foregoing, the Company represents and warrants:

(A) All current and former consultants and independent contractors to the Company or any of its Subsidiaries (including those who are or were involved in, or who have contributed to, the creation or development of any Intellectual Property owned by the Company or any of its Subsidiaries or any Product) who could potentially have any rights in any Intellectual Property of the Company or any of its Subsidiaries or any Product have executed and delivered to the Company a written agreement regarding the protection of proprietary information and the irrevocable assignment to the Company of any Intellectual Property arising from services performed by such persons, that is substantially identical to the Company’s form of Proprietary Information and Inventions Assignment Agreement or, with regard to any employees who were originally employed by a company which was acquired by the Company or whose assets were substantially acquired by the Company, the standard form of such similar agreement of such company, correct and complete copies of which have previously been delivered or made available by the Company to Parent, and no such agreement contains terms that are inconsistent with, or in addition to, the terms contained in the applicable form. To the knowledge of the Company, no current or former consultant or independent contractor is in violation of any term of any such agreement and no current or former consultant or independent contractor is in violation of or breach of any term(s) of any agreement or contract with any existing or former employer and any consent required to be obtained from any such employer in connection with any such consultant’s or independent contractor’s work for the Company or any of its Subsidiaries, was properly obtained.

(B) All authors of any works of authorship in the Intellectual Property owned by the Company or any of its Subsidiaries and Products have waived their moral rights and have agreed to a covenant not to assert their moral rights, in each case, to the extent permitted by applicable Law, or such authors prepared such works in jurisdictions that do not recognize moral rights.

(C) The Company and its Subsidiaries have not disclosed or delivered to any person, or permitted the disclosure or delivery to any escrow agent or other person, of any Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any person of any Source Code.

(xiii) Except with respect to demonstration or trial copies, to the knowledge of the Company, no product, system, program or software module designed, developed, distributed, licensed or otherwise made available by the Company or any of its Subsidiaries to any person, including any Product, contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

(xiv) The Company and its Subsidiaries are not and have never been, and no previous owner of any Intellectual Property owned by the Company or any of its Subsidiaries has ever been, a member or promoter of, or a contributor to or made any commitments or agreements regarding any patent pool, industry standards body, standard setting organization, industry or other trade association or similar organization, in each case that could or does require or obligate the Company or any of its Subsidiaries to grant or offer to any other person any license or right to any Intellectual Property, including any future Intellectual Property developed, conceived, made or reduced to practice by the Company or any of its Subsidiaries.

(xv) No funding, facilities or personnel of any Governmental Entity were used, directly or indirectly, to develop or create, in whole or in part, any Intellectual Property owned by the Company or any of its Subsidiaries or any Product.

(xvi) The execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby will not contravene, conflict with or result in any limitation in any material respect on Parent’s right, title or interest in or to any Intellectual Property owned or licensed by the Company or any of its Subsidiaries.

(xvii) The Company and its Subsidiaries have implemented and maintained, consistent with commercially reasonable practices and its obligations to third persons, security and other measures adequate to protect computers, networks, software and systems used by the Company and its Subsidiaries to store, process or transmit information or content from unauthorized access, use or modification.

(q) Insurance. The Company or its Subsidiaries maintain all material policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses that are adequate for the operation of the Company’s and its Subsidiaries’ businesses. Section 3.01(q) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of the material insurance policies maintained by the Company and its Subsidiaries and the annualized premium payable with respect to each such policy. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation. There is no material claim pending under any such policies as to which coverage has been questioned, denied or disputed.

(r) Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor any of the directors, officers or employees of the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the agents, representatives, franchisees or distributors of the Company or any of its Subsidiaries, in each case, acting in their capacities as such, has taken any action, directly or indirectly, that violated the FCPA. The Company has entered into written agreements with its agents, representatives, franchisees and distributors that require those parties to comply with the FCPA. There have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any payment that the FCPA prohibits, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund for use in making any such payments. As used in this Agreement, the “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended from time to time.

(s) State Takeover Statutes. Assuming the representations of Parent and Sub set forth in Section 3.02 are accurate, the approval of the Merger by the Board of Directors of the Company referred to in Section 3.01(d) constitutes the only action necessary to render inapplicable to this Agreement, the Merger, the other transactions contemplated by this Agreement and compliance with the terms of this Agreement, the restrictions on “business combinations” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement.

(t) Voting Requirements. Assuming the representations of Parent and Sub set forth in Section 3.02 are accurate, the Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

(u) Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Qatalyst Partners LP, the fees and expenses of which will be paid by the Company or one or more of its Subsidiaries, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent complete and correct copies of all agreements under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

(v) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Qatalyst Partners LP, financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock (other than Parent or any affiliate of Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of the written opinion of Qatalyst Partners LP will be delivered to Parent promptly after receipt thereof by the Company.

SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

(a) Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as currently conducted. Parent has made available to the Company a copy of the certificate of incorporation and bylaws of Sub, as currently in effect.

(b) Authority; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not (i) violate or conflict with the Restated Certificate of Incorporation or Amended and Restated Bylaws of Parent or the Certificate of Incorporation or Bylaws of Sub, (ii) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, any Contract or Permit to or by which Parent or Sub is a party or bound or to or by which any of their respective properties or assets are subject or bound or otherwise under which Parent or Sub has rights or benefits, (iii) result in the creation of any Lien (other than Permitted Liens) in or upon any of the properties or assets of Parent or Sub or (iv) subject to the governmental filings and other matters referred to in the following sentence, violate or conflict with any Law (assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub) or Judgment, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement or the compliance by Parent and Sub with the provisions of this Agreement, except for (A) the filing of a premerger notification and report form under the HSR Act and the expiration or termination of the applicable waiting period thereunder, and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business and (C) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.

(c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has engaged in no business other than in connection with the Merger and the other transactions contemplated by this Agreement.

(e) Resources. Parent and Sub collectively have, and will have at the Effective Time and from time to time thereafter as required by this Agreement, access to sufficient cash resources to pay the amounts required to be paid by them under this Agreement, including payment in full of the Merger Consideration and the Warrant Cancelation Payments, and to pay all of their associated fees, costs and expenses.

(f) Ownership of Company Common Stock. None of Parent, Sub or any of their respective affiliates is, nor at any time during the last three years has been, an “interested stockholder” of the Company as such term is defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

(g) Broker’s Fees. Neither Parent nor Sub has employed any financial advisor, broker or finder, other than Goldman, Sachs & Co., in a manner that would result in any liability of the Company for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated hereby.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter or as needed to comply with applicable Law, the Company shall, and shall cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable Laws and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of their present officers and employees, to preserve their assets and technology, their relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with them and to maintain their franchises, rights and Permits.

Without in any way limiting the generality of the foregoing paragraph, during the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent, as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter (with specific reference to the subsection of this Section 4.01 to which the information stated in such disclosure relates) or as needed to comply with applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (including any Stock Options, RSUs or Warrants, except pursuant to the forfeiture conditions of such Stock Options, RSUs or Warrants or the cashless exercise, net exercise or tax withholding provisions of such Stock Options, RSUs or Warrants, in each case only if and to the extent required by the terms of such awards or Warrants, as applicable, as in effect on the date of this Agreement) or (D) take any action that would result in any material amendment, modification or change of any term of any Indebtedness of the Company or any of its Subsidiaries;

(ii) issue, deliver, sell, pledge or otherwise encumber any (A) shares of its capital stock, other equity or voting interests, options, warrants, calls or rights to acquire any such shares or other securities or Equity Equivalents (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options, rights under the ESPP or Warrants and the settlement of RSUs, in each case outstanding as of the date of this Agreement and only if and to the extent required by the terms of the Company Stock Plans or the Warrants, as applicable, as in effect on the date of this Agreement and other than the grant of awards under Benefit Plans as permitted by clause (xii) of this Section 4.01(a)), or (B) securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or Equity Equivalents;

(iii) amend its certificate of incorporation or bylaws (or similar organizational documents);

(iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (B) any other asset or assets which, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $10,000,000;

(v) sell, lease, license, sell and lease back, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets (other than licenses of Intellectual Property, which is contemplated by clause (xi) of this Section 4.01(a)), except for (A) grants of nonexclusive licenses in the ordinary course of business consistent with past practice, (B) sales of inventory or used equipment in the ordinary course of business consistent with past practice and (C) Permitted Liens incurred in the ordinary course of business consistent with past practice;

(vi) (A) repurchase, prepay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than (1) the Company or any direct or indirect wholly owned Subsidiary of the Company and (2) advances of travel and similar expenses to employees;

(vii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, that in the aggregate are in excess of $10,000,000;

(viii) (A) pay, discharge, settle or satisfy any claims (including any claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other transaction contemplated by this Agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than (1) the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice, (2) the payment, discharge, settlement or satisfaction of claims, liabilities or obligations that do not involve a payment in excess of $5,000,000, (3) the payment of the fees and expenses of any accountants, financial advisors, consultants, legal counsel and other persons retained by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement and incurred by the Company or any of its Subsidiaries in connection with such transactions or (4) as required by their terms on the date of this Agreement, of claims, liabilities or obligations accrued in the most recent financial statements (including the notes thereto) included in the Filed SEC Documents (for amounts not in excess of such accruals) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, in each case, the payment, discharge, settlement or satisfaction of which does not include any material obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Closing Date, (B) waive, relinquish, release, grant, transfer or assign any right of material value (other than in connection with the settlement of delinquent accounts receivable in the ordinary course of business consistent with past practice) or (C) waive any material benefits of, or agree to modify in any material and adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to or by which the Company or any of its Subsidiaries is a party or bound;

(ix) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property or acquire any interest in real property;

(x) adopt, establish, terminate, amend or modify any policies or procedures, whether written or oral, with respect to the use or distribution by the Company or any of its Subsidiaries of any Public Software;

(xi) (A) terminate, amend, modify, renew, accelerate, cancel or waive any Material Contract or any material right under any Material Contract, which if so terminated, amended, modified, renewed, accelerated, canceled or waived would reasonably be expected to (1) adversely affect the Company and its Subsidiaries in any material respect when viewed in the aggregate, (2) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (3) prevent, materially impede or materially delay the consummation of the Merger or any of the other transactions contemplated hereby, (B) enter into any Contract that would be a Specified Contract of the type referred to in clauses (B), (C), (D) (other than Contracts solely between the Company and a wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company, and entered into in the ordinary course of business consistent with past practice), (H), (I), (J), (K) (other than Contracts entered into in the ordinary course of the Company’s or its Subsidiaries’ business development activities and consistent with past practice in which any “non-solicitation”, “no-hire” or similar provision (1) does not have a duration of greater than six months from the date of such Contract, (2) does not restrict or obligate Parent and (3) is no more restrictive of the Company and its Subsidiaries than the comparable provisions contained in the Confidentiality Agreement), (L) or (Q) of Section 3.01(i) if it had been entered into prior to the date of this Agreement or (C) other than in the ordinary course of business consistent with past practice, enter into any Contract or amendment thereof (1) that grants any person the right or ability to access, license or use any Intellectual Property of the Company or any of its Subsidiaries (it being understood that neither the Company nor any of its Subsidiaries grants any such right or ability with respect to any Patent in the ordinary course of business) or (2) pursuant to which the Company or any of its Subsidiaries has been granted any right or ability to access, license or use any Intellectual Property;

(xii) except as required to ensure that any Benefit Plan or Benefit Agreement as in effect on the date of this Agreement is not then out of compliance with applicable Law or as specifically required pursuant to this Agreement or such Benefit Plan or Benefit Agreement, (A) adopt, establish, enter into, terminate, amend or modify any Benefit Plan or Benefit Agreement, (B) increase in any manner the compensation or benefits of, or pay any bonus or award to, or grant any loan to, any Company Personnel, (C) pay or provide to any Company Personnel any compensation or benefit not provided for under a Benefit Plan or Benefit Agreement as in effect on the date of this Agreement, other than the payment of base cash compensation in the ordinary course of business consistent with past practice, (D) grant or amend any award under any Benefit Plan (including the grant or amendment of Stock Options, RSUs, stock appreciation rights, performance units, restricted shares, stock purchase rights or other equity or equity-based compensation) or remove or modify existing restrictions in any Benefit Plan or Benefit Agreement or awards made thereunder, (E) grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner the severance, separation, change in control, termination, retention or similar compensation or benefits of, any Company Personnel, (F) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or Benefit Agreement, (G) take any action to accelerate, or that could reasonably be expected to result in the acceleration of, the time of payment or vesting of any rights, compensation, benefits or funding obligations under any Benefit Plan or Benefit Agreement or otherwise or (H) make any material determination under any Benefit Plan or Benefit Agreement that is inconsistent with the ordinary course of business or past practice;

(xiii) form any Subsidiary of the Company;

(xiv) enter into any Contract containing any provisions having the effect of providing that the consummation of the Merger or the other transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancelation or material acceleration, or a loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company, Parent or any of their respective subsidiaries, or to any increased, guaranteed, accelerated or additional rights or entitlements of any person, except to the extent such conflicts, results, defaults, rights, losses or entitlements are required by applicable Law; or

(xv) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

(b) During the period from the date of this Agreement to the Effective Time, each of the Company and its Subsidiaries shall inform each patent pool, industry standards body, standard setting organization, industry or other trade association or similar organization that it becomes a member or promoter of, contributes to or makes any commitment or agreement regarding, that it does not, and, following the Closing, will not, have any right to grant or offer to any person any license or right to any of the Patents of Parent or any of its Subsidiaries.

(c) Parent shall consider in good faith any requests by the Company to consent to exceptions to the requirements set forth in the second paragraph of Section 4.01(a), it being understood and agreed that any decision by Parent to grant or withhold such consent shall be at the discretion of Parent and shall not be unreasonably delayed.

(d) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its Subsidiaries shall timely file all tax returns (“Post-Signing Returns”) required to be filed by each such entity (after taking into account any extensions), and all Post-Signing Returns shall be complete and correct in all material respects and shall be prepared on a basis consistent with the past practice of the Company and in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions); (ii) the Company and each of its Subsidiaries shall timely pay all taxes due and payable; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with GAAP and past practice for all taxes payable by the Company or any of its Subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its Subsidiaries will promptly notify Parent of any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any material amount of tax and will not settle or compromise any such suit, claim, action, investigation, proceeding or audit without Parent’s prior written consent; (v) none of the Company or any of its Subsidiaries will make or change any material tax election or materially amend any tax return without Parent’s written consent except for those elections listed on Section 4.01(d)(v) of the Company Letter; and (vi) the Company and each of its Subsidiaries will retain all books, documents and records necessary for the preparation of tax returns and reports and tax audits.

(e) Additional Tax Matters. The Company and each of its Subsidiaries shall cooperate, and, to the extent within its control, shall cause its respective affiliates, directors, officers, employees, contractors, consultants, agents, auditors and representatives reasonably to cooperate, with Parent in all tax matters, including by maintaining and making available to Parent and its affiliates all books and records relating to taxes.

SECTION 4.02. No Solicitation. (a) Notwithstanding any provision in this Agreement to the contrary, the Company shall not, nor shall it authorize or permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries to, directly or indirectly (and it shall instruct and cause each applicable Subsidiary, if any, to instruct each such director, officer, employee, investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries not to), (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any Takeover Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any representative thereof) any information with respect to, or otherwise cooperate in any way with any person (or any representative thereof) with respect to, any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal did not result from a breach of this Section 4.02 or any other provision of this Agreement, the Company may, and may permit and authorize its Subsidiaries and its representatives and its Subsidiaries’ representatives to, in each case subject to compliance with Section 4.02(c) and the other provisions of this Agreement, (A) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the Confidentiality Agreement dated as of December 12, 2010, between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”) (it being understood and agreed that such confidentiality agreement need not contain a “standstill” or other similar provision that prohibits such third party from making any Takeover Proposal); provided that all such information had been provided, or is concurrently provided, to Parent, and (B) participate in discussions or negotiations with, and only with, the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

For purposes of this Agreement, the term “Takeover Proposal” means any inquiry, proposal or offer from any person or group (other than Parent or Sub or any of their affiliates) relating to, or that could reasonably be expected to lead to, in one transaction or a series of transactions, any merger, consolidation, business combination, recapitalization, liquidation or dissolution involving the Company or any direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, license agreement (other than any license agreement entered into in the ordinary course of business consistent with past practice in connection with the sale of the products of the Company and its Subsidiaries) or similar transaction, of (i) assets or businesses that constitute or represent 20% or more of the total revenue, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, (ii) 20% or more of the outstanding shares of Company Common Stock or of any class of capital stock of the Company, or securities exchangeable for or convertible into 20% or more of the outstanding shares of Company Common Stock or of any class of capital stock of the Company, or (iii) 20% or more of any class of the outstanding equity of or voting interests in, or convertible debt or convertible securities convertible into 20% or more of any class of the equity of or voting interests in, any of the Subsidiaries of the Company directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (i) above.

For purposes of this Agreement, the term “Superior Proposal” means any bona fide written offer which did not result from a breach of Section 4.02(a) made by any person (other than Parent or Sub or any of their affiliates) that, if consummated, would result in such person (or, in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and which offer, in the good faith judgment of the Board of Directors of the Company (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel), (i) is more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Parent in writing in response to such offer or otherwise)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal (including the need for and contingency of any financing).

(b) Neither the Board of Directors of the Company nor any committee thereof shall (or shall agree or resolve to) (i) withdraw or modify in a manner adverse to Parent or Sub, or propose publicly to withdraw or modify in a manner adverse to Parent or Sub, the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger (any such action, resolution or agreement to take such action being referred to herein as an “Adverse Recommendation Change”), (ii) recommend, declare advisable or propose to recommend or declare advisable, the approval or adoption of any Takeover Proposal or resolve or agree to take any such action, or adopt or approve any Takeover Proposal, or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an “Acquisition Agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)), or resolve or agree to take any such action. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, (x) in response to an Intervening Event, effect an Adverse Recommendation Change; provided that the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law and (y) in response to a Superior Proposal that did not result from a breach of this Section 4.02, cause the Company to terminate this Agreement and concurrently enter into an Acquisition Agreement; and provided further that the Board of Directors of the Company may not (1) effect such an Adverse Recommendation Change or (2) terminate this Agreement pursuant to Section 7.01(f), unless (A) the Board of Directors of the Company shall have first provided prior written notice to Parent that it is prepared to, in the case of clause (1) above, effect an Adverse Recommendation Change in response to an Intervening Event (an

“Adverse Recommendation Change Notice”) (it being understood that an Adverse Recommendation Change Notice in and of itself shall not constitute an Adverse Recommendation Change), which notice shall attach information describing such Intervening Event in reasonable detail, or, in the case of clause (2) above, terminate this Agreement pursuant to Section 7.01(f) (a “Notice of Superior Proposal”) (it being understood that a Notice of Superior Proposal in and of itself shall not constitute an Adverse Recommendation Change), which notice shall attach the terms and conditions (including the most current version of any written agreement) relating to the transaction that constitutes such Superior Proposal, and (B) Parent does not make, within five business days after the receipt of such notice, a proposal in writing that would, in the good faith judgment of the Board of Directors of the Company (after consultation with a financial advisor of national reputation and outside legal counsel), (x) obviate the need for an Adverse Recommendation Change as a result of an Intervening Event or (y) cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal (it being understood and agreed that any amendment or modification of such Superior Proposal shall require a new Notice of Superior Proposal and a new three business day period), as applicable. The Company agrees that, during the five or three business day period, as applicable, prior to its effecting an Adverse Recommendation Change or terminating this Agreement pursuant to Section 7.01(f), the Company and its officers, directors and representatives shall negotiate in good faith with Parent and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent.

For purposes of this Agreement, the term “Intervening Event” means an event, development or change in circumstances occurring, arising or coming to the attention of the Board of Directors of the Company after the date of this Agreement and prior to obtaining the Stockholder Approval, which causes the Board of Directors of the Company to conclude in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that its failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that in no event shall the receipt, existence or terms of a Takeover Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

(c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall, as promptly as practicable and in any event within 24 hours after the receipt thereof, advise Parent orally and in writing of (i) any Takeover Proposal or any request for information or inquiry that the Company reasonably believes could lead to or contemplates a Takeover Proposal and (ii) the material terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent amendment or other modification to such material terms and conditions) and the identity of the person making any such Takeover Proposal, request or inquiry. Commencing upon the provision of any notice referred to above, the Company shall (A) keep Parent reasonably informed regarding the progress of negotiations concerning any Takeover Proposal, including causing its legal and financial advisors to confer on a daily basis (but for no more than one hour on each day, and at a time specified by the Company in a notice provided to Parent at least 8 hours in advance or at such other time as both Parties shall agree) with the legal and financial advisors to Parent if so requested by Parent by no later than 9:00 a.m., California time, on any given day (which shall include responding to any reasonable questions posed by the legal or financial advisors to Parent) regarding the material terms and status of such negotiations, (B) promptly advise Parent of any amendments as to price and other material terms of any such Takeover Proposal, request or inquiry and (C) promptly upon receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all drafts and final versions (and any amendments thereto) of transaction documents (including schedules of the Company, material exhibits, offer letters, bid letters and letters of intent) containing any material terms or conditions, in each case, relating to any such Takeover Proposal (including the financing thereof), and exchanged between the Company, its Subsidiaries or any of their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the one hand, and the person making a Takeover Proposal or any of its affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the other hand.

(d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a)

promulgated under the Exchange Act (including any “stop-look-and-listen” communication that contains only the information set forth in Rule 14d-9(f) promulgated under the Exchange Act) or (ii) making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with its outside legal counsel, failure to so disclose would be inconsistent with its obligations under applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b).

SECTION 4.03. Conduct by Parent. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company prior to such action or as specifically contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would reasonably be expected to result in (a) any representation and warranty of Parent or Sub set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified) or (b) any such representation and warranty that is not so qualified becoming untrue in any material respect.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01. Preparation of the Proxy Statement; Stockholders Meeting. (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall use its commercially reasonable efforts to cause the preliminary Proxy Statement to be cleared with the SEC as promptly as practicable after such filing. Notwithstanding anything contained in this Agreement to the contrary, absent any Legal Restraint that has the effect of preventing such action, the Company shall file with the SEC the definitive Proxy Statement, and shall cause the mailing of the definitive Proxy Statement to the stockholders of the Company, on or prior to the 10th calendar day (or, if such calendar day is not a business day, on the first business day subsequent to such calendar day) immediately following the date of filing of the preliminary Proxy Statement with the SEC. Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document, or respond to the SEC, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(b) The Company shall, as promptly as practicable after the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders, which meeting the Company shall, absent any

Legal Restraint that has the effect of preventing such action, cause to occur on the 20th calendar day (or, if such calendar day is not a business day, on the first business day subsequent to such calendar day) immediately following the date of mailing of the Proxy Statement (the “Stockholders Meeting”), for the purpose of obtaining the Stockholder Approval, unless this Agreement has been earlier terminated in accordance with its terms but otherwise regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred at any time; provided, however, that (i) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may extend the date of the Stockholders Meeting to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and the Company shall use its commercially reasonable efforts to obtain such a quorum as promptly as practicable and (ii) the Company may delay the Stockholders Meeting to the extent (and only to the extent) the Company reasonably determines that such delay is required by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement will be considered at the Stockholders Meeting. Subject to Section 4.02(b), (x) the Board of Directors of the Company shall recommend to holders of Company Common Stock that they adopt this Agreement and shall include such recommendation in the Proxy Statement and (y) the Company shall use its commercially reasonable efforts to solicit the Stockholder Approval. Unless this Agreement has been earlier terminated in accordance with its terms, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal. The Company shall provide updates to Parent with respect to the proxy solicitation for the Stockholders Meeting (including interim results) as reasonably requested by Parent.

(c) The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation by reference therein. Parent agrees that none of such information will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 5.02. Access to Information; Confidentiality. (a) The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent’s officers, employees, investment bankers, attorneys, accountants, consultants and other representatives and advisors reasonable access upon reasonable advance notice and during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, records, Contracts, Permits, documents, information, directors, officers and employees but only to the extent that such access does not unreasonably interfere with the business or operations of the Company and its Subsidiaries or violate applicable Law, and during such period the Company shall, and shall cause each of its Subsidiaries to, furnish to Parent any information concerning its business as Parent may reasonably request (including the work papers of the Company’s current and prior auditors). Following the date of this Agreement and prior to the Effective Time, Parent may (but shall not be required to), to the extent permitted by applicable Law, following reasonable notice to the Company, contact and interview any Company Personnel and review the personnel records and such other information concerning the Company Personnel as Parent may reasonably request. No investigation by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives and no other receipt of information by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision of this Agreement, or the obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement. Except as required by any applicable Law or Judgment, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company confidential in accordance with the Confidentiality Agreement.

(b) Subject to applicable law, the Company and Parent shall, and shall cause each of their respective Subsidiaries to, cooperate to ensure an orderly transition and integration process in connection with the Merger and the other transactions contemplated by this Agreement in order to minimize the disruption to, and preserve the value of, the business of the Surviving Corporation and its Subsidiaries.

SECTION 5.03. Commercially Reasonable Efforts; Consultation and Notice. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its commercially reasonable efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Article VI, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with, or notices to, Governmental Entities, if any), (iii) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Merger or the other transactions contemplated by this Agreement, (iv) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity or third party and (v) the obtaining of all necessary consents, approvals or waivers from any third party; provided, that none of the Company, Parent or Sub shall be required to make any payment to any such third party or concede anything of value to obtain such consents, approvals or waivers. In connection with and without limiting the generality of the foregoing, each of the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the Merger and the other transactions contemplated by this Agreement, take all actions necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Parent will use its reasonable efforts to litigate or participate in the litigation of any suit, claim, action, investigation or proceeding, whether judicial or administrative, brought by any Governmental Entity to accomplish the satisfaction of the conditions precedent set forth in Article VI. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or Sub be obligated to, and the Company and its Subsidiaries shall not without the prior written consent of Parent, agree or proffer to divest or hold separate, or enter into any licensing, business restriction or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective Subsidiaries. The Company and Parent shall provide such assistance, information and cooperation to each other as is reasonably required to obtain any such actions, nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, shall notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with, or notice to, such Governmental Entity.

(b) The Company and Parent shall promptly advise the other Party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) or Section 6.03(a), as the case may be, could not be satisfied or (ii) the failure of it (and, in the case of Parent, of Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it (and, in the case of Parent, of Sub) under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement. The Company and Parent shall, to the extent permitted by Law, promptly provide the other with copies of all filings made by such Party with any Governmental Entity, all correspondence or other communications sent by such Party to any Governmental Entity and all notices or other communications sent to such Party from any Governmental Entity, in each case, in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings, correspondence, notices or other communications, as applicable, that include confidential information not directly related to the transactions contemplated by this Agreement.

(c) The Company shall give Parent the opportunity to participate in the defense of any litigation against the Company or its directors relating to the Merger or the other transactions contemplated by this Agreement, and will obtain the prior written consent of Parent prior to settling or satisfying any such claim, it being understood and agreed that this Section 5.03(c) shall not give Parent the right to direct such defense.

(d) Concurrent with the execution and delivery of this Agreement by each of the Parties, Parent, as the sole stockholder of Sub, will adopt this Agreement.

SECTION 5.04. Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company as in effect on the date of this Agreement and set forth in Section 5.04 of the Company Letter shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect for at least six years following the Effective Time in accordance with their terms, and Parent shall cause the Surviving Corporation to comply with and honor the foregoing obligations; provided, however, that in the event the Surviving Corporation does not have the resources to honor the foregoing obligations, Parent shall honor such obligations. For the avoidance of doubt, the applicable rights of indemnification, advancement of expenses and exculpation contemplated by this Section 5.04(a) and pursuant to the terms of any certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries as in effect at or prior to the Effective Time shall not be impaired by any modification of such terms in any amendment or restatement of any such certificate of incorporation or bylaws (or comparable organizational documents) following the Effective Time (including in connection with the filing of the Certificate of Merger).

(b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent dissolves the Surviving Corporation then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.04.

(c) The Company shall obtain, or cause to be obtained, at Parent’s expense, as of the Effective Time a “tail” insurance policy with a claims period of six years from the Effective Time with respect to directors’ and officers’ liability insurance covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time on terms that are no less favorable than those of such policy of the Company in effect on the date of this Agreement, which insurance shall, prior to the Closing, be in effect and prepaid for such six-year period; provided that in no event shall Parent or the Surviving Corporation be required to pay or shall the Company be permitted to expend, with respect to the entire six-year period following the Effective Time, premiums for insurance under this Section 5.04(c) which in the aggregate exceed 200% of the aggregate premiums paid by the Company for the period from February 2010 to, and including, February 2011, for such purpose (which premiums for such period are hereby represented and warranted by the Company to be $479,738); provided that Parent shall nevertheless be obligated to provide such coverage, with respect to the entire six-year period following the Effective Time, as may be obtained for such 200% amount. For the avoidance of doubt, nothing in this Section 5.04(c) shall require Parent to make expenditures exceeding $959,476 in the aggregate. If requested by Parent, the Company shall issue a broker of record letter naming the insurance broker selected by Parent to effect such runoff coverage, and the Company shall provide all cooperation and information reasonably requested by Parent and the selected insurance broker with respect to the procurement of such runoff coverage.

(d) The provisions of this Section 5.04 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

SECTION 5.05. Fees and Expenses. (a) Except as expressly set forth in this Section 5.05, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that (i) (1) a Takeover Proposal has been privately made (whether or not conditional and whether or not withdrawn) to the Company after the date hereof (excluding solely for the purpose of this clause (1), a Takeover Proposal that is limited to an inquiry and does not constitute or lead to an offer or proposal) or (2) a Takeover Proposal has been publicly made or otherwise becomes publicly disclosed (whether or not conditional and whether or not withdrawn) to the Company or the stockholders of the Company or any person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal, and, in any such case, thereafter (A) this Agreement is terminated by the Company pursuant to Section 7.01(b)(i) (but only if the Stockholders Meeting and any adjournment or postponement thereof has not been held by the date that is five business days prior to the date of such termination) or either Parent or the Company pursuant to Section 7.01(b)(iii) and (B) prior to the date that is 12 months after such termination, (x) the Company or any of its Subsidiaries enters into any Acquisition Agreement with respect to any Takeover Proposal or (y) any Takeover Proposal is consummated (solely for purposes of this Section 5.05(b)(i)(B), the term “Takeover Proposal” shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 20% shall be deemed references to 50%), (ii) this Agreement is terminated by Parent pursuant to Section 7.01(c) or (iii) this Agreement is terminated by the Company pursuant to Section 7.01(f), then, in any such case, the Company shall pay Parent a fee equal to $103,700,000 (the “Termination Fee”) by wire transfer of same-day funds (A) in the case of a termination by the Company pursuant to Section 7.01(f), concurrently with such termination, (B) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and (C) in the case of a payment as a result of any event referred to in Section 5.05(b)(i)(B), no later than the first to occur of the events referred to in clauses (x) and (y) above, in each case to an account designated by Parent.

(c) The Parties acknowledge and agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(d) The Company acknowledges that the agreements contained in this Section 5.05 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.05 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.05, the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.05 at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made.

SECTION 5.06. Public Announcements. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the Parties. Except with respect to any action taken pursuant to Section 4.02 or Section 7.01, Parent and Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before making, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such reasonably practicable consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

SECTION 5.07. Resignation of Subsidiary Directors. At the Closing, if requested by Parent, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of any or all the directors of any Subsidiary of the Company, effective at the Effective Time.

SECTION 5.08. Sub Compliance. Parent shall cause Sub to comply with all of Sub’s obligations under this Agreement.

SECTION 5.09. Company Employees. (a) From the Closing Date until the first anniversary of the Closing Date, Parent shall provide Company and its Subsidiaries employees who remain employed by the Company or a Subsidiary after the Closing (each, a “Transferred Employee”) with reasonably comparable compensation (excluding any equity-based compensation) and benefits in the aggregate as those provided immediately prior to the Closing or those provided to similarly situated employees of Parent and its affiliates. Except (i) as otherwise set forth in this Section 5.09(a), (ii) for the purposes of any equity-based compensation and (iii) for the purposes of any “service awards”, each Transferred Employee shall be entitled to credit for eligibility and vesting purposes (but not benefit accrual purposes) under each of Parent’s Plans for all periods of service for which such Transferred Employee was granted credit under a similar plan in which such Transferred Employee was eligible to participate immediately prior to the Closing Date. For purposes of determining the severance, if any, entitlements of each Transferred Employee as of the Closing Date, Parent will take into account all service accrued by such Transferred Employee with the Company or any of its Subsidiaries as of immediately prior to the Closing Date; provided that the amount of severance entitlement in Korea shall be reduced by the severance benefit accrued by such Transferred Employee as of the Closing Date for service prior to the Closing Date that is required to be paid by applicable Law. With respect to any Parent’s Plan under which a Transferred Employee is entitled to medical, dental, hospitalization or other health insurance in the plan year in which the Closing Date occurs, to the extent permitted by applicable Law, Parent will grant each Transferred Employee credit for all co-payments and deductibles paid by such Transferred Employee in such year under a similar plan of the Company or a Subsidiary of the Company. Parent will ensure that such Parent’s Plans maintained in the United States will not impose any preexisting condition limitation under any medical, dental, health or other similar welfare plan in which Transferred Employees are entitled to participate that would exclude coverage under such plan for any claim of a Transferred Employee for which coverage would have been provided under the corresponding plan of the Company or a Subsidiary of the Company. With respect to Parent’s Plans maintained outside the United States, preexisting condition limitations will be determined in accordance with applicable Law. For purposes of this Section 5.09(a), the term “Parent’s Plan” means an employee benefit plan, program or arrangement maintained by Parent or its affiliates in which a Transferred Employee is or becomes eligible to participate following the Closing Date. The Company agrees to provide Parent with the information reasonably required by Parent to meet its obligations under this Section 5.09(a). The provisions of this Section 5.09(a) are for the sole benefit of the Parties hereto and nothing in this Section 5.09(a), express or implied, is intended or shall be construed to (A) constitute an amendment to any of the compensation and benefit plans, programs or arrangements maintained for or provided to Transferred Employees or any other employees of Parent prior to, on or following the Effective Time, or of the Company or Subsidiaries following the Effective Time, or impose an obligation on any of the Company or Parent or their affiliates to establish, continue, amend, terminate or otherwise take any action with respect to, or a prohibition from amending, suspending or terminating, any compensation or benefits plan, program or arrangement or (B) confer upon or give to any person, other than the Parties hereto, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 5.09(a)).

(b) Prior to the Effective Time, the Company shall take all of the actions set forth on Section 5.09(b) of the Company Letter.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver by the Company and Parent on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any other approval or waiting period under any other applicable competition, merger control, antitrust or similar Law shall have been obtained or terminated or shall have expired.

(c) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) that has the effect of prohibiting the consummation of the Merger shall be in effect.

SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in the second sentence of Section 3.01(g) of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date; (ii) the representations and warranties of the Company contained in the first and second sentences of Section 3.01(a) (as they relate to the Company), subclauses (i), (ii), (iv), (vi) and (vii) of Section 3.01(c), the first three sentences and subclause (A) of the fourth sentence of Section 3.01(d), Section 3.01(s), Section 3.01(t), Section 3.01(u) and Section 3.01(v) shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (unless such representation or warranty by its terms speaks as of a specified date, in which case as of such date); and (iii) all other representations and warranties of the Company contained in Section 3.01 of this Agreement, in each case, made as if none of such representations or warranties contained any qualification as to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (unless such representation or warranty by its terms speaks as of a specified date, in which case as of such date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) No Litigation. There shall not be pending any claim, suit, action or proceeding brought by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective affiliates of all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries, in each case as a result of or in connection with the Merger, (iii) seeking to directly or indirectly impose limitations on the ability of Parent or any of its Subsidiaries to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or any shares of common stock of the Surviving Corporation or any of Parent’s Subsidiaries, including the right to vote Company Common Stock or the shares of common stock of the Surviving Corporation or any of Parent’s Subsidiaries on all matters properly presented to the stockholders of the Company, the Surviving Corporation or any of Parent’s Subsidiaries, respectively, in each case, as a result of or in connection with the Merger or (iv) seeking to (A) directly or indirectly prohibit Parent or any of its affiliates from effectively controlling in any respect any of the business or operations of the Company or its or Parent’s Subsidiaries or (B) directly or indirectly prevent the Company or its or Parent’s Subsidiaries from operating any of their respective businesses in substantially the same manner as operated by the Company and its or Parent’s Subsidiaries prior to the date of this Agreement, in each case, as a result of or in connection with the Merger.

(d) Legal Restraint. No Legal Restraint that would reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of Section  6.02(c) shall be in effect.

SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct (as so qualified), and the representations and warranties of Parent and Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

(b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

SECTION 6.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03, or by such Party’s breach of any other provision of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained, upon written notice (other than in the case of Section 7.01(a) below) from the terminating Party to the non-terminating Party specifying the subsection of this Section 7.01 pursuant to which such termination is effected:

(a) by mutual written consent of Parent, Sub and the Company;

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated prior to June 5, 2011 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur prior to such date and such action or failure to act constitutes a breach of this Agreement unless such breach is incapable of being cured by the breaching Party by the date that is 45 business days after such breach; and provided further that, if on the Termination Date the conditions to the Closing set forth in Section 6.01(b), Section 6.01(c), Section 6.02(c) and Section 6.02(d) shall not have been satisfied but all other conditions to the Closing shall have been satisfied or shall be capable of being satisfied, then the Termination Date shall be October 5, 2011;

(ii) any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

(iii) the Stockholders Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

(c) by Parent, in the event an Adverse Recommendation Change has occurred;

(d) by Parent, if (i) the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (B) is incapable of being cured by the Company by the date that is 30 business days after such breach or failure or, if capable of being cured by the Company by such date, the Company does not commence to cure such breach or failure within 10 business days after its receipt of written notice thereof from Parent and diligently pursue such cure thereafter, or (ii) any Legal Restraint having any of the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable;

(e) by the Company, if Parent shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is incapable of being cured by Parent or Sub by the date that is 30 business days after such breach or failure or, if capable of being cured by Parent or Sub by such date, Parent or Sub, as the case may be, does not commence to cure such breach or failure within 10 business days after its receipt of written notice thereof from the Company and diligently pursue such cure thereafter; or

(f) by the Company, in accordance with the terms and subject to the conditions of Section 4.02(b); provided, however, that the Company shall not terminate this Agreement pursuant to this Section 7.01(f), and any purported termination pursuant to this Section 7.01(f) shall be void and of no force or effect, unless (i) concurrently with such termination, the Company enters into a definitive agreement with respect to the applicable Superior Proposal and (ii) the Company shall have complied with all of the provisions of Section 4.02 (including the notification provisions of such section) and all applicable requirements of Section 5.05(b) (including the payment of the Termination Fee concurrently with such termination).

SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of

Section 3.01(u), the last sentence of Section 5.02(a), Section 5.05, this Section 7.02 and Article VIII and except for any material breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which material breach and liability therefor shall not be affected by termination of this Agreement or any payment of the Termination Fee pursuant to Section 5.05(b)).

SECTION 7.03. Amendment. This Agreement may be amended by the Parties at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Stockholder Approval has been obtained, there shall be made no waiver that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party which specifically sets forth the terms of such extension or waiver. The failure or delay by any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any Party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

SECTION 8.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address for a Party as shall be specified by notice given in accordance with this Section 8.02):

if to Parent or Sub, to:

QUALCOMM Incorporated 5775 Morehouse Drive San Diego, CA 92121
Facsimile:	(858) 658-2500

Attention:	William E. Keitel
Executive Vice President and Chief Financial Officer

with a copy to: Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019
Facsimile:	(212) 474-3700

Attention:	Scott A. Barshay, Esq. Damien R. Zoubek, Esq.

if to the Company, to: Atheros Communications, Inc. 1700 Technology Drive San Jose, CA 95110
Facsimile:	(408) 773-9940

Attention:	Adam H. Tachner
Vice President and General Counsel

with a copy to: Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street Palo Alto, CA 94304
Facsimile:	(650) 233-4545

Attention:	Jorge del Calvo, Esq. Allison Leopold Tilley, Esq.

SECTION 8.03. Definitions. For purposes of this Agreement:

(a) “affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person;

(b) “Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking or license, whether oral or written, including all amendments thereto;

(c) “Copyrights” means all copyrights, copyrightable works (including all software, middleware and firmware), semiconductor topography, mask works and mask work rights, and applications for registration of any of the foregoing, including all rights of authorship, use, publication, publicity, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions and treaties, registered or unregistered;

(d) “Exchange Ratio” means a fraction, the numerator of which is the Merger Consideration and the denominator of which is the average closing price per share of Parent Common Stock on NASDAQ on the 20 trading days immediately preceding the date on which the Effective Time occurs;

(e) “Intellectual Property” means any and all of the following in any country: (a)(i) Issued Patents, (ii) Patent Applications, (iii) Trademarks, (iv) domain names and domain name registrations, (v) Copyrights, (vi) Trade Secrets, (vii) all other ideas, inventions, designs, manufacturing, operating and other specifications, technical data and information, and other intangible assets, intellectual properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights); or (b) any right (whether at law, equity by contract or otherwise) to use, practice or otherwise exploit any of the foregoing;

(f) “Issued Patents” means all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name, issued by the United States Patent and Trademark Office or any other applicable Governmental Entity, including design patents;

(g) as it relates to the Company, “knowledge” means, with respect to any matter in question, the actual knowledge, after reasonable inquiry and investigation, of the persons set forth in Section 8.03(g) of the Company Letter;

(h) “Liens” means all pledges, claims, liens, hypothecations, charges, options, security interests, covenants, licenses, patent non-assert obligations, grants of any immunity from litigation, restrictions, easements or other encumbrances of any kind or nature whatsoever;

(i) “Material Adverse Effect” shall mean any state of facts, change, development, event, effect, condition, occurrence, action or omission (each, an “Effect”) that, individually or in the aggregate, would reasonably be expected to (i) result in a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevent, materially impede or materially delay the consummation by the Company of the Merger; provided, however, that no Effect (either alone or in combination) resulting from any of the following shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur:

(i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world in which the Company and its Subsidiaries conduct business, or conditions in the global economy generally;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world in which the Company and its Subsidiaries conduct business, including (A) changes in interest rates in the United States or any other country or region in the world in which the Company and its Subsidiaries conduct business and changes in exchange rates for the currencies of any such countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world in which the Company and its Subsidiaries conduct business;

(iii) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business;

(iv) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

(v) earthquakes, hurricanes, tsunamis, tornados, floods, mudslides, wild fires or other natural disasters and other force majeure events in the United States or any other country or region in the world;

(vi) any changes in applicable Law (or the interpretation thereof) or changes in GAAP or other applicable accounting standards (or the interpretation thereof);

(vii) any changes resulting from the announcement of this Agreement and the transactions contemplated hereby due to (A) the identity of Parent, (B) any of the following as it relates to the identity of Parent: any lawsuit in respect of this Agreement or the transactions contemplated hereby, any loss of or change in a relationship, contractual or otherwise, with any customer, supplier, distributor or other business partner of the Company or any of its Subsidiaries or (C) the departure of any employee or officer of the Company or any of its Subsidiaries due to the identity of Parent or the terms or conditions of employment offers, or lack thereof, from Parent;

(viii) the outcome, results or progress of any claim, action, suit or judicial, administrative or regulatory proceeding or investigation set forth on Section 3.01(h) of the Company Letter or any indemnification or similar claims related to the foregoing;

(ix) any suit, claim, request for indemnification or proceeding brought by any current or former stockholders of the Company (on their own behalf or on behalf of the Company) for breaches of fiduciary duties, violations of the securities Laws or otherwise in connection with this Agreement or the transactions contemplated hereby; and

(x) any declines or other changes in the Company’s stock price or the trading volume of the Company’s stock or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or any failure by the Company to meet any internal budgets, projections, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of such decline, change or failure may be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur);

provided, that the effects resulting from or arising out of the matters described in clauses (i) through (vi) above do not disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the industries in which the Company and its Subsidiaries conduct business;

(j) “Off-the-Shelf Software” means any software (other than Public Software) that is generally and widely available to the public through regular commercial distribution channels and is licensed on a non-exclusive basis and that was obtained by the Company or any of its Subsidiaries in the ordinary course of business;

(k) “Patent Applications” means all published and all unpublished non-provisional and provisional patent applications, reexamination proceedings, invention disclosures, records of invention, applications for certificates of invention and priority rights, in any country and regardless of formal name, including substitutions, continuations, continuations-in-part, divisions, renewals, revivals, reissues, re-examinations and extensions thereof;

(l) “Patents” means the Issued Patents and the Patent Applications;

(m) “person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity;

(n) “Product(s)” means any and each of the products of the Company and its Subsidiaries (including all components, parts, integrated circuits or elements thereof, chemicals, compositions, tools, kits, software, firmware, middleware, databases, interfaces, systems, devices, hardware, equipment, other tangible items designed, developed, manufactured, assembled, sold, leased, installed, repaired, licensed or otherwise made available by the Company or any of its Subsidiaries or any services performed by the Company or any of its Subsidiaries), whether currently being distributed, currently under development, or otherwise anticipated to be distributed under any product “road map” of the Company or any of its Subsidiaries;

(o) “Public Software” means any software, libraries or other code that is licensed under or is otherwise subject to Open License Terms. The term “Open License Terms” means terms in any license, distribution model or other agreement for software, libraries or other code (including middleware and firmware) (a “Work”) which require, as a condition of use, reproduction, modification and/or distribution of the Work (or any portion thereof) or of any other software, libraries or other code (or a portion of any of the foregoing) in each case that is incorporated into or includes, relies on, linked to or with, derived from in any manner (in whole or in part), or distributed with a Work (collectively, “Related Software”), any of the following: (a) the making available of source code or any information regarding the Work or any Related Software; (b) the granting of permission for creating modifications to or derivative works of the Work or any Related Software; (c) the granting of a royalty-free license, whether express, implied, by virtue of estoppel or otherwise, to any person under Intellectual Property rights (including Patents) regarding the Work alone, any Related Software alone or the Work or Related Software in combination with other hardware or software; (d) the imposition of any restrictions on future Patent licensing terms, or other abridgement or restriction of the exercise or enforcement of any Intellectual Property rights through any means; (e) the obligation to include or otherwise communicate to other persons any form of acknowledgement and/or copyright notice regarding the origin of the Work or Related Software; or (f) the obligation to include disclaimer language, including warranty disclaimers and disclaimers of consequential damages. By means of example only, Open License Terms includes any versions of the following agreements, licenses or distribution models: (i) the GNU General Public License (GPL); (ii) Lesser/Library GPL (LGPL); (iii) the Common Development and Distribution License (CDDL); (iv) the Artistic License (including PERL); (v) the Netscape Public License; (vi) the Sun Community Source License (SCSL) or the Sun Industry Standards License (SISL); (vii) the Apache License; (viii) the Common Public License; (ix) the Affero GPL (AGPL); (x) the Berkley Software Distribution (BSD); (xi) the Mozilla Public License (MPL), or (xii) any licenses that are defined as OSI (Open Source Initiative) licenses as listed on the open source.org website. Software distributed under less restrictive free or open source licensing and distribution models such as those obtained under the MIT, Boost Software License, and the Beer-Ware Public Software licenses or any similar licenses, and any software that is a public domain dedication are also “Public Software”;

(p) “Registered Copyrights” means all Copyrights for which registrations have been obtained or applications for registration have been filed in the United States Copyright Office or any other applicable Government Entity;

(q) “Source Code” means the source code of any software or program (i.e., software code in its original, human readable, un-compiled, form), or any portion, aspect or segment of any source code, owned by or licensed to or otherwise used by the Company or any of its Subsidiaries;

(r) “Specified Quarter End Date” means March 23, 24 or 25, June 22, 23 or 24 or September 21, 22 or 23, 2011;

(s) a “Subsidiary” of any person means any other person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists;

(t) “Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods, processes and specifications, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including both source code and object code), databases, interfaces, computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection law; and

(u) “Trademarks” means, whether registered or unregistered, all (i) trademarks, service marks, marks, logos, insignias, designs, trade dress, other symbols, trade names and fictitious business names, (ii) applications for registration of trademarks, service marks, marks, logos, insignias, designs, trade dress, other symbols, trade names and fictitious business names, (iii) trademarks, service marks, marks, logos, insignias, designs, trade dress, other symbols, trade names and fictitious business names for which registrations have been obtained and (iv) all goodwill associated with each of the foregoing.

SECTION 8.04. Exhibits; Interpretation. The headings contained in this Agreement or in any Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section, Subsection or Exhibit, such reference shall be to a Section or Article of, or an Exhibit to, this Agreement unless otherwise indicated. For all purposes hereof, the terms “include”, “includes” and “including” shall be deemed followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”. Except as otherwise provided, whenever the words “made available to Parent” or similar words are used in this Agreement with respect to any documents or other information, such words shall mean that such documents or information were available to Parent prior to and through the date of this Agreement in the electronic dataroom maintained on behalf of the Company by Merrill Corporation Ltd. or otherwise provided to Parent prior to the execution of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) together with the Exhibits hereto and the Company Letter, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, and (b) except for the provisions of Section 5.04, is not intended to confer upon any person other than the Parties (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties, except that each of Parent, Sub and the Surviving Corporation may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment by Parent, Sub or the Surviving Corporation shall relieve Parent, Sub or the Surviving Corporation, as applicable, of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

SECTION 8.09. Consent to Jurisdiction; Service of Process; Venue. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or the Merger or any other transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the Parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Merger or any of the other transactions contemplated by this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, THE MERGER AND ANY OTHER TRANSACTION CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO HEREBY:

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR OTHER ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER;

(B) ACKNOWLEDGES THAT IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND THAT IT MAKES THIS WAIVER VOLUNTARILY; AND

(C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.10.

SECTION 8.11. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity. For the avoidance of doubt, any Party may contemporaneously commence an action for specific performance and seek any other form of remedy at Law or in equity that may be available for breaches under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby (including monetary damages).

SECTION 8.12. Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any Party to be valid and binding on the Parties, such consent or approval must be in writing and executed and delivered to the other Parties by a person duly authorized by such Party to do so.

SECTION 8.13. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

QUALCOMM INCORPORATED,

by	/s/ William E. Keitel
Name: William E. Keitel Title: Executive Vice President and Chief Financial Officer

T MERGER SUB, INC.,

by	/s/ William E. Keitel
Name: William E. Keitel Title: Executive Vice President and Chief Financial Officer

ATHEROS COMMUNICATIONS, INC.,

by	/s/ Craig H. Barratt
Name: Craig H. Barratt Title: President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SURVIVING CORPORATION

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is Qualcomm Networking and Connectivity, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock having the par value of $0.01 per share.

ARTICLE V

The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

Unless and except to the extent that the Bylaws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII

To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

ARTICLE IX

Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law. Any repeal or modification of this Article IX shall not adversely affect any right to indemnification of any person existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

Annex B

January 5, 2011

Board of Directors

Atheros Communications, Inc.

1700 Technology Drive

San Jose, CA 95110

Members of the Board:

We understand that Atheros Communications, Inc. (the “Company”), QUALCOMM Incorporated (“Parent”) and T Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Sub”), have entered into an Agreement and Plan of Merger, dated as of January 5, 2011 (the “Merger Agreement”), which provides, among other things, for the merger of Sub with and into the Company (the “Merger”). Pursuant to the Merger, the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of common stock, par value $0.0005 per share, of the Company (“Company Common Stock”), other than shares of Company Common Stock (i) that are owned as treasury stock by the Company immediately prior to the effective time of the Merger or (ii) as to which dissenters’ rights have been perfected, will be converted into the right to receive $45.00 in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock, other than Parent or any affiliate of Parent (the “Holders”), pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed the Merger Agreement and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain financial projections and operating data prepared by the management of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessments of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for rendering this opinion. We will also receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Qatalyst or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst or its affiliates; however, Qatalyst and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.

Qatalyst provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how any Holder should vote with respect to the Merger or any other matter and does not in any manner address the prices at which Company Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Holders pursuant to the Merger Agreement and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to such consideration.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

QATALYST PARTNERS LP

Annex C

GENERAL CORPORATION LAW OF DELAWARE

SECTION 262—APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Preliminary Proxy Material Subject to Completion

Proxy – Atheros Communications, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes and appoints CRAIG H. BARRATT AND JACK R. LAZAR, as Proxies with full power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Atheros Communications, Inc. (the “Company”) to be held a the Company’s offices at 1700 Technology Drive, San Jose, California on [            ], [            ], 2011 at [            ] a.m. Pacific Time, or at any postponement or adjournment thereof, and instructs said Proxies to vote as specified on the reverse side.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote for the proposals listed on the reverse side. If other matters than the proposals listed on the reverse side are presented at the Special Meeting, the Proxies will vote in accordance with their best judgment with respect those matters.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Electronic Voting Instructions

You can submit a proxy by Internet or telephone!

Proxies submitted by the Internet or telephone must be received by [            ], on [            ], 2011.

Submit a proxy by Internet:	Submit a proxy by telephone

[ ]	Call toll-free [ ]

The Board of Directors unanimously recommends a vote “FOR” the adoption of the merger agreement and a vote “FOR” Proposal 2.

1.	To adopt the Agreement and Plan of Merger (the “merger agreement”) with QUALCOMM Incorporated, a Delaware corporation (“Parent”), T Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company providing for the merger of Merger Sub with and into the Company, with the Company continuing as a wholly owned subsidiary of Parent.	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated:                             , 2011

Signature

Signature

Title(s)

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

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